     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 1998


                                                      REGISTRATION NO. 333-45611

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                               AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------


                             FINGERHUT MASTER TRUST
                  (Issuer with respect to Offered Securities)


                          FINGERHUT RECEIVABLES, INC.
                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)
                         ------------------------------

               DELAWARE                                  9999                                 41-1783128
   (State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. employer
    incorporation or organization)             Classification Code No.)                 identification number)

                                4400 BAKER ROAD
                                   SUITE F480
                              MINNETONKA, MN 55343
                                 (612) 936-5035
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                            MICHAEL P. SHERMAN, ESQ.
                                4400 BAKER ROAD
                              MINNETONKA, MN 55343
                                 (612) 932-3585
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------


                                               Copies to:
             ANDREW M. FAULKNER, ESQ.                                 LAURA PALMA, ESQ.
               SKADDEN, ARPS, SLATE,                             SIMPSON THACHER & BARTLETT
                MEAGHER & FLOM LLP                                  425 LEXINGTON AVENUE
                 919 THIRD AVENUE                                 NEW YORK, NEW YORK 10017
           NEW YORK, NEW YORK 10022-3897


                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of the Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______


    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______


    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                             PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES TO      AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING        REGISTRATION
            BE REGISTERED                 REGISTERED(1)        SECURITY(1)              PRICE(1)                FEE(2)
    % Asset Backed Securities, Series
  1998-2, Class A.....................     $337,500,000            100%               $337,500,000            $99,562.50
    % Asset Backed Securities, Series
  1998-2, Class B.....................     $51,136,000             100%               $51,136,000             $15,085.12
Total.................................     $388,636,000            100%               $388,636,000          $114,647.62(2)


(1) Estimated solely for the purposes of calculating the registration fee.


(2) $295 of which has previously been paid.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED APRIL 10, 1998


PROSPECTUS

FINGERHUT MASTER TRUST


$337,500,000    % ASSET BACKED SECURITIES, SERIES 1998-2, CLASS A
$51,136,000    % ASSET BACKED SECURITIES, SERIES 1998-2, CLASS B


FINGERHUT RECEIVABLES, INC.
Transferor

FINGERHUT NATIONAL BANK
Servicer


Each of the    % Asset Backed Securities, Series 1998-2, Class A (the "Class A
Securities"), and each of the    % Asset Backed Securities, Series 1998-2, Class
B (the "Class B Securities," and, together with the Class A Securities, the "Offered Securities"), will represent an undivided interest in the Fingerhut Master Trust (the "Trust") created pursuant to a Pooling and Servicing Agreement among Fingerhut Receivables, Inc., as transferor (the "Transferor"), Fingerhut National Bank, as servicer (the "Servicer"), and The Bank of New York (Delaware), as trustee (the "Trustee"). The Class B Securities will be subordinated to the Class A Securities as described in "Description of the Offered Securities--Subordination of the Class B Securities," "--Redirected Principal Collections," "--Application of Collections" and "--Series Charge-Offs." The property of the Trust includes Receivables generated from time to time in the ordinary course of business by Fingerhut National Bank and Fingerhut Corporation, all monies due or to become due in payment of such Receivables and the benefit of funds on deposit in the Excess Funding Account (as defined herein) and certain other accounts described herein.


                                                  (COVER CONTINUED ON NEXT PAGE)


POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 26 HEREIN.

        ---------------------------------------------------------------


THE OFFERED SECURITIES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF THE TRANSFEROR, FINGERHUT NATIONAL BANK, FINGERHUT COMPANIES, INC., FINGERHUT CORPORATION OR ANY AFFILIATE THEREOF. AN OFFERED SECURITY IS NOT A DEPOSIT AND NEITHER THE OFFERED SECURITIES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


 -----------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
 -----------------------------------------------------------------------------


                                                                               PROCEEDS TO
                                         PRICE TO           UNDERWRITING       THE
                                         PUBLIC(1)          DISCOUNT           TRANSFEROR(1)(2)
  PER CLASS A SECURITY                           %                  %                  %
  PER CLASS B SECURITY
  TOTAL                                  $                  $                  $



(1) Plus accrued interest, if any, from April   , 1998.



(2) Before deduction of expenses estimated to be $665,000.

--------------------------------------------------------------------------------


The Offered Securities are offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by the Underwriters, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to reject orders in whole or in part. It is expected that the
Offered Securities will be delivered in book-entry form on or about April   ,
1998 through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System, against payment therefor in immediately available funds.



Underwriters of the Class A Securities


CHASE SECURITIES INC.


             BANCAMERICA ROBERTSON STEPHENS



                         NATIONSBANC MONTGOMERY SECURITIES LLC



                                                                  UBS SECURITIES



Underwriter of the Class B Securities


CHASE SECURITIES INC.


The date of this Prospectus is April   , 1998

(CONTINUED FROM PREVIOUS PAGE)


    Concurrently with the issuance of the Offered Securities, the Trust will issue the Floating Rate Asset Backed Collateralized Trust Obligations, Series 1998-2 (the "Collateralized Trust Obligations"), which may be privately placed, and the Asset Backed Securities, Series 1998-2, Class D (the "Class D Securities," and, together with the Collateralized Trust Obligations and the Offered Securities, the "Securities" or the "Series 1998-2 Securities"), which will initially be retained by the Transferor. The Securities constitute "Series 1998-2". The Collateralized Trust Obligations will be subordinated to the Offered Securities and the Class D Securities will be subordinated to the Collateralized Trust Obligations and the Offered Securities as described in "Description of the Offered Securities--Subordination of Class B Securities," "--Redirected Principal Collections," "--Application of Collections" and "--Series Charge-Offs." The Transferor will own the remaining undivided interest in the Trust not represented by the Securities, any Participations or any other investor securities issued by the Trust, which retained interest will be represented by the Exchangeable Transferor Security (as defined herein). The Transferor from time to time may offer other series of securities that evidence interests in certain assets of the Trust by exchanging a portion of its interest in the Trust therefor. Only the Offered Securities are being offered hereby.



    Interest will accrue on the Class A Securities at the rate of     % per
annum (the "Class A Interest Rate"). Interest will accrue on the Class B
Securities at the rate of     % per annum (the "Class B Interest Rate").
Interest with respect to the Securities will be distributed on June 15, 1998 and on the 15th day of each month thereafter (or, if such 15th day is not a business day, the next succeeding business day) (each, a "Distribution Date"). Principal on the Class A Securities is scheduled to be distributed on each Distribution Date commencing on the Distribution Date in September 2002 but may be paid earlier under certain limited circumstances described herein. Principal on the Class B Securities is scheduled to be distributed on each Distribution Date commencing on the Distribution Date in December 2003 but may be paid earlier under certain limited circumstances described herein.



    Application has been made to list the Offered Securities on the Luxembourg Stock Exchange.



    There currently is no secondary market for the Offered Securities. The Underwriters expect, but are not obligated, to make a market in the Offered Securities, and there is no assurance that any such market will develop or continue.



    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED SECURITIES, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."



                           REPORTS TO SECURITYHOLDERS



    Unless and until Definitive Securities (as defined herein) are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Securities, pursuant to the Pooling and Servicing Agreement (as defined herein). See "Description of the Offered Securities--Book-Entry Registration," "--Reports to Securityholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither Fingerhut National Bank nor any successor servicer intends to send any of its financial reports to Securityholders or to the owners of beneficial interests in the Offered Securities ("Security Owners"). The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder for so long as the Offered Securities are outstanding.

                             AVAILABLE INFORMATION


    The Transferor, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission on behalf of the Trust with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a website at "http://www.sec.gov" that contains information regarding registrants that file electronically with the Commission. Periodic reports with respect to the Trust that have been filed under the Exchange Act and the rules and regulations of the Commission thereunder and other information filed by the Servicer can be inspected and copied at the public reference facilities maintained by the Commission referred to above.


                               OTHER INFORMATION

    Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Transferor or such Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.


    The distribution of this Prospectus and the offering of the Offered Securities in certain jurisdictions may be restricted by law. Persons into whose possession this Prospectus comes are required by the Underwriters to inform themselves about and to observe any such restrictions.



    The Transferor has taken all reasonable care to ensure that the information contained in this Prospectus is true and accurate in all material respects and that there are no material facts the omission of which would make misleading any statement herein, whether fact or opinion. The Transferor accepts responsibility accordingly.


    As used in this Prospectus, all references to "dollars" and "$" refer to United States dollars.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS


    Certain of the matters discussed herein under the captions "Fingerhut Corporation's and Fingerhut National Bank's Businesses," "The Receivables" and "Maturity Considerations" may constitute forward-looking statements within the meaning of Section 27A of the Securities Act. Such forward-looking statements may involve uncertainties and other factors that may cause the actual results and performance of the Trust and the Receivables to be materially different from future results or performance expressed or implied by such statements. Among others, factors that could adversely affect actual results and performance include economic conditions, declines in sales of merchandise and financial services products by Fingerhut Corporation, the ability of Fingerhut National Bank to change payment terms and collection policies, and potential changes in consumers' attitudes toward financing purchases with debt. See "Risk Factors."

                               PROSPECTUS SUMMARY


    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. CERTAIN CAPITALIZED TERMS USED HEREIN ARE DEFINED IN THE "GLOSSARY OF TERMS" OR ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT REQUIRES OTHERWISE, CERTAIN CAPITALIZED TERMS, WHEN USED IN THIS PROSPECTUS, RELATE ONLY TO THE SECURITIES AND NOT TO OTHER SECURITIES ISSUED BY THE TRUST WHICH MAY BE OUTSTANDING FROM TIME TO TIME.



Offered Securities..............  $337,500,000 aggregate principal amount of Class A
                                  Securities and $51,136,000 aggregate principal amount of
                                    Class B Securities are being offered hereby.

                                  The Offered Securities will be available for purchase in
                                    minimum denominations of $1,000 and in integral
                                    multiples of $1,000 in excess thereof. The Offered
                                    Securities will be issued in certificated registered
                                    form. See "Description of the Offered
                                    Securities--General."

                                  The Offered Securities represent the right to receive
                                    certain payments from the Trust only and do not
                                    represent interests in or recourse obligations of
                                    Fingerhut National Bank ("FNB"), Fingerhut Companies,
                                    Inc. ("FCI"), the Transferor, Fingerhut Corporation
                                    ("Fingerhut"), or any affiliate thereof.

                                  The Class B Securities will be subordinated to fund
                                    certain payments with respect to the Class A Securities
                                    as described herein. See "Description of the Offered
                                    Securities-- Subordination of the Class B Securities."

Other Securities................  $61,364,000 aggregate principal amount of Collateralized
                                  Trust Obligations, which may be privately placed, and
                                    $61,364,000 aggregate principal amount of Class D
                                    Securities, which will initially be retained by the
                                    Transferor, are being issued concurrently. The Trust has
                                    previously issued three other Series (the "Previously
                                    Issued Series") only one of which will remain
                                    outstanding after the issuance of the Securities.
                                    Concurrently with Series 1998-2, the Trust will issue
                                    Series 1998-1 Securities comprised of $337,500,000
                                    aggregate principal amount of    % Asset Backed
                                    Securities, Series 1998-1, Class A, $51,136,000
                                    aggregate principal amount of    % Asset Backed
                                    Securities, Series 1998-1, Class B, $61,364,000
                                    aggregate principal amount of Floating Rate Asset Backed
                                    Collateralized Trust Obligations, Series 1998-1, and
                                    $61,364,000 aggregate principal amount of Asset Backed
                                    Securities, Series 1998-1, Class D (collectively, the
                                    "Series 1998-1 Securities"). The Series 1998-1
                                    Securities, Class A and Class B, will be offered
                                    publicly concurrently herewith by means of a separate
                                    prospectus. The Series 1998-1 Securities, Collateralized
                                    Trust Obligations, may be privately placed and the
                                    Series 1998-1 Securities, Class D, will initially be
                                    retained by the Transferor. The Series 1998-1 Securities
                                    will rank PARI PASSU with the Series 1998-2 Securities.
                                    See "Annex I: Other Series" for a summary of the terms
                                    of these other Series which will be outstanding on the
                                    Closing Date. See also "Description of the

                                    Offered Securities--Other Series." The Transferor from
                                    time to time may create other Series that evidence
                                    interests in assets of the Trust (other than any
                                    Enhancement for, or Collections allocated initially to,
                                    any other Series), by exchanging a portion of the
                                    Exchangeable Transferor Security and satisfying certain
                                    conditions described herein. In addition, on the Closing
                                    Date the Trust will issue to FNB a Participation. See
                                    "Description of the Offered Securities--Exchanges" and
                                    "--Participations." Only the Offered Securities are
                                    being offered hereby.

Transferor......................  Fingerhut Receivables, Inc. is the Transferor. The
                                  principal executive offices of the Transferor are located
                                    at 4400 Baker Road, Suite F480, Minnetonka, MN 55343,
                                    telephone number (612) 936-5035. See "The Transferor and
                                    Related Parties-- Fingerhut Receivables, Inc."

Servicer........................  FNB is the Servicer. The principal executive offices of the Servicer are located at 3904 West Technology Circle,
                                    Suite 102, Sioux Falls, South Dakota 57106, telephone
                                    number (605) 362-2380. A substitute Servicer may be
                                    appointed in certain circumstances. FNB has delegated a
                                    substantial portion of its servicing duties to Fingerhut
                                    pursuant to a subservicing agreement. See "The
                                    Receivables--Servicing," "The Transferor and Related
                                    Parties-- Fingerhut National Bank" and "Description of
                                    the Offered Securities--Certain Matters Regarding the
                                    Transferor and the Servicer."

Trustee.........................  The Bank of New York (Delaware) is the Trustee. Under
                                  certain circumstances specified herein, the Transferor and the holders of the Securities will have the right to
                                    remove the Trustee. See "Description of the Offered
                                    Securities--The Trustee."

Trust...........................  Fingerhut Master Trust was formed pursuant to the Pooling and Servicing Agreement, which has been supplemented by
                                    the Supplements thereto relating to the Previously
                                    Issued Series and will be supplemented by the Series
                                    1998-2 Supplement relating to the Securities, the
                                    Supplement relating to the Series 1998-1 Securities, the
                                    Participation Supplement relating to the Participation
                                    to be issued to FNB on the Closing Date and the
                                    Supplements relating to any other Series that may be
                                    issued in the future and the Participation Supplements
                                    relating to any Participations that may be issued in the
                                    future. See "The Trust."

                                  As more fully described below and elsewhere herein, the
                                    Trust's assets include the Receivables and the proceeds
                                    thereof. Collections on the Receivables are deposited
                                    into the Collection Account maintained in the name of
                                    the Trust.

Trust Assets....................  The Trust assets include (i) all Receivables generated by
                                  FNB or one of its affiliates from time to time satisfying
                                    certain criteria described herein (see "Description of
                                    the Offered Securities-- Eligible Receivables"), (ii)
                                    all monies and investments due or to become due with
                                    respect thereto (including, without limitation, the
                                    right to any Finance Charge Receivables), (iii) all
                                    proceeds of

                                    such Receivables, (iv) all right, title, and interest of
                                    the Transferor in, to, and under the Purchase Agreements
                                    and the Bank Purchase Agreement with respect to
                                    Receivables arising under Eligible Accounts, (v) the
                                    benefit of funds on deposit in certain bank accounts
                                    maintained for the benefit of securityholders of each
                                    Series, including the Excess Funding Account, (vi) the
                                    benefit of funds on deposit in the Revolving Receivables
                                    Reserve Account and certain other bank accounts
                                    maintained for the benefit of the Securityholders, (vii)
                                    recoveries (net of collection expenses) on Receivables
                                    which were previously charged off as uncollectible
                                    ("Recoveries") and (viii) all proceeds of the foregoing.
                                    The Offered Securities will not have the benefit of any
                                    Enhancement other than the subordination of the Class B
                                    Securities, the Collateralized Trust Obligations and the
                                    Class D Securities for the benefit of each more senior
                                    Class of Securities as described herein. See
                                    "Description of the Offered Securities--Subordination of
                                    the Class B Certificates."

                                  On and after the Initial Closing Date and prior to January
                                    12, 1997, all Receivables that were transferred to the
                                    Trust by the Transferor were closed-end installment sale
                                    contracts originated by Fingerhut in connection with the
                                    sale of merchandise, financial service products or
                                    services. Such Receivables were sold by Fingerhut to the
                                    Transferor pursuant to the Fingerhut Purchase Agreement.
                                    Since January 12, 1997, FNB has been originating all
                                    receivables in connection with the sale of merchandise,
                                    financial service products and services by Fingerhut.
                                    These receivables, in the form of closed-end loans and
                                    revolving credit card loans extended by FNB under credit
                                    card accounts, have been sold on an ongoing basis by FNB
                                    to FCI pursuant to the Bank Purchase Agreement and, in
                                    the case of closed-end loans that are Eligible
                                    Receivables, have been sold by FCI to the Transferor
                                    pursuant to the FCI Purchase Agreement. Pursuant to the
                                    Pooling and Servicing Agreement, the Transferor
                                    automatically transfers to the Trust all of its right,
                                    title, and interest in and to the Receivables purchased
                                    by it pursuant to the Purchase Agreements, subject to
                                    certain restrictions on the automatic addition of new
                                    Obligors set forth herein. See "Risk Factors--Transfer
                                    of the Receivables; Insolvency Risk Considerations" for
                                    a discussion of certain legal considerations relating to
                                    such transfer. On March 18, 1998, the FCI Purchase
                                    Agreement and the Pooling and Servicing Agreement were
                                    amended to provide for the sale on an ongoing basis by
                                    FCI to the Transferor, and by the Transferor to the
                                    Trust, respectively, of the revolving credit card loans
                                    originated by FNB that are Eligible Receivables.

Receivables.....................  The Receivables consist of Closed End Receivables and
                                  Revolving Receivables. Receivables will not be Eligible
                                    Receivables and, therefore, will not be transferred to
                                    the Transferor and the Trust unless the Obligor thereof
                                    is a Back End Customer. Subject to

                                    certain restrictions on the addition of new Obligors set
                                    forth herein, all Receivables originated by FNB that are
                                    Eligible Receivables are purchased by the Transferor and
                                    thereafter automatically transferred to the Trust. The
                                    Transferor may elect at any time to suspend the
                                    automatic inclusion of receivables in accounts that
                                    would otherwise constitute Additional Accounts. See
                                    "Description of the Offered Securities--Addition of
                                    Trust Assets." The amount of Receivables fluctuates from
                                    day to day as new Receivables are generated and as
                                    existing Receivables are collected, written off as
                                    uncollectible, or otherwise adjusted.

                                  The Receivables consist of Principal Receivables and
                                    Finance Charge Receivables. "Finance Charge Receivables"
                                    include (i) with respect to consumer revolving credit
                                    card accounts, amounts billed from time to time to
                                    Obligors in respect of Periodic Finance Charges,
                                    overlimit fees, late charges, returned check fees,
                                    annual account fees or service charges, transaction
                                    charges and similar fees and charges (except for fees
                                    associated with ancillary products and services sold to
                                    Obligors) plus (ii) with respect to all Receivables,
                                    Recoveries, any other fees, other than prepaid insurance
                                    premiums, billed to Obligors, plus (iii) investment
                                    earnings on amounts credited to the Excess Funding
                                    Account, plus (iv) Discount Receivables. Discount
                                    Receivables are portions of the principal balance of
                                    Receivables which are recharacterized as Finance Charge
                                    Receivables based on a Discount Factor. The Discount
                                    Factor for Revolving Receivables generated in connection
                                    with sales by Fingerhut will initially be 9% and for
                                    Closed End Receivables generated in connection with
                                    sales by Fingerhut will initially be 25%. "Principal
                                    Receivables" are amounts payable by Obligors with
                                    respect to the Receivables other than such amounts that
                                    are Finance Charge Receivables or Default Amounts. See
                                    "Description of the Offered Securities--Finance Charge
                                    Collections; Principal Collections."

                                  Subject to the satisfaction of the Rating Agency
                                    Condition, Receivables originated by FNB or an affiliate
                                    of FNB other than in connection with the sale of
                                    merchandise or services by Fingerhut may be transferred
                                    to the Trust. These Receivables may be originated using
                                    criteria different from those applied, and may have
                                    different terms or characteristics than the Receivables
                                    originated, by FNB in connection with the sale of
                                    merchandise or services by Fingerhut. See "Description
                                    of the Offered Securities--Addition of Trust Assets."

                                  Subject to the satisfaction of the Rating Agency
                                    Condition, the Transferor may, but will not be obligated
                                    to, designate from time to time certain Accounts (the
                                    "Removed Accounts"), all Receivables in which shall be
                                    subject to removal from the Trust in an aggregate amount
                                    not greater than the lesser of (i) the excess of the
                                    Transferor Interest over the Minimum Transferor Interest
                                    and (ii) the excess of Aggregate Principal Receivables
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                                    over the Minimum Aggregate Principal Receivables as of
                                    the last day of the related Monthly Period; PROVIDED,
                                    HOWEVER, that there will be no more than one such
                                    removal with respect to any Monthly Period. See
                                    "Description of the Offered Securities-- Removal of
                                    Accounts."

Collections.....................  The Servicer is obligated to deposit all collections of
                                  Receivables, other than the portion of Collections
                                    allocable to Participations, in the Collection Account.
                                    Collections on the Receivables will be applied as
                                    collections of Principal Receivables or collections of
                                    Finance Charge Receivables in accordance with the
                                    definitions thereof. See "Description of the Offered
                                    Securities--Finance Charge Collections; Principal
                                    Collections." Finance Charge Collections and Principal
                                    Collections are applied on each business day to the
                                    Transferor Interest, the holders of any Participation
                                    and the respective interests of the securityholders of
                                    each Series issued and outstanding from time to time in
                                    accordance with the Pooling and Servicing Agreement and
                                    applicable Supplements. In general, in accordance with
                                    the provisions of the Pooling and Servicing Agreement
                                    and the applicable Supplements, (i) Finance Charge
                                    Collections and certain other amounts are applied on
                                    each business day to fund interest on the securities of
                                    any Series then outstanding, to pay certain fees and
                                    expenses, to cover Series default amounts, to reimburse
                                    Series charge-offs and to make required payments to the
                                    Transferor, and (ii) Principal Collections and certain
                                    other amounts are applied on each business day to fund
                                    principal on the securities of any Series then
                                    outstanding, except that during any revolving period
                                    applicable to a Series, Principal Collections otherwise
                                    applied for the benefit of the securityholders of such
                                    Series which are not redirected to cover amounts payable
                                    from Finance Charge Collections in the event of a
                                    shortfall thereof are paid to the holder of the
                                    Exchangeable Transferor Security or paid to the
                                    securityholders of any other Series then outstanding.
                                    See "Description of the Offered Securities--Application
                                    of Collections--Payment of Fees, Interest and Other
                                    Items."

Allocation of Trust Assets......  The right to receive payments from the Trust's assets will be allocated among the Class A Securityholders' Interest,
                                    the Class B Securityholders' Interest, the CTO
                                    Securityholders' Interest, the Class D Securityholders'
                                    Interest, the interest of the securityholders of the
                                    Previously Issued Series that remain outstanding and any
                                    other Series (including the interest of the
                                    securityholders of the Series 1998-1 Securities) issued
                                    pursuant to the Pooling and Servicing Agreement and
                                    applicable Supplements, the interest of the holders of
                                    any Participations and the Transferor Interest. The
                                    interest of the securityholders of any class of any
                                    Series in the assets of the Trust will be limited to the
                                    securityholders' interest for such class and Series, and
                                    such securityholders will not have any recourse against
                                    any assets of the Trust other than those allocated to
                                    such securityholders' interest pursuant to the Pooling
                                    and Servicing Agreement and
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                                    any applicable Supplement. The Transferor Interest
                                    represents the right to receive payments from the assets
                                    of the Trust not allocated to the securityholders'
                                    interest of any Series issued pursuant to the Pooling
                                    and Servicing Agreement and applicable Supplements or
                                    the interest of the holder of any Participation. The
                                    principal amount of the Transferor Interest will
                                    fluctuate as the amount of Receivables in the Trust, the
                                    invested amount of each Series (including any Series
                                    consisting of variable funding securities), the amount
                                    of any Participation and the amounts on deposit in the
                                    Excess Funding Account change from time to time. See
                                    "Description of the Offered Securities--General," "--
                                    Other Series," and "--Excess Funding Account."

                                  The Class A Securities will represent the right to receive payments of interest on the aggregate outstanding
                                    principal amount of the Class A Securities at the Class
                                    A Interest Rate and the payment of principal to the
                                    extent of the Class A Invested Amount (which may be less
                                    than the aggregate outstanding principal amount of the
                                    Class A Securities, in certain circumstances, if the
                                    Series Default Amount exceeds funds allocable thereto
                                    and the Class B Invested Amount, the CTO Invested Amount
                                    and the Class D Invested Amount are reduced to zero).
                                    See "Description of the Offered
                                    Securities--Subordination of the Class B Securities,"
                                    "--Allocation Percentages" and "--Series Charge-Offs."

                                  The Class B Securities will represent the right to receive payments of interest on the aggregate outstanding
                                    principal amount of the Class B Securities at the Class
                                    B Interest Rate and the payment of principal to the
                                    extent of the Class B Invested Amount (which may be less
                                    than the aggregate outstanding principal amount of the
                                    Class B Securities, in certain circumstances, if the
                                    Series Default Amount exceeds funds allocable thereto
                                    and the CTO Invested Amount and the Class D Invested
                                    Amount are reduced to zero). See "Description of the
                                    Offered Securities-- Subordination of the Class B
                                    Securities," "--Allocation Percentages" and "--Series
                                    Charge-Offs."

                                  The Collateralized Trust Obligations will represent the
                                    right to receive payments of interest on the aggregate
                                    outstanding principal amount of the Collateralized Trust
                                    Obligations at the CTO Interest Rate and the payment of
                                    principal to the extent of the CTO Invested Amount
                                    (which may be less than the aggregate unpaid principal
                                    amount of the Collateralized Trust Obligations, in
                                    certain circumstances, if the Series Default Amount
                                    exceeds funds allocable thereto and the Class D Invested
                                    Amount is reduced to zero). See "Description of the
                                    Offered Securities--Allocation Percentages" and
                                    "--Series Charge-Offs." The Collateralized Trust
                                    Obligations are not being offered hereby.

                                  The Class D Securities will represent the right to receive payments of principal to the extent of the Class D
                                    Invested Amount and, to the extent the Transferor
                                    assigns an interest rate (the "Class D
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                                    Interest Rate") to all or a portion of the Class D
                                    Securities, payments of interest at such rate on the
                                    Class D Securities or such portion thereof. The Class D
                                    Securities are not being offered hereby.

                                  The aggregate amount of Receivables in the Trust as of
                                    March 27, 1998 was $1,686,837,273, comprised of
                                    $417,752,162 of Finance Charge Receivables and
                                    $1,269,085,112 of Principal Receivables. As of March 27,
                                    1998, the Principal Receivables consisted of
                                    $240,526,025 of closed-end installment sale contracts
                                    originated by Fingerhut, $930,597,170 of closed-end
                                    credit card loans originated by FNB and $48,650,283 of
                                    revolving credit card loans originated by FNB. The
                                    "Initial Invested Amount" will be equal to the sum of
                                    (i) an amount equal to the initial principal amount of
                                    the Class A Securities; (ii) an amount equal to the
                                    initial principal amount of the Class B Securities;
                                    (iii) an amount equal to the initial principal amount of
                                    the Collateralized Trust Obligations; and (iv) an amount
                                    equal to the initial principal amount of the Class D
                                    Securities. The aggregate principal amount of the
                                    Securities, except as otherwise provided herein, will
                                    remain fixed at the Initial Invested Amount during the
                                    period beginning on the Closing Date and ending with the
                                    date on which the first principal payment is made with
                                    respect to the Securities during the Amortization
                                    Period. No payment of principal with respect to the
                                    Class B Securities may be made until the final principal
                                    payment of the Class A Invested Amount with respect to
                                    the Class A Securities has been made. No payment of
                                    principal with respect to the Collateralized Trust
                                    Obligations may be made until the final principal
                                    payment of the Class A Invested Amount with respect to
                                    the Class A Securities and the final principal payment
                                    of the Class B Invested Amount with respect to the Class
                                    B Securities have been made. During the Controlled
                                    Amortization Period, the Class D Invested Amount may be
                                    reduced and the amount of the Transferor Interest
                                    correspondingly increased concurrently with payments of
                                    principal for the benefit of the Offered Securities and
                                    the Collateralized Trust Obligations to an amount equal
                                    to the Stated Class D Amount. See "Description of the
                                    Offered Securities--Principal Payments."

                                  The Class A Securityholders' Interest, the Class B
                                    Securityholders' Interest, the CTO Securityholders'
                                    Interest, and the Class D Securityholders' Interest will
                                    each include the right to receive (but only to the
                                    extent needed to make required payments under the
                                    Pooling and Servicing Agreement) varying percentages of
                                    Finance Charge Collections and Principal Collections
                                    during each Monthly Period. Finance Charge Collections
                                    prior to the occurrence of a Pay Out Event, the Default
                                    Amount at all times, and Principal Collections during
                                    the Revolving Period will be applied on each business
                                    day for the benefit of the Series 1998-2
                                    Securityholders' Interest based on the Floating
                                    Percentage. On and after the date on which a Pay Out
                                    Event is deemed to occur,
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                                    Finance Charge Collections will be applied on each
                                    business day for the benefit of the Series 1998-2
                                    Securityholders' Interest based on the Fixed/Floating
                                    Percentage. During the Revolving Period, all Principal
                                    Collections that would otherwise be applied for the
                                    benefit of the Securityholders will be applied on each
                                    business day and paid to the holder of the Exchangeable
                                    Transferor Security (except for Shared Principal
                                    Collections used to make payments to other Series).
                                    During the Amortization Period, until the Class B
                                    Principal Payment Commencement Date, Principal
                                    Collections will be applied on each business day for the
                                    benefit of the Class A Securityholders' Interest based
                                    on the Fixed/Floating Percentage. On and after the Class
                                    B Principal Payment Commencement Date, Principal
                                    Collections will be applied on each business day for the
                                    benefit of the Class B Securityholders' Interest based
                                    on the Fixed/Floating Percentage. On and after the CTO
                                    Principal Payment Commencement Date, Principal
                                    Collections will be applied on each business day for the
                                    benefit of the CTO Securityholders' Interest based on
                                    the Fixed/Floating Percentage. See "Description of the
                                    Offered Securities--Allocation Percentages."

Exchanges.......................  The Pooling and Servicing Agreement provides that the
                                  Trustee may issue two types of securities, (i) investor
                                    securities in one or more Series, each of which may have
                                    multiple classes of securities of which one or more such
                                    classes may be transferable and (ii) the Exchangeable
                                    Transferor Security. In addition, the Trust may issue
                                    Participations representing participation interests in
                                    the assets of the Trust, as described below. The
                                    Exchangeable Transferor Security will evidence the
                                    Transferor Interest, will initially be held by the
                                    Transferor, and will be transferable only as provided in
                                    the Pooling and Servicing Agreement, including through
                                    the issuance of a Supplemental Security. See
                                    "Description of the Offered Securities-- Exchanges." The
                                    Pooling and Servicing Agreement also provides that,
                                    pursuant to any one or more Supplements, the Transferor
                                    may tender the Exchangeable Transferor Security or, if
                                    provided in the relevant Supplement, securities
                                    comprising any Series and the Exchangeable Transferor
                                    Security, to the Trustee in exchange for securities
                                    comprising one or more new Series and a reissued
                                    Exchangeable Transferor Security. However, at all times,
                                    the interest in the Principal Receivables in the Trust
                                    and amounts on deposit in the Excess Funding Account
                                    represented by the Transferor Interest must equal or
                                    exceed the Minimum Transferor Interest. Under the
                                    Pooling and Servicing Agreement, the Transferor may
                                    define, with respect to any new Series, the Principal
                                    Terms of such Series. See "Description of the Offered
                                    Securities--Exchanges." The Transferor may offer any
                                    Series for sale in transactions either registered under
                                    the Securities Act or exempt from registration
                                    thereunder, directly, through one or more underwriters
                                    or placement agents, in fixed-price offerings,
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                                    or in negotiated transactions or otherwise. The
                                    Transferor currently intends to offer, from time to
                                    time, additional Series issued by the Trust.

                                  Under the Pooling and Servicing Agreement, an Exchange of
                                    the Exchangeable Transferor Security for securities
                                    comprising one or more Series and a reissued
                                    Exchangeable Transferor Security may occur only upon
                                    delivery to the Trustee of the following: (i) a
                                    Supplement specifying the Principal Terms of each Series
                                    to be issued in connection therewith, (ii) the
                                    applicable enhancement, if any, (iii) the agreement, if
                                    any, pursuant to which the enhancement provider agrees
                                    to provide the enhancement, if any, (iv) a Tax Opinion,
                                    (v) an opinion of counsel to the effect that the
                                    securities of such Series will be characterized as
                                    indebtedness or as a partnership interest for Applicable
                                    Tax State income tax purposes under existing law or that
                                    the issuance of such Series will not materially
                                    adversely affect the Applicable Tax State income tax
                                    characterization of any outstanding Series or the
                                    taxability of the Trust under Applicable Tax State
                                    income tax laws, (vi) written confirmation from each
                                    Rating Agency that the Exchange will not result in the
                                    Rating Agency reducing or withdrawing its original
                                    rating on any then outstanding Series rated by it, (vii)
                                    an officer's certificate of the Transferor stating that,
                                    after giving effect to such Exchange, the Transferor
                                    Interest would be at least equal to the Minimum
                                    Transferor Interest, and (viii) the existing
                                    Exchangeable Transferor Security and, if applicable, the
                                    existing securities representing the Series to be
                                    exchanged. See "Description of the Offered Securities--
                                    Exchanges."

Participations..................  The Pooling and Servicing Agreement provides that the
                                  Transferor may direct the Trustee to issue on behalf of
                                    the Trust one or more participation interests in the
                                    assets of the Trust or in any portion thereof (each
                                    interest, a "Participation"), the terms of which shall
                                    be defined in a supplement to the Pooling and Servicing
                                    Agreement (a "Participation Supplement"), which shall
                                    include, among other things, a conveyance to the holder
                                    of the Participation of all right, title and interest of
                                    the Trust in a specified percentage of the Receivables.
                                    The Trustee shall deliver the Participation to or upon
                                    the order of the Transferor upon the satisfaction of the
                                    Rating Agency Condition and certain other conditions
                                    described herein under "Description of the Offered
                                    Securities--Participations."

Interest........................  Each Class A Security represents the right to receive interest accruing from the Closing Date at the rate equal
                                    to    % per annum (such rate, the "Class A Interest
                                    Rate"). Each Class B Security represents the right to
                                    receive interest accruing from the Closing Date at the
                                    rate equal to    % per annum (such rate, the "Class B
                                    Interest Rate" and together with the Class A Interest
                                    Rate sometimes referred to as an "Interest Rate" and
                                    collectively as the "Interest Rates"). Interest on the
                                    Offered
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                                    Securities will be payable on June 15, 1998, and on each
                                    Distribution Date thereafter, in an amount equal to (i)
                                    with respect to the Class A Securities, one-twelfth of
                                    the product of (a) the Class A Interest Rate and (b) the
                                    outstanding aggregate principal amount of the Class A
                                    Securities as of the close of business on the first day
                                    of such Interest Accrual Period (or in the case of the
                                    first Distribution Date, the initial principal amount of
                                    the Class A Securities) and (ii) with respect to the
                                    Class B Securities, one-twelfth of the product of (a)
                                    the Class B Interest Rate and (b) the Class B Invested
                                    Amount as of the close of business on the first day of
                                    such Interest Accrual Period (or in the case of the
                                    first Distribution Date, the initial principal amount of
                                    the Class B Securities). Interest for the first
                                    Distribution Date will include accrued interest at the
                                    applicable Interest Rate from the Closing Date through
                                    June 14, 1998. Interest on the Offered Securities will
                                    be calculated on the basis of a 360-day year of twelve
                                    30-day months.

                                  On the Closing Date, the Transferor will make a deposit to the Interest Funding Account in an amount equal to
                                    $2,000,000.

                                  Interest payments on the Class A Securities on each
                                    Distribution Date will be funded from Available Series
                                    1998-2 Finance Charge Collections with respect to the
                                    preceding Monthly Period (or, with respect to the first
                                    Distribution Date, such Collections from and including
                                    the Closing Date to and including May 29, 1998), and
                                    from certain other funds allocated as set forth in the
                                    Pooling and Servicing Agreement to the Class A
                                    Securities, and deposited on each business day during
                                    such Monthly Period in the Interest Funding Account. See
                                    "Description of the Offered Securities--Interest
                                    Payments" and "--Application of Collections--Payment of
                                    Fees, Interest and Other Items."

                                  Subject to the prior payment of interest on the Class A
                                    Securities, interest payments on the Class B Securities
                                    on each Distribution Date will be funded from the
                                    portion of Available Series 1998-2 Finance Charge
                                    Collections with respect to the preceding Monthly Period
                                    (or, with respect to the first Distribution Date, such
                                    collections from and including the Closing Date to and
                                    including May 29, 1998), and from certain other funds
                                    allocated as set forth in the Pooling and Servicing
                                    Agreement to the Class B Securities, and deposited on
                                    each business day during such Monthly Period in the
                                    Interest Funding Account. See "Description of the
                                    Offered Securities--Interest Payments" and
                                    "--Application of Collections--Payment of Fees, Interest
                                    and Other Items."

Revolving Period................  The "Revolving Period" with respect to the Securities means the period from and including the Closing Date to,
                                    but excluding, the earlier of (a) the commencement of
                                    the Controlled Amortization Period and (b) the
                                    commencement of the Early Amortization Period. The
                                    Controlled Amortization Period with respect to the
                                    Securities is scheduled to begin at the close of
                                    business on the
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                                    last day of the July 2002 Monthly Period. During the
                                    Revolving Period, Principal Collections otherwise
                                    allocable to the Securityholders (other than any Shared
                                    Principal Collections paid to the holders of securities
                                    of other Series and any Redirected Principal
                                    Collections) will, subject to certain limitations, be
                                    paid from the Trust to the holder of the Exchangeable
                                    Transferor Security. See "Description of the Offered
                                    Securities--Pay Out Events" for a discussion of the
                                    events which might lead to the termination of the
                                    Revolving Period for the Securities prior to the end of
                                    the July 2002 Monthly Period.

Principal Payment; Controlled
  Amortization..................  Unless a Pay Out Event shall have occurred with respect to the Securities, during the period commencing with the
                                    August 2002 Monthly Period and ending with the October
                                    2003 Monthly Period, on each business day during such
                                    period, an amount equal to the lesser of (i) Available
                                    Series 1998-2 Principal Collections, and (ii) the Class
                                    A Controlled Amortization Amount for such Monthly Period
                                    plus any Class A Deficit Controlled Amortization Amount
                                    arising from prior Monthly Periods, will be deposited in
                                    the Principal Account. On any business day when the
                                    amount on deposit in the Principal Account equals or
                                    exceeds the Class A Controlled Distribution Amount for
                                    the related Distribution Date, the balance of all such
                                    funds remaining on deposit in the Collection Account
                                    will be treated as Shared Principal Collections and may
                                    be used to make payments on other Series or classes of
                                    such Series that may be accumulating principal or
                                    amortizing or paid to the holder of the Exchangeable
                                    Transferor Security. The funds on deposit in the
                                    Principal Account will be available to be paid to the
                                    Class A Securityholders on the September 2002
                                    Distribution Date and on each Distribution Date
                                    thereafter until the Class A Invested Amount is paid in
                                    full. If the funds available for distribution to the
                                    Class A Securityholders on the November 2003
                                    Distribution Date (the "Class A Expected Final Payment
                                    Date") are insufficient to pay the Class A Invested
                                    Amount in full, all such funds will be distributed to
                                    the Class A Securityholders at such time on a pro rata
                                    basis. Thereafter, until the Class A Invested Amount has
                                    been paid in full or the Termination Date has occurred,
                                    principal and interest payments will be made to Class A
                                    Securityholders monthly on each Distribution Date. No
                                    payment of principal to the Class B Securityholders will
                                    be made until the Class A Invested Amount has been paid
                                    in full. See "Description of the Offered
                                    Securities--Principal Payments."

                                  On and after the Class B Principal Payment Commencement
                                    Date, on each business day thereafter, an amount equal
                                    to the lesser of (i) Available Series 1998-2 Principal
                                    Collections, and (ii) the Class B Controlled
                                    Amortization Amount for such Monthly Period plus any
                                    Class B Deficit Controlled Amortization Amount arising
                                    from prior Monthly Periods, will be deposited in
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                                    the Principal Account. On any business day when the
                                    amount on deposit in the Principal Account equals or
                                    exceeds the Class B Controlled Distribution Amount for
                                    the related Distribution Date, the balance of all such
                                    funds remaining on deposit in the Collection Account
                                    will be treated as Shared Principal Collections and may
                                    be used to make payments on other Series or classes of
                                    such Series which may be accumulating principal or
                                    amortizing or paid to the holder of the Exchangeable
                                    Transferor Security. The funds on deposit in the
                                    Principal Account will be available to be paid to the
                                    Class B Securityholders on the Class B Principal Payment
                                    Commencement Date and on each Distribution Date
                                    thereafter until the Class B Invested Amount is paid in
                                    full. If the funds available for distribution to the
                                    Class B Securityholders on the February 2004
                                    Distribution Date (the "Class B Expected Final Payment
                                    Date") are insufficient to pay the Class B Invested
                                    Amount in full, all such funds will be distributed to
                                    the Class B Securityholders at such time on a pro rata
                                    basis. Thereafter, until the Class B Invested Amount has
                                    been paid in full or the Termination Date has occurred,
                                    principal and interest payments will be made to Class B
                                    Securityholders monthly on each Distribution Date. No
                                    payment of principal to the CTO Securityholders will be
                                    made until the Class B Invested Amount has been paid in
                                    full. See "Description of the Offered
                                    Securities--Principal Payments."

                                  Other Series offered by the Trust may or may not have
                                    amortization periods like the Amortization Periods for
                                    the Securities, and any such periods may have different
                                    lengths and begin on different dates than the
                                    Amortization Period described herein. Thus, certain
                                    Series may be in their revolving periods while others
                                    are in their amortization periods. In addition, other
                                    Series may allocate Principal Receivables based upon
                                    different investor percentages. See "Description of the
                                    Offered Securities--Exchanges" for a discussion of the
                                    potential terms of other Series. See "Annex I: Other
                                    Series" for a description of the terms of the Other
                                    Series that will remain outstanding upon the issuance of
                                    the Securities.

Early Amortization Period.......  During the Early Amortization Period, Principal
                                  Collections allocable to the respective Securityholders'
                                    Interest and certain other amounts (including Shared
                                    Principal Collections from any other Series, and amounts
                                    deposited in the Excess Funding Account) will no longer
                                    be reinvested in the Trust or otherwise used to maintain
                                    the Securityholders' Interest of such Series, but
                                    instead will be distributed as principal payments
                                    monthly on each Distribution Date beginning with the
                                    first Distribution Date following the Monthly Period in
                                    which a Pay Out Event occurs or is deemed to have
                                    occurred to the Class A Securityholders in respect of
                                    the Class A Invested Amount and, following the payment
                                    in full of the Class A Invested Amount, to the Class B
                                    Securityholders in respect of the Class B Invested
                                    Amount and, following the payment in full of the Class B
                                    Invested Amount, to
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                                    the CTO Securityholders in respect of the CTO Invested
                                    Amount and, following the payment in full of the CTO
                                    Invested Amount, to the Class D Securityholders until
                                    the Class D Invested Amount is paid in full. See
                                    "Description of the Offered Securities--Pay Out Events."

Shared Principal Collections....  To the extent that Principal Collections and other amounts that are initially applied for the benefit of the
                                    Securityholders' Interest are not needed to make
                                    payments to the Securityholders or required to be
                                    deposited in the Principal Account, they may be applied
                                    to cover principal payments due to or for the benefit of
                                    securityholders of another Series, including principal
                                    payments which the Transferor elects to make with
                                    respect to any Variable Funding Securities. Any such
                                    application will not result in a reduction in the
                                    Securityholders' Interest. In addition, Principal
                                    Collections and certain other amounts initially applied
                                    for the benefit of other Series, to the extent such
                                    collections are not needed to make payments to the
                                    securityholders of such other Series, and certain
                                    amounts that any Participation Supplements specify are
                                    to be treated as "Shared Principal Collections" may be
                                    applied to cover principal payments due to or for the
                                    benefit of the holders of the Securities. See
                                    "Description of the Offered Securities--Principal
                                    Payments" and "--Application of Collections."

Excess Funding Account..........  At any time at which the Transferor Interest is less than the Minimum Transferor Interest, funds (to the extent
                                    available therefor as described herein) otherwise
                                    payable to the Transferor will be deposited in the
                                    Excess Funding Account on each business day until the
                                    Transferor Interest is at least equal to the Minimum
                                    Transferor Interest. Funds on deposit in the Excess
                                    Funding Account may, at the option of the Transferor, be
                                    withdrawn and paid to the Transferor to the extent that
                                    on any day the Transferor Interest exceeds the Minimum
                                    Transferor Interest.

                                  The portion of any funds on deposit in the Excess Funding
                                    Account at the beginning of the Amortization Period that
                                    are allocable to Series 1998-2 will be deposited in the
                                    Principal Account and applied as Class A Principal for
                                    the next succeeding Distribution Date. In addition, no
                                    funds allocated to investor securities of any Series
                                    will be deposited in the Excess Funding Account during
                                    any amortization period or early amortization period
                                    with respect to such Series until the principal account
                                    for such Series for such Distribution Date has been
                                    fully funded or the investor securities of such Series
                                    have been paid in full. See "Description of the Offered
                                    Securities--Excess Funding Account."
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Distribution of Available Series 1998-2
  Finance Charge Collections............ Available Series 1998-2 Finance Charge
                                        Collections will be applied on each
                                          business day in a Monthly Period in
                                          the following order of priority:

                                        (i) an amount equal to the amount of
                                          Class A Monthly Interest and any
                                            overdue Class A Monthly Interest not
                                            previously deposited in the Interest
                                            Funding Account for such Monthly
                                            Period and interest on any overdue
                                            interest amounts will be deposited
                                            in the Interest Funding Account;

                                        (ii) an amount equal to the amount of
                                          Class B Monthly Interest and any
                                             overdue Class B Monthly Interest
                                             not previously deposited in the
                                             Interest Funding Account for such
                                             Monthly Period and interest on any
                                             overdue interest amounts will be
                                             deposited in the Interest Funding
                                             Account;

                                        (iii) an amount equal to the amount of
                                          CTO Monthly Interest and any overdue
                                              CTO Monthly Interest not
                                              previously deposited in the
                                              Interest Funding Account for such
                                              Monthly Period and interest on any
                                              overdue interest amounts will be
                                              deposited in the Interest Funding
                                              Account;

                                        (iv) an amount equal to the Monthly
                                          Servicing Fee plus any Monthly
                                             Servicing Fee that was due but not
                                             paid on any prior business day will
                                             be paid to the Servicer;

                                        (v) an amount equal to the Series
                                          Default Amount on such business day
                                            and, to the extent not previously
                                            paid, the Series Default Amount for
                                            each prior business day in such
                                            Monthly Period will be (a) during
                                            the Revolving Period, treated as
                                            Shared Principal Collections and (b)
                                            during the Amortization Period,
                                            treated as Available Series 1998-2
                                            Principal Collections for the
                                            benefit of the Securities;

                                        (vi) an amount equal to the Series
                                          1998-2 Percentage of any Adjustment
                                             Payment which the Transferor is
                                             required but failed to make
                                             pursuant to the Pooling and
                                             Servicing Agreement will be (a)
                                             during the Revolving Period,
                                             treated as Shared Principal
                                             Collections and (b) during the
                                             Amortization Period, treated as
                                             Available Series 1998-2 Principal
                                             Collections for the benefit of the
                                             Securities;

                                        (vii) an amount equal to unreimbursed
                                          Class A Charge-Offs will be (a) during
                                              the Revolving Period, treated as
                                              Shared Principal Collections or
                                              (b) during the Amortization
                                              Period, treated as Available
                                              Series 1998-2 Principal
                                              Collections for the benefit of the
                                              Securities;

                                        (viii) an amount equal to the accrued
                                          and unpaid interest on the outstanding
                                               aggregate principal amount of the
                                               Class B Securities not previously
                                               deposited in the Interest Funding
                                               Account for such Monthly Period
                                               will be deposited in the Interest
                                               Funding Account;
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                                       17
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                                        (ix) an amount equal to the accrued and
                                          unpaid interest on the outstanding
                                             aggregate principal amount of the
                                             Collateralized Trust Obligations
                                             not previously deposited in the
                                             Interest Funding Account for such
                                             Monthly Period will be deposited in
                                             the Interest Funding Account;

                                        (x) an amount equal to unreimbursed
                                          Class B Charge-Offs will be (a) during
                                            the Revolving Period, treated as
                                            Shared Principal Collections and (b)
                                            during the Amortization Period,
                                            treated as Available Series 1998-2
                                            Principal Collections for the
                                            benefit of the Securities;

                                        (xi) an amount equal to unreimbursed CTO
                                          Charge-Offs will be (a) during the
                                             Revolving Period, treated as Shared
                                             Principal Collections and (b)
                                             during the Amortization Period,
                                             treated as Available Series 1998-2
                                             Principal Collections for the
                                             benefit of the Securities;

                                        (xii) an amount equal to unreimbursed
                                          Class D Charge-Offs will be (a) during
                                              the Revolving Period, treated as
                                              Shared Principal Collections and
                                              (b) during the Amortization
                                              Period, treated as Available
                                              Series 1998-2 Principal
                                              Collections for the benefit of the
                                              Securities;

                                        (xiii) an amount equal to the accrued
                                          and unpaid interest on the outstanding
                                               aggregate principal amount of the
                                               Class D Securities not previously
                                               deposited in the Interest Funding
                                               Account for such Monthly Period
                                               plus any additional interest (to
                                               the extent permitted by
                                               applicable law) at the Class D
                                               Interest Rate on interest that
                                               was payable during a prior
                                               Monthly Period but was not
                                               deposited in the Interest Funding
                                               Account or paid to the Class D
                                               Securityholders will be deposited
                                               in the Interest Funding Account;

                                        (xiv) an amount equal to the excess, if
                                          any, of the Specified Revolving
                                              Receivables Reserve Amount over
                                              the amount then on deposit in the
                                              Revolving Receivables Reserve
                                              Account will be deposited in the
                                              Revolving Receivables Reserve
                                              Account;

                                        (xv) at the option of the Transferor, on
                                          and after the Defeasance Reserve
                                             Account Funding Date, but prior to
                                             the date on which a Defeasance
                                             occurs, an amount equal to the
                                             excess, if any, of the Required
                                             Defeasance Reserve Account Amount
                                             over the Available Defeasance
                                             Reserve Account Amount will be
                                             deposited in the Defeasance Reserve
                                             Account;

                                        (xvi) an amount equal to any amount
                                          required to be deposited in a reserve
                                              account established for the
                                              benefit of the Collateralized
                                              Trust Obligations will be
                                              deposited in such reserve account;

                                        (xvii) an amount designated by the
                                          Transferor in writing will be
                                               deposited in the Payment Reserve
                                               Account; and
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                                       18
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                                        (xviii) the remainder will be treated as
                                          Excess Finance Charge Collections. See
                                                "Description of the Offered
                                                Securities-- Application of
                                                Collections."

Coverage of Interest Shortfalls from
  Transferor Finance Charge
  Collections........................... If any amounts are on deposit in the
                                        Excess Funding Account on any business
                                          day, the Servicer will determine the
                                          amount (the "Negative Carry Amount"),
                                          if any, equal to the excess of (x) the
                                          product of (a) the Base Rate and (b)
                                          the product of (i) the amounts on
                                          deposit in the Excess Funding Account
                                          and (ii) the number of days elapsed
                                          since the previous business day
                                          divided by 360 over (y) the aggregate
                                          amount of all earnings since the
                                          previous business day available from
                                          the Cash Equivalents in which funds on
                                          deposit in the Excess Funding Account
                                          are invested. The Servicer will apply
                                          an amount equal to the lesser of (i)
                                          the Series 1998-2 Percentage of the
                                          Finance Charge Collections allocable
                                          to the Exchangeable Transferor
                                          Security ("Transferor Finance Charge
                                          Collections") on such business day and
                                          (ii) the Negative Carry Amount for
                                          such business day in the manner
                                          specified for application of Available
                                          Series 1998-2 Finance Charge
                                          Collections.

Revolving Receivables Reserve Account... The "Revolving Receivables Reserve
                                        Account" will be funded from Available
                                          Series 1998-2 Finance Charge
                                          Collections as described in clause
                                          (xiv) of "Distribution of Available
                                          Series 1998-2 Finance Charge
                                          Collections" up to an amount generally
                                          equal to the product of (x) the
                                          Floating Percentage and (y) 1% of the
                                          aggregate amount of Principal
                                          Receivables which are Revolving
                                          Receivables; provided, however, that
                                          such percentage may be reduced at the
                                          option of the Transferor at any time
                                          if the Rating Agency Condition shall
                                          have been satisfied. Funds on deposit
                                          in the Revolving Receivables Reserve
                                          Account will be withdrawn by the
                                          Servicer on each Transfer Date to the
                                          extent of any shortfalls in amounts to
                                          be paid or deposited as of the end of
                                          the day on the last business day of
                                          the preceding Monthly Period and will
                                          be applied as Available Series 1998-2
                                          Finance Charge Collections as if such
                                          amounts were available on the last
                                          business day of the preceding Monthly
                                          Period.

Sharing of Excess Finance Charge
  Collections........................... Finance Charge Collections on any
                                        business day in excess of the amounts
                                          necessary to make required payments on
                                          such business day will be applied to
                                          cover any shortfalls with respect to
                                          amounts payable from Finance Charge
                                          Collections allocable to any other
                                          Series then outstanding, pro rata
                                          based upon the amount of the
                                          shortfall, if any, with respect to
                                          such other Series. Any Excess Finance
                                          Charge Collections remaining after
                                          covering shortfalls with respect to
                                          all outstanding Series will be paid to
                                          the Transferor.
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                                       19
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Series Default Amount; Series
  Charge-Offs........................... A portion of all Receivables in
                                        Defaulted Accounts will be allocated to
                                          the Securityholders on each business
                                          day in an amount equal to the product
                                          of the Floating Percentage and the
                                          Default Amount on such business day
                                          (the "Series Default Amount"). If on
                                          any Determination Date the aggregate
                                          Series Default Amount and the Series
                                          1998-2 Percentage of unpaid Adjustment
                                          Payments, if any, for the preceding
                                          Monthly Period exceeds the aggregate
                                          amount of Available Series 1998-2
                                          Finance Charge Collections applied to
                                          the payment thereof as described in
                                          clauses (v) and (vi) of "Distribution
                                          of Available Series 1998-2 Finance
                                          Charge Collections," and the amount of
                                          (x) Transferor Finance Charge
                                          Collections and (y) Excess Finance
                                          Charge Collections, in each case to
                                          the extent applied to the payment
                                          thereof as described in "Coverage of
                                          Interest Shortfalls from Transferor
                                          Finance Charge Collections," and
                                          "Sharing of Excess Finance Charge
                                          Collections," respectively, and any
                                          Redirected Principal Collections
                                          applied with respect thereto, then the
                                          Class D Invested Amount will be
                                          reduced to the extent of such excess
                                          (but not in an amount greater than the
                                          sum of the remaining aggregate Series
                                          Default Amount and the remaining
                                          Series 1998-2 Percentage of unpaid
                                          Adjustment Payments for such Monthly
                                          Period).

                                        The Class D Invested Amount will
                                          thereafter be increased (but not in
                                          excess of the unpaid principal amount
                                          of the Class D Securities) on any
                                          business day by the amount of
                                          Available Series 1998-2 Finance Charge
                                          Collections applied for such purpose
                                          as described in clause (xii) of
                                          "Distribution of Available Series
                                          1998-2 Finance Charge Collections." If
                                          the Class D Invested Amount is reduced
                                          to zero, the CTO Invested Amount will
                                          be reduced by an amount equal to the
                                          amount by which such excess would have
                                          caused the Class D Invested Amount to
                                          be reduced below zero (but not in
                                          excess of the sum of the remaining
                                          aggregate Series Default Amount and
                                          the remaining Series 1998-2 Percentage
                                          of unpaid Adjustment Payments for such
                                          Monthly Period).

                                        The CTO Invested Amount will thereafter
                                          be increased (but not in excess of the
                                          unpaid principal amount of the
                                          Collateralized Trust Obligations) on
                                          any business day by the amount of
                                          Available Series 1998-2 Finance Charge
                                          Collections applied for that purpose
                                          as described in clause (xi) of
                                          "Distribution of Available Series
                                          1998-2 Finance Charge Collections." If
                                          the CTO Invested Amount is reduced to
                                          zero, the Class B Invested Amount will
                                          be reduced by an amount equal to the
                                          amount by which such excess would have
                                          caused the CTO Invested Amount to be
                                          reduced below zero (but not in excess
                                          of the sum of the remaining aggregate
                                          Series Default Amount and the
                                          remaining Series 1998-2 Percentage of
                                          unpaid Adjustment Payments for such
                                          Monthly Period). If and for so long as
                                          the CTO Invested Amount is reduced to
                                          zero, the Class B Securityholders will
                                          bear directly
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                                       20
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                                          the credit and other risks associated
                                          with their undivided interest in the
                                          Trust.

                                        The Class B Invested Amount will
                                          thereafter be increased (but not in
                                          excess of the unpaid principal amount
                                          of the Class B Securities) on any
                                          business day by the amount of
                                          Available Series 1998-2 Finance Charge
                                          Collections applied for that purpose
                                          as described in clause (x) of
                                          "Distribution of Available Series
                                          1998-2 Finance Charge Collections." If
                                          the Class B Invested Amount is reduced
                                          to zero, the Class A Invested Amount
                                          will be reduced by an amount equal to
                                          the amount by which such excess would
                                          have caused the Class B Invested
                                          Amount to be reduced below zero (but
                                          not in excess of the sum of the
                                          remaining aggregate Series Default
                                          Amount and the remaining Series 1998-2
                                          Percentage of unpaid Adjustment
                                          Payments for such Monthly Period). If
                                          and for so long as the Class B
                                          Invested Amount is reduced to zero,
                                          the Class A Securityholders will bear
                                          directly the credit and other risks
                                          associated with their undivided
                                          interest in the Trust.

                                        The Class A Invested Amount will
                                          thereafter be increased (but not in
                                          excess of the unpaid principal amount
                                          of the Class A Securities) on any
                                          business day by the amount of
                                          Available Series 1998-2 Finance Charge
                                          Collections applied for that purpose
                                          as described in clause (vii) of
                                          "Distribution of Available Series
                                          1998-2 Finance Charge Collections."
                                          See "Description of the Offered
                                          Securities--Series Charge-Offs."

Paired Series........................... Subject to satisfaction of the Rating
                                        Agency Condition, the Securities may be
                                          paired with one or more other Series
                                          or a portion of one or more other
                                          series issued by the Trust (each, a
                                          "Paired Series") at or after the
                                          Amortization Period Commencement Date
                                          but prior to the occurrence of a Pay
                                          Out Event. If a Paired Series is
                                          issued with respect to Series 1998-2,
                                          following the issuance of such Paired
                                          Series, as the Invested Amount is
                                          reduced, the invested amount of the
                                          Paired Series would increase by an
                                          amount that otherwise would have
                                          increased the Transferor Interest.
                                          Upon payment in full of Series 1998-2,
                                          the increase in the invested amount of
                                          the Paired Series will be equal to the
                                          amount of the Invested Amount paid to
                                          Securityholders of Series 1998-2 since
                                          the issuance of such Paired Series. If
                                          a Pay Out Event occurs with respect to
                                          any such Paired Series prior to the
                                          payment in full of the Securities, the
                                          final payment of principal to the
                                          Securityholders may be delayed. See
                                          "Description of the Offered
                                          Securities--Paired Series."

Subordination of the Class B Securities,
  the Collateralized Trust Obligations
  and the Class D Securities............ The Class B Securities will be subordinated as described herein to the
                                          extent necessary to fund payments of
                                          principal and interest on the Class A
                                          Securities. The Collateralized Trust
                                          Obligations will be subordinated as
                                          described herein to the extent
                                          necessary
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                                       21

                                          to fund payments of principal and
                                          interest on the Class A Securities and
                                          the Class B Securities. The Class D
                                          Securities will be subordinated as
                                          described herein to the extent
                                          necessary to fund payments of
                                          principal and interest on the Class A
                                          Securities, the Class B Securities and
                                          the Collateralized Trust Obligations.
                                          See "Description of the Offered
                                          Securities-- Subordination of the
                                          Class B Securities," "--Redirection of
                                          Cash Flows" and "--Redirected
                                          Principal Collections." If on any
                                          business day there is a positive Class
                                          A Required Amount, Class B Required
                                          Amount or CTO Required Amount, certain
                                          Principal Collections for such
                                          business day will be used to fund
                                          first the Class A Required Amount,
                                          second the Class B Required Amount and
                                          third the CTO Required Amount and the
                                          Invested Amounts of the Class D
                                          Securities, the Collateralized Trust
                                          Obligations or the Class B Securities
                                          may be reduced on the related
                                          Distribution Date as more fully
                                          described herein in "Description of
                                          the Offered Securities--Redirected
                                          Principal Collections." To the extent
                                          the Class B Invested Amount, the CTO
                                          Invested Amount or the Class D
                                          Invested Amount is reduced, the
                                          percentage of Finance Charge
                                          Collections applied for the benefit of
                                          the Series 1998-2 Securityholders, in
                                          subsequent Monthly Periods will be
                                          reduced. Moreover, to the extent the
                                          amount of such reduction in the Class
                                          B Invested Amount, the CTO Invested
                                          Amount, or the Class D Invested Amount
                                          is not reimbursed, the amount of
                                          principal distributable to the Class B
                                          Securityholders, the CTO
                                          Securityholders, or the Class D
                                          Securityholders, as applicable, from
                                          the Collection Account will be
                                          reduced. Principal payments with
                                          respect to the Class B Securities will
                                          not be made until the final payment of
                                          the Class A Invested Amount has been
                                          made to the Class A Securityholders.
                                          Principal payments with respect to the
                                          Collateralized Trust Obligations will
                                          not be made until the final payment of
                                          the Class A Invested Amount has been
                                          made to the Class A Securityholders
                                          and the final payment of the Class B
                                          Invested Amount has been made to the
                                          Class B Securityholders. During the
                                          Controlled Amortization Period, the
                                          Class D Invested Amount may be reduced
                                          and the amount of the Transferor
                                          Interest correspondingly increased
                                          concurrently with payments of
                                          principal to the Class A
                                          Securityholders, the Clasrityholders
                                          and the CTO Securityholders to an
                                          amount equal to the Stated Class D
                                          Amount. During the Early Amortization
                                          Period, principal payments with
                                          respect to the Class D Securities will
                                          not be made and, except as a result of
                                          Class D Charge-Offs or Redirected
                                          Principal Collections, the Class D
                                          Invested Amount will not be reduced to
                                          an amount equal to the Stated Class D
                                          Amount until the final payment of the
                                          Class A Invested Amount has been made
                                          to the Class A Securityholders, the
                                          final payment of the Class B Invested
                                          Amount has been made to the Class B
                                          Securityholders and the final payment
                                          of the CTO Invested Amount has been
                                          made to the CTO Securityholders. See
                                          "Description of the Offered
                                          Securities--Subordination of

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                                          the Class B Securities,"
                                          "--Redirection of Cash Flows" and
                                          "--Redirected Principal Collections."

Defeasance.............................. On the date during the Amortization
                                        Period that (v) an amount has been
                                          deposited (i) in the Defeasance
                                          Funding Account equal to the sum of
                                          the outstanding aggregate principal
                                          amount of the Class A Securities, the
                                          Class B Securities and the
                                          Collateralized Trust Obligations,
                                          which amount shall be invested in Cash
                                          Equivalents and (ii) in the Defeasance
                                          Reserve Account equal to or greater
                                          than the excess of the sum of the
                                          Class A Monthly Interest, the Class B
                                          Monthly Interest and the estimated CTO
                                          Monthly Interest over the estimated
                                          amount of investment earnings on
                                          amounts in the Defeasance Funding
                                          Account, as estimated by the
                                          Transferor, for each of the Monthly
                                          Periods during the period from the
                                          date of such deposit to the Defeasance
                                          Funding Account through the CTO
                                          Expected Final Payment Date, (w) the
                                          Transferor shall have delivered to the
                                          Trustee an opinion of counsel to the
                                          effect that such deposit and
                                          termination of obligations will not
                                          result in the Trust being required to
                                          register as an "investment company"
                                          within the meaning of the Investment
                                          Company Act and an opinion of counsel
                                          to the effect that following such
                                          deposit none of the Trust, the
                                          Defeasance Reserve Account or the
                                          Defeasance Funding Account will be
                                          deemed to be an association (or
                                          publicly traded partnership) taxable
                                          as a corporation; (x) the Transferor
                                          shall have delivered to the Trustee a
                                          certificate of an officer of the
                                          Transferor stating that the Transferor
                                          reasonably believes that such deposit
                                          and termination of its obligations
                                          will not constitute a Pay Out Event or
                                          an event that, with the giving of
                                          notice or the lapse of time, would
                                          cause a Pay Out Event to occur; (y)
                                          the Rating Agency Condition has been
                                          satisfied and (z) the Transferor has
                                          satisfied certain other conditions,
                                          the Securities will no longer be
                                          entitled to the security interest of
                                          the Trust in the Receivables and other
                                          Trust assets (except those set forth
                                          above), and the percentages applicable
                                          to the rights of the Securityholders
                                          to Principal Collections, Finance
                                          Charge Collections and Default Amounts
                                          shall be reduced to zero. Upon the
                                          satisfaction of the foregoing
                                          conditions, the Class D Invested
                                          Amount shall be reduced to zero. See
                                          "Description of the Offered
                                          Securities--Defeasance."

Optional Repurchase..................... The Class A Securities, the Class B
                                        Securities and the Collateralized Trust
                                          Obligations will be subject to
                                          optional repurchase by the Transferor
                                          on any Distribution Date if on such
                                          Distribution Date the sum of the Class
                                          A Invested Amount, the Class B
                                          Invested Amount and the CTO Invested
                                          Amount would be reduced to an amount
                                          less than or equal to 10 percent of
                                          the sum of the initial Class A
                                          Invested Amount, the initial Class B
                                          Invested Amount and the initial CTO
                                          Invested Amount, if certain conditions
                                          set forth in the Pooling and Servicing
                                          Agreement are met. The repurchase
                                          price will be equal to the sum of the
                                          Class A Invested Amount, the Class B
                                          Invested
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                                       23
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                                          Amount and the CTO Invested Amount
                                          that would be remaining on such date
                                          after giving effect to any payments on
                                          such date plus accrued interest which
                                          would otherwise remain unpaid on the
                                          Class A Securities, the Class B
                                          Securities and the Collateralized
                                          Trust Obligations through the day
                                          preceding the Distribution Date on
                                          which the repurchase occurs. See
                                          "Description of the Offered
                                          Securities--Final Payment of
                                          Principal; Termination."

Tax Status.............................. In the opinion of Special Tax Counsel, the Class A Securities and the Class B
                                          Securities will be characterized as
                                          debt for federal income tax purposes.
                                          Under the Pooling and Servicing
                                          Agreement, the Transferor, the
                                          Servicer, the Class A Securityholders
                                          and the Class B Securityholders, agree
                                          to treat the Class A Securities and
                                          the Class B Securities as debt for
                                          federal, state, and other tax
                                          purposes. See "Certain Federal Income
                                          Tax Consequences" for additional
                                          information concerning the application
                                          of federal income tax laws.

ERISA Considerations.................... Under a regulation issued by the U.S.
                                        Department of Labor (the "Plan Assets
                                          Regulation"), the Trust's assets would
                                          not be deemed "plan assets" of an
                                          employee benefit plan holding an
                                          interest in the Class A Securities or
                                          Class B Securities if such Class of
                                          Securities qualify as
                                          "publicly-offered securities" within
                                          the meaning of the Plan Assets
                                          Regulation. To qualify as
                                          "publicly-offered securities" within
                                          the meaning of the Plan Assets
                                          Regulation, certain conditions must be
                                          met, including that interests in such
                                          Class of Securities be held by at
                                          least 100 persons independent of the
                                          Transferor and each other upon
                                          completion of the public offering
                                          being made hereby. Although no
                                          assurance is given, the Class A
                                          Securities may be held by at least 100
                                          such persons, and the Transferor
                                          anticipates that the other conditions
                                          of the "publicly-offered security"
                                          exception contained in the Plan Assets
                                          Regulation will be met with respect to
                                          the Class A Securities. The Class A
                                          Securities may not be purchased by
                                          Plans subject to Title I of ERISA or
                                          Section 4975 of the Code if all of
                                          such conditions are not met. No
                                          monitoring or other measures will be
                                          taken to ensure that any such
                                          conditions will be met with respect to
                                          the Class A Securities. If the Trust's
                                          assets were deemed to be "plan assets"
                                          of such a plan, there is uncertainty
                                          whether existing exemptions from the
                                          "prohibited transaction" rules of the
                                          Employee Retirement Income Security
                                          act of 1974, as amended ("ERISA"),
                                          would apply to all transactions
                                          involving the Trust's assets. See
                                          "Employee Benefit Plan
                                          Considerations."

                                        The Class B Underwriter does not expect
                                          that the Class B Securities will be
                                          held by 100 or more independent
                                          investors and, therefore, do not
                                          expect that the Class B Securities
                                          will qualify as "publicly-offered
                                          securities" under the Plan Assets
                                          Regulation. Accordingly, the Class B
                                          Securities may not be acquired by
                                          employee benefit plan investors
                                          subject to Title I of ERISA or
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                                       24
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                                          Section 4975 of the Internal Revenue
                                          Code of 1986, as amended (the "Code")
                                          or any substantially similar federal,
                                          state or local law, including, but not
                                          limited to, as applicable, an
                                          insurance company general account.
                                          Each Security Owner of a Class B
                                          Security, by its acceptance thereof,
                                          will be deemed to have represented and
                                          warranted that it is not an employee
                                          benefit plan investor subject to Title
                                          I of ERISA of Section 4975 of the Code
                                          or any substantially similar federal,
                                          state or local law. See "Employee
                                          Benefit Plan Considerations."

Offered Security Ratings................ It is a condition to the issuance of the
                                        Class A Securities that they be rated
                                          "AAA" or its equivalent by at least
                                          one nationally recognized rating
                                          agency.

                                        It is a condition to the issuance of the
                                          Class B Securities that they be rated
                                          at least "A" or its equivalent by at
                                          least one nationally recognized rating
                                          agency.

Listing................................. Application has been made to list the
                                        Offered Securities on the Luxembourg
                                          Stock Exchange.
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                                       25

                                  RISK FACTORS

LIMITED LIQUIDITY


    There is currently no market for the Offered Securities. Each Underwriter expects to make a market in each Class of the Offered Securities purchased by it from the Transferor, but is not obligated to do so. There is no assurance that a secondary market will develop or, if it does develop, that it will provide Security Owners with liquidity of investment or that it will continue until the Offered Securities are paid in full.


LIMITED HISTORY FOR ORIGINATION OF REVOLVING LOANS


    FNB began originating revolving credit card loans in November 1996 and began originating closed-end loans in January 1997 and thus has limited underwriting experience. While Fingerhut originated closed-end installment sale contracts for more than 25 years, Fingerhut has not originated a significant amount of revolving credit card loans. As a result, FNB and its affiliates have very limited experience with respect to revolving credit card loans. However, the underwriting criteria being utilized by FNB in originating these Receivables are derived from the underwriting criteria utilized by Fingerhut prior to January 1997 in originating closed-end installment sale contracts. There can be no assurances that the performance of the revolving credit card loans originated by FNB will be comparable to the historical performance of the closed-end installment sale contracts originated by Fingerhut and FNB. See "Fingerhut Corporation's and Fingerhut National Bank's Businesses--Credit Management."


NON-RECOURSE TO TRANSFEROR, FCI, FNB, FINGERHUT OR AFFILIATES THEREOF


    No Securityholder will have recourse for distributions on its Securities to any assets of any of the Transferor (other than the Exchangeable Transferor Security, to the extent described herein), FCI, FNB, Fingerhut or any affiliates thereof. Consequently, Securityholders must rely solely upon payments on the Receivables for distributions of principal of and interest on the Securities. Furthermore, under the Pooling and Servicing Agreement, the Securityholders have an interest in the Receivables and Collections only to the extent of the Securityholders' Interest and, to the limited extent described herein, the Transferor Interest. Should the Offered Securities not be paid in full on a timely basis, Securityholders may not look to any assets of any of the Transferor (other than the Exchangeable Transferor Security, to the extent described herein), FCI, FNB, Fingerhut or any affiliates thereof to satisfy their claims.


TRANSFERS OF THE RECEIVABLES; INSOLVENCY RISK CONSIDERATIONS

    Under the Bank Purchase Agreement, FNB has represented and warranted to FCI, and, under the applicable Purchase Agreement, FCI and Fingerhut have represented and warranted to the Transferor, that the transfer of Receivables to FCI or the Transferor, is a valid sale and assignment. In addition, FNB, FCI, Fingerhut and the Transferor have agreed that if, notwithstanding their intent, the respective sales of Receivables to FCI and the Transferor, are not treated as sales, the Bank Purchase Agreement or the Purchase Agreement, as applicable, will be deemed to create a security interest in the Receivables. In a receivership or conservatorship of FNB or in a bankruptcy proceeding involving FCI or Fingerhut, if the conveyance of the Receivables is not treated as a sale, but is deemed to create a security interest in the Receivables, FCI's, or the Transferor's interest in the Receivables may be subject to tax or other governmental liens relating to FNB, FCI or Fingerhut, as applicable, arising before the subject Receivables came into existence and to certain administrative expenses of the receivership, conservatorship or bankruptcy proceeding. FNB, FCI and Fingerhut have taken or will take certain actions required to perfect the interest of FCI or the Transferor, as applicable, in the Receivables. If a bankruptcy trustee for FCI or Fingerhut, FCI or Fingerhut as debtor-in-possession, or a creditor of FCI or Fingerhut were to take the view that FCI or Fingerhut and the Transferor should be substantively consolidated or that the transfer of the Receivables from FCI to the Transferor, or from Fingerhut to the Transferor, respectively, should be recharacterized as a pledge of such Receivables, then delays in payments on the Offered Securities or (should the bankruptcy court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in such payments on such Securities could result.



    In addition, a conservator or receiver would have the power under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, FNB. However, notwithstanding the insolvency of, or the appointment of a receiver or conservator for, FNB, subject to certain qualifications, a valid perfected security interest of FCI in the Receivables should be enforceable (to the extent of FCI's "actual direct compensatory damages" (as described below)) and payments to FCI with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by such a conservator or receiver. If, however, the conservator or receiver were to assert that the security interest was unperfected or unenforceable, or were to require FCI to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to FNB as provided under FIRREA, delays in payments to the Trust and on the Securities and possible reductions in the amount of those payments could occur. In the event of a repudiation of obligations by a conservator or receiver, FIRREA provides that a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of the conservator or receiver (which in most cases are expected to include the outstanding principal on the Securities plus interest accrued thereon to the date of payment). The FDIC has not adopted a formal policy statement on payment of principal and interest on collateralized borrowings of banks that are repudiated. On April 10, 1990, the Resolution Trust Corporation ("RTC"), formerly a sister agency of the FDIC, adopted a statement of policy (the "RTC Policy Statement") with respect to the payment of interest on collateralized borrowings. The RTC Policy Statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. In one case involving the repudiation by the RTC of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine FCI's "actual direct compensatory damages" in the event a conservator or receiver of FNB repudiated the Bank Purchase Agreement, the amount paid to Securityholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Securities and the interest accrued thereon to the date of payment. See "Certain Legal Aspects of the Receivables-- Certain Matters Relating to Bankruptcy or Receivership."



    Although the Pooling and Servicing Agreement provides that the Transferor will transfer all of its right, title, and interest in and to the Receivables to the Trust, a court could treat such transactions as an assignment of collateral as security for the benefit of holders of securities issued by the Trust. It is possible that the risk of such treatment may be increased by the retention by the Transferor of the Exchangeable Transferor Security, the Class D Securities, each class of the Previously Issued Series, a class of the Series 1998-1 Securities and any other class of Securities that may be issued and retained by the Transferor. The Transferor represents and warrants in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor has taken and will take certain actions required to perfect the Trust's interest in the Receivables and warrants that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein, subject only to Permitted Liens. If the transfer of the Receivables to the Trust is deemed to create a security interest therein under the UCC, a tax or governmental lien on property of the Transferor arising before the Receivables came into existence may have priority over the Trust's interest in such Receivables. In the event of the insolvency of the Transferor, certain administrative expenses may also have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."


    To the extent that the Transferor is deemed to have granted a security interest in the Receivables to the Trust and such security interest was validly perfected before any insolvency of the Transferor and was not granted or taken in contemplation of insolvency or with the intent to hinder, delay, or defraud the Transferor or its creditors, such security interest should not be subject to avoidance in the event of insolvency or receivership of the Transferor, and payments to the Trust with respect to the Receivables should not be subject to recovery by a bankruptcy trustee or receiver of the Transferor. If, however, a bankruptcy trustee or receiver were to assert a contrary position, delays in payments on the Offered Securities and possible reductions in the amount of those payments could occur.



    In OCTAGON GAS SYSTEMS, INC. V. RIMMER, 995 F.2d 948 (10th Cir. 1993), CERT. DENIED, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If Fingerhut, FCI or the Transferor were to become subject to a bankruptcy proceeding or if FNB were to become subject to a receivership and a court were to follow the 10th Circuit's reasoning, Securityholders might experience delays in payment or possibly losses in their investment in the Securities. Counsel to the Transferor has advised the Transferor that the facts of OCTAGON are distinguishable from those in the sale transactions between FNB and FCI, FCI and the Transferor, Fingerhut and the Transferor and the Transferor and the Trust and the reasoning of the 10th Circuit appears to be inconsistent with established precedent and the UCC. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Receivership."



    If a receiver or conservator were appointed for the Servicer, and no Servicer Default other than such bankruptcy or receivership or insolvency of the Servicer exists, the bankruptcy trustee or receiver may have the power to prevent either the Trustee or the majority of the securityholders of all Series from effecting a transfer of servicing to a successor Servicer. If a bankruptcy trustee were appointed for the Transferor, causing a Pay Out Event with respect to all Series then outstanding, new Principal Receivables would not be transferred to the Trust pursuant to the Pooling and Servicing Agreement and the Trustee would sell the portion of the Receivables allocable in accordance with the Pooling and Servicing Agreement to each Series (unless holders of more than 50% of the principal amount of each class of each Series, excluding any class or portion thereof held by the Transferor, and the holders of any Supplemental Securities or any other interest in the Exchangeable Transferor Securities other than the Transferor instruct otherwise), thereby causing early termination of the Trust and a loss to the Securityholders if the net proceeds allocable to the Securityholders from such sale, if any, were insufficient to pay the Securityholders in full. The net proceeds of any such sale of the portion of the Receivables allocated in accordance with the Pooling and Servicing Agreement to Series 1998-2 will first be used to pay amounts due to the Class A Securityholders, will thereafter be used to pay amounts due to the Class B Securityholders, will thereafter be used to pay amounts due to the CTO Securityholders, and will thereafter be used to pay amounts due to the Class D Securityholders. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a bankruptcy trustee for the Transferor, the bankruptcy trustee may have the power to continue to require the Transferor to transfer new Receivables to the Trust and to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee for the Transferor may have the power to cause early payment of the Securities. In the event of an early payment of principal on the Securities, Securityholders may realize a lower yield on their reinvestment of such early payment and may be required to incur costs associated with reinvesting such funds. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Receivership."

CONSUMER AND DEBTOR PROTECTION LAWS


    The Accounts and the Receivables are subject to numerous federal and state consumer protection laws that impose requirements related to offering and extending credit. Any failure by the Servicer to comply with such legal requirements also could adversely affect the Servicer's ability to collect the full amount of the Receivables. The United States Congress and the states may enact laws and amendments to existing laws to further regulate consumer credit or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of collections.



    Receivables originated by Fingerhut were generated under the Minnesota "time-price" doctrine. Under this doctrine, the difference between the time price and cash price for the goods sold is not treated as interest subject to regulation under Minnesota's usury laws. In certain states, these Receivables are subject to regulations that limit maximum finance charges and require refunding of finance charges to customers under certain circumstances. Fingerhut believes that the time payment pricing and credit practices applicable to these Receivables are in compliance with applicable state requirements. On August 14, 1997, Fingerhut was served with a summons and class action complaint commenced in Minnesota District Court, Fourth Judicial District, on behalf of named plaintiffs in ten states. The alleged class consists of "Fingerhut customers whose contracts are declared by Fingerhut to be governed by Minnesota law." The complaint alleges violations of the usury law, deceptive trade practices and consumer fraud based on Fingerhut's use of the "time price" doctrine in its credit sales. Fingerhut has filed a motion for summary judgment. There can be no assurance that the outcome of such lawsuit will not be adverse to Fingerhut. The plaintiffs' claims are substantially identical to the claims asserted in an earlier case brought against Fingerhut in the same court. The court granted summary judgment in favor of Fingerhut in that case in March 1997. The plaintiffs in the earlier case did not appeal the summary judgment, and their counsel has refiled their claims on behalf of new members of the purported plaintiff class.


    Any change of law, including any changes to the "time-price" doctrine with retroactive application, negatively affecting the Receivables or FNB's credit practices could adversely affect the Servicer's ability to collect the full amount of the Receivables.


    Although the Transferor will make certain representations and warranties relating to the validity and enforceability of the Receivables, the Trustee will not make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects or compliance with such representations and warranties, or for any other purpose. In the event of a breach of certain representations and warranties, the Transferor may be obligated to accept the reassignment and transfer of the entire Trust portfolio. See "Description of the Offered Securities--Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."



    Application of federal and state bankruptcy and debtor relief laws to the obligations represented by the Receivables could adversely affect the interests of the Securityholders in the Receivables. See "Description of the Offered Securities--Defaulted Receivables; Dilution."


PAYMENTS AND MATURITY


    The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created or that any particular pattern of repayments will occur. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event and the commencement of the Early Amortization Period if, as a result, the Transferor Interest were reduced below the Minimum Transferor Interest or amounts in the Excess Funding Account result in significant Negative Carry Amounts. See "Maturity Considerations" and "Description of the Offered Securities--Pay Out Events" for a discussion of other Pay Out Events. If a Pay Out Event occurs, the Early Amortization Period will commence and the average life and maturity of the Offered Securities may be significantly reduced.

There can be no assurance in that event that the holders of the Offered Securities would be able to reinvest any accelerated distributions on account of such Offered Securities in other suitable investments having a comparable yield.



EFFECT OF SUBORDINATION OF CLASS B SECURITIES; PRINCIPAL PAYMENTS



    The Class B Securities will be subordinated in right of payment of principal to the payment of principal and interest on the Class A Securities. Payments of principal in respect of the Class B Securities will not commence until after the final principal payment with respect to the Class A Securities has been made and the Class A Invested Amount has been paid in full. Moreover, the Class B Invested Amount is subject to reduction on any Distribution Date if collections of Principal Receivables allocable to the Class B Securities are redirected to cover the Class A Required Amount or if the aggregate Series Default Amount and unpaid Adjustment Payments, if any, for each business day in the preceding Monthly Period exceeds the aggregate Available Series 1998-2 Finance Charge Collections applied to the payment thereof and is not funded from Excess Finance Charge Collections, Transferor Finance Charge Collections, CTO Redirected Principal Collections or Class D Redirected Principal Collections and the CTO Invested Amount and the Class D Invested Amount have been reduced to zero. If the Class B Invested Amount suffers such a reduction, Finance Charge Collections applicable to the Series 1998-2 Securityholders' Interest in future Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Securityholders will be reduced. See "Description of the Offered Securities--Allocation Percentages," "--Redirected Principal Collections," "--Series Charge-Offs" and "--Subordination of the Class B Securities."


EFFECT OF ADDITION OF TRUST ASSETS ON CREDIT QUALITY


    The Transferor automatically designates all Receivables that are Eligible Receivables to be conveyed to the Trust. Such additional Receivables may include receivables originated using criteria different from those which were applied to the Receivables existing on the Closing Date related to the Trust or to previously-designated Receivables, because such accounts were originated at a different date. Consequently, there can be no assurance that Receivables designated in the future will be of the same credit quality as previously-designated Receivables. In addition, subject to the satisfaction of certain conditions described herein, including satisfaction of the Rating Agency Condition, such additional Receivables may have been originated in connection with the sale of merchandise or services by an entity other than Fingerhut and may consist of receivables that have different terms or characteristics than the Receivables previously included in the Trust, including lower periodic rate finance charges and other fees and charges, or different payment rates and higher loss or delinquency experience, which may have the effect of reducing the average yield on the portfolio of accounts included in the Trust. See "Description of the Offered Securities--Addition of Trust Assets."


NEGATIVE CARRY

    Any amounts deposited in the Excess Funding Account subsequent to the Closing Date will result in a reduction of Portfolio Yield to the extent that the Cash Equivalents in which such amounts are invested earn a rate which is less than the effective yield from Finance Charge Receivables.

BASIS RISK


    Finance Charge Collections with respect to the Receivables include collections of amounts billed with respect to finance charges and fees and principal amounts discounted at designated rates. The revolving credit card loans in the Trust generally will have finance charges set at a variable rate above a designated prime rate or other designated index. It is anticipated that the revolving credit card loans will represent an increasing portion of the assets of the Trust. Closed End Receivables generated in connection with sales by

Fingerhut are discounted at a fixed rate of 25% and Revolving Receivables generated in connection with sales by Fingerhut are discounted at a fixed rate of 9%. If there is a decline in the designated prime rate or other designated index applicable to the revolving credit card loans in the Trust or a decline in the payment rate, the amount of Finance Charge Collections on the Receivables may be reduced, whereas amounts payable as interest on the Class A Securities and Class B Securities and other amounts required to be funded out of collections of Finance Charge Receivables with respect to the Securities would not be similarly reduced.


DEPENDENCE ON FINGERHUT

    All new Receivables currently arise from the extension of credit by FNB in connection with the sale of merchandise and financial service products by Fingerhut. The Trust is dependent upon Fingerhut for the retail sales from which FNB generates Receivables. The direct marketing industry, in general, is highly competitive. Generally, Fingerhut competes not only with other direct marketers but with department stores and numerous other types of retail outlets, including variety stores and discount stores. None of the transaction documents prohibit Fingerhut from selling all or any portion of its business or assets. Accordingly, there can be no assurance that Fingerhut will continue to generate Receivables at the same rate as in prior years.

SOCIAL, TECHNOLOGICAL AND ECONOMIC FACTORS

    Changes in purchase and payment patterns by Obligors may result from a variety of social, technological, and economic factors. Social factors include potential changes in consumers' attitudes toward financing purchases with debt. Technological factors include new methods of payment. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Obligors generally have billing addresses in all 50 states, the District of Columbia and other United States territories and possessions. There is no basis, however, to predict whether, or to what extent, social, technological, or economic factors will affect future use of credit or repayment patterns.

BOOK-ENTRY REGISTRATION


    Each Class of the Offered Securities initially will be represented by one or more securities registered in the name of Cede & Co., the nominee for DTC, and will not be registered in the names of the Security Owners or their nominees. Unless and until Definitive Securities are issued, Security Owners will not be recognized by the Trustee as Securityholders, as that term is used in the Pooling and Servicing Agreement. Hence, until such time, Security Owners will only be able to receive payments from, and exercise the rights of Securityholders indirectly through DTC and its participating organizations and, unless a Security Owner requests a copy of any such report from the Trustee, will receive reports and other information provided for under the Pooling and Servicing Agreement only if, when and to the extent provided to Security Owners by DTC and its participating organizations. In addition, the ability of Security Owners to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities, may be limited due to the lack of physical securities for such Securities. See "Description of the Offered Securities--Book-Entry Registration" and "--Definitive Securities."


ABILITY OF FNB TO CHANGE PAYMENT TERMS


    Pursuant to the Pooling and Servicing Agreement, the Transferor will not be transferring to the Trust any Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, FNB will have the right to determine the annual percentage rates, if any, and the fees which will be applicable from time to time to the Receivables, to alter the payment terms of the Receivables and to change various other terms with respect to the Receivables. A decrease in the annual percentage rates or a reduction in fees would decrease the effective yield on the Receivables and could result in the occurrence of a Pay Out Event with respect to the Securities. An alteration of payment terms may result in fewer payments on

Receivables being made in any month. Under the Bank Purchase Agreement, FNB agrees that, except as it deems such action necessary to maintain its credit card business on a competitive basis or as required by law, it will not reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or other fees charged on the Accounts if, as a result of any such reduction, a pay out event (or other early termination event) would occur under the Pooling and Servicing Agreement or any Supplement. Subject to compliance with applicable law and the preceding restriction, FNB may change the terms and provisions of the Contracts establishing the Accounts or the Credit and Collection Policy if (i) it is FNB's reasonable belief that such change would not materially impair the collectibility of any Receivable or cause a Pay Out Event (or other early termination event) to occur under the Pooling and Servicing Agreement or any Supplement either immediately or with the passage of time and (ii) such change (A) if FNB owns a comparable segment of receivables, is made applicable to the comparable segment of the receivables owned by FNB which have characteristics the same as, or substantially similar to, the Receivables that are the subject of such change and (B) if FNB does not own a comparable segment of receivables, will not be made with the intent to materially benefit FNB over the purchaser of the Receivables or to materially adversely affect such purchaser, except as otherwise restricted by an endorsement, sponsorship or other agreement between FNB and an unrelated third party or by the terms of the Contracts.


    The Servicer will have the right to generate new Receivables with payment terms which are generally longer than the current payment terms on the Receivables. Such a lengthening of the payment period could result in a reduction of the monthly payment rate and consequently a reduction in the Portfolio Yield unless the Discount Factor is increased accordingly, with respect thereto for any Monthly Period.

CONTROL


    Subject to certain exceptions, the investor securityholders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling and Servicing Agreement or the related Supplement. In determining whether the required percentage of Securityholders have given their approval or consent, except as otherwise specified, the Class A Securityholders, the Class B Securityholders and the CTO Securityholders will be treated as a single Series. Accordingly, while the Class A Securities are outstanding, the Class A Securityholders will have the power to determine whether any such action is taken without regard to the position or interests of the Class B Securityholders or the CTO Securityholders relating to such action. However, under certain circumstances the consent or approval of a specified percentage of the aggregate invested amount of all Series outstanding or of the invested amount of each class of each Series may be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Pooling and Servicing Agreement in certain circumstances and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Transferor.


MASTER TRUST CONSIDERATIONS


    In addition to the Securities, the Trust, as a master trust, has issued the Previously Issued Series, will issue the Series 1998-1 Securities and a Participation on the Closing Date and is expected to issue additional Series from time to time. See "Annex I: Other Series." While the terms of any Participation or the Principal Terms of any Series will be specified in a Participation Supplement or a Supplement, as applicable, the provisions of such Participation Supplement or a Supplement and, therefore, the terms of any Participation or additional Series, will not be subject to the prior review or consent of holders of the securities of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating collections, provisions creating security or Enhancements, different classes of securities (including subordinated classes of securities), provisions subordinating the new Series to another Series (if the Supplement relating to such Series so permits) or another Series to such Series (if the Supplement for such other Series so permits), and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. See "Description of the Offered Securities--Exchanges" and "--Participations." In addition, the provisions of any Supplement may give the holders of the securities issued pursuant thereto consent, approval, or other rights that could result in such holders having the power to cause the Transferor, the Servicer, or the Trustee to take or refrain from taking certain actions, including, without limitation, actions with respect to the exercise of certain rights and remedies under the Pooling and Servicing Agreement, without regard to the position or interest of the securityholders of any other Series. Similar rights may also be given to the provider of any Enhancement for any Series. It is a condition precedent to the issuance of any Participation or any additional Series that each Rating Agency that has rated any outstanding Series deliver written confirmation to the Trustee that such issuance will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, or of any Participation might not have an adverse impact on the timing and amount of payments received by a Securityholder or the value of Securities even if there is no change in the rating of any outstanding Series. See "Description of the Offered Securities--Exchanges" and "--Participations."



SECURITY RATING



    It is a condition to the issuance of the Class A Securities that they be rated "AAA" or its equivalent by at least one nationally recognized rating agency. It is a condition to the issuance of the Class B Securities that they be rated "A" or its equivalent by at least one nationally recognized rating agency. The ratings assigned to the Offered Securities by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Securityholders of such Class will receive the payments of interest and principal required to be made under the Pooling and Servicing Agreement and the applicable Supplement, in the case of principal on or prior to the Termination Date, and in the case of interest, as required under the Pooling and Servicing Agreement. The ratings will be based primarily on an assessment of the Receivables in the Trust (including the eligibility criteria for the transfer of Receivables to the Trust), of the amounts held in any trust account for the benefit of the Offered Securities (including in the Excess Funding Account, if any) and the subordination of the Class B Securities, Collateralized Trust Obligations and the Class D Securities for the benefit of the Class A Securities and the subordination of the Collateralized Trust Obligations and the Class D Securities for the benefit of the Class B Securities. However, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to the Offered Securities, the possibility of the imposition of United States withholding tax with respect to non-U.S. Securityholders or the likelihood that the principal of, or interest on, the Offered Securities will be paid by the Class A Expected Final Payment Date or the Class B Expected Final Payment Date, as applicable. It is a condition to the issuance of the Collateralized Trust Obligations that they be rated "BBB" or its equivalent by at least one nationally recognized rating agency. The Class D Securities will not be rated. The ratings are not a recommendation to purchase, hold, or sell the Class A Securities or the Class B Securities, inasmuch as such ratings do not comment as to the market price or suitability for a particular investor. There can be no assurance that the ratings will remain in effect for any given period of time or that any rating will not be lowered or withdrawn by any Rating Agency if in its judgment circumstances so warrant.



    The Transferor will request a rating of the Offered Securities by at least one nationally recognized Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Offered Securities will nonetheless issue a rating with respect to any Class of the Offered Securities, and, if so, what such rating would be. A rating assigned to any Class of the Offered Securities by a rating agency that has not been requested by the Transferor to do so may be lower than the ratings assigned by the Rating Agencies pursuant to the Transferor's request.

DEFEASANCE


    The Securities are subject to Defeasance in certain circumstances. It is not clear under the existing authorities whether Defeasance would, for federal income tax purposes, result in a deemed taxable sale or exchange of the Securities in exchange for the amounts deposited in the Defeasance Funding Account and the Defeasance Reserve Account as a result of the Defeasance. However, if such a sale or exchange were deemed to occur, because of the short time period until the Class A Expected Final Payment Date or Class B Expected Final Payment Date, as applicable, the amount required to be deposited and the nature of the assets in which such amount may be invested, such a result would not be expected to have a material adverse effect on Securityholders for federal income tax purposes, notwithstanding that, if such a sale or exchange were deemed to occur, each Securityholder would thereafter be deemed to own its pro rata share of the assets in which such amount is invested, and would be required to report its taxable income on such basis.


EFFECT OF DISCOUNT FACTOR


    Pursuant to the Pooling and Servicing Agreement, the Transferor has elected to discount the Receivables by initially designating 25% of the amount of Closed End Receivables generated in connection with sales by Fingerhut and 9% of the amount of Revolving Receivables generated in connection with sales by Fingerhut that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables. The Transferor may, without notice or consent of the Securityholders, from time to time, increase, reduce or eliminate such percentages. In addition, the Discount Factor may be different for other types of Receivables. An increase in the percentage of Principal Receivables to be treated as Finance Charge Receivables will increase the percentage of collections on the Receivables that are treated as collections of Finance Charge Receivables, which will increase the Portfolio Yield to a level higher than it would be in the absence of such designation. As a result, such designation would decrease the likelihood of the occurrence of a Pay Out Event based upon a reduction of the average Portfolio Yield for any three-month period to a rate below the average Base Rate for such period. However, such designation would also reduce the aggregate amount of Principal Receivables, which could increase the likelihood of the occurrence of a Pay Out Event if the Aggregate Principal Receivables fall below the Minimum Aggregate Principal Receivables. A reduction in the Discount Factor could reduce the Portfolio Yield and may increase the possibility of a Pay Out Event arising, if the average Portfolio Yield for any three-month period is less than the Base Rate for such period. The ability of the Transferor to adjust the Discount Factor to change the amount of Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables is limited in certain circumstances. The Transferor may, following written notice to the Rating Agencies, increase the Discount Factor by up to two percentage points over the amounts set forth herein or other amounts approved by the Rating Agencies. In addition, the Transferor may make other adjustments to the Discount Factor if such change would not cause a pay out event to occur with respect to any Series and the Rating Agency Condition shall have been satisfied with respect to such change.

                                   THE TRUST


    The Trust was formed, in accordance with the laws of the State of Delaware, pursuant to the Pooling and Servicing Agreement. The Trust was formed for the transactions described herein and similar transactions, as contemplated by the Pooling and Servicing Agreement, and prior to formation had no assets or obligations. The Trust has not engaged, and will not engage, in any business activity, other than as described herein, but rather will only acquire and hold the Receivables (and related assets), issue (or cause to be issued) the Securities, the Exchangeable Transferor Security, and securities representing other Series, and any Participation and engage in related activities (including, with respect to any Series, entering into any Enhancement and Enhancement agreement relating thereto) and make payments thereon. As a consequence, the Trust is not expected to have any need for additional capital resources.


        FINGERHUT CORPORATION'S AND FINGERHUT NATIONAL BANK'S BUSINESSES


    Fingerhut Corporation ("Fingerhut"), one of the largest catalog marketers in the United States, sells general merchandise and financial service products to moderate income consumers. The median age of Fingerhut's customers is slightly higher than the national average and families are a significant portion of its customer base. FNB offers extended payment terms on all purchases and Fingerhut makes substantially all of its sales on FNB's proprietary credit. Fingerhut has used its extensive database and proprietary database segmentation software, along with credit programs, to establish a strong position in this market. Fingerhut's existing customers account for approximately 84% of Fingerhut's net sales.


CREDIT PROGRAMS


    Substantially all of Fingerhut's sales are made using proprietary credit card loans made by FNB. Historically, Fingerhut financed its customers' purchases through fixed-term fixed payment installment sales contracts. FNB began testing private label revolving credit card programs for Fingerhut customers in late 1996 and in January 1997, FNB began extending private label credit for all credit purchases from Fingerhut. Although closed-end credit card loans presently are the predominant form of credit extended to Fingerhut customers, FNB is increasing its use of revolving credit for both existing Fingerhut customers and prospective customers. In addition, FNB offers Fingerhut customers the opportunity to refinance existing closed-end installment sale contracts originated by Fingerhut and closed-end credit card loans originated by FNB with new revolving credit card loans. In those cases where the refinanced closed-end installment sale contracts originated by Fingerhut or closed-end credit card loans originated by FNB include finance charges, the new revolving credit card loan has a 0% finance charge and the related Receivable is treated as a Closed End Receivable for purposes of calculating Discount Receivables. FNB expects that eventually revolving credit card loans will be the only type of credit it offers to Fingerhut customers. Although the billing mechanism used for consumer revolving credit card accounts and the associated fees and charges will differ from those used in closed-end credit card loans, Fingerhut's marketing strategies, as well as FNB's credit risk underwriting and collections strategies, will remain largely the same.



    FNB generally does not require its customers to provide traditional credit information in order to approve purchases on credit. Instead of using traditional credit applications, FNB uses highly automated proprietary techniques for evaluating the creditworthiness of new and existing customers and for selecting those customers who will receive various categories of mailings. The goal of the evaluation is not to achieve the lowest possible credit losses but to balance credit losses and return rates with customer response, thereby optimizing overall profitability. Consequently, FNB's planned credit losses typically are higher than the private label credit card programs of other direct mail and retail companies. Once a consumer places an order, FNB employs proprietary techniques to determine the appropriate credit action. Customer payments are continuously monitored to identify credit problems as early as possible. See "--Credit Management" below.

    At the present time, only Receivables arising in accounts originated by FNB generated in connection with the sale of merchandise, financial service products or services from Fingerhut are included in the Trust. In the future, Receivables generated by FNB or one of its affiliates in accounts originated other than in connection with sales by Fingerhut may be included in the Trust, subject to satisfaction of the Rating Agency Condition. See "Description of the Offered Securities--Addition of Trust Assets."


FINGERHUT DATABASE


    Fingerhut's target customers include people who have limited information at the credit bureaus. To be successful in this niche, Fingerhut and FNB have developed an extensive database (the "Fingerhut Database") and sophisticated credit scoring models for determining the creditworthiness of Fingerhut's target customers. Fingerhut believes its development and use of information-based marketing concepts, the Fingerhut Database and proprietary data base segmentation software afford it a competitive advantage within its market niche. The Fingerhut Database contains information on over 30 million people, approximately 8 million of whom have purchased products from Fingerhut within the past 24 months, and contains up to 3,500 potential data items in a customer record. These data items include names, addresses, behavioral characteristics, general demographic information and information provided by the customer. FNB uses this information, along with proprietary credit scoring models, to produce proprietary credit scores for Fingerhut customers. The Fingerhut Database also includes a "suppress" file, which contains information on more than 8 million individuals about whom it has information relating to fraud and similar indicators of unacceptably high risk. The Fingerhut Database is continually updated as new information is obtained. Fingerhut uses the Fingerhut Database for marketing and FNB uses the Fingerhut Database for extending credit.


PRODUCTS


    Fingerhut offers a broad mix of brand name and private label consumer products, including electronics, housewares, home textiles, apparel, furniture, home accessories, jewelry, sporting goods and toys, tools, automotive, lawn and garden, and financial service products. In 1997, Fingerhut offered approximately 17,000 different products. Fingerhut's sales mix by product category for 1997 is shown in the following table:


                     FINGERHUT CORPORATION 1997 PRODUCT MIX


                                                                                  PERCENT OF
                                                                              GROSS RETAIL SALES
                                                                             ---------------------
Electronics................................................................               22%
Home Textiles..............................................................               19
Housewares.................................................................               17
Furniture/Home Accessories.................................................               10
Jewelry....................................................................                8
Leisure....................................................................                8
Apparel....................................................................                7
Tools/Automotive/Lawn & Garden.............................................                6
Other......................................................................                3
                                                                                         ---
Total......................................................................              100%
                                                                                         ---
                                                                                         ---


    Fingerhut selects merchandise to be offered to its customers by evaluating historical product and category demand and analyzing emerging merchandise trends in conjunction with proprietary marketing information. Fingerhut is constantly developing unique brand name and private label product groupings, such as coordinated kitchen ensembles, coordinated bed and bath ensembles and tool sets, targeted to appeal to its customers and to add value and/or style to its merchandise. Historically, Fingerhut has offered its customers financial service products, including credit and property insurance and extended service agreements. Fingerhut and FNB expect to offer additional products and services, such as credit card registration, membership clubs and fee-based services, to Fingerhut customers with consumer revolving credit card accounts.


    Fingerhut's general merchandise catalogs feature a wide array of products; they are updated and published throughout the year, including a holiday big book of approximately 500 pages. Specialty catalogs mailed to targeted portions of Fingerhut's customer list include outdoor living, jewelry, electronics, domestics/housewares, gifts, juvenile, home fitness, home improvement and Spanish-language catalogs.


MARKETING


    Marketing activities are divided into three primary programs: new customer acquisition, a transitional program and existing customer programs. During 1997, Fingerhut mailed approximately 472 million catalogs and other promotions to existing and prospective customers.



    Fingerhut's new customer acquisition program is designed to identify and attract new customers on a cost-effective basis. The primary sources of new customers are rented lists, catalog requests, customer referrals and other direct marketing solicitations. Fingerhut mails catalogs and other multi-product offerings to prospective customers and adds them to the Fingerhut Database as responses are received. At the present time, solicitations to prospective new customers generally have lower retail prices and a limited number of product offerings. These programs are intended to target new customers who will become long-term Fingerhut customers. New customers account for approximately 16% of Fingerhut's net sales. The decisions on which prospective customers to solicit, which products to offer and which media to use are based upon the projected long-term profitability and internal rates of financial return of the program. Fingerhut continuously tests various media, products, offerings and incentives and analyzes the results in order to maximize the effectiveness of its customer acquisition efforts.



    After first-time buyers commence payments on their initial purchases, they are placed into a transitional program. The time a person remains in a transitional program and the number and type of products he or she is offered depends on the buyer's purchasing and payment practices. A customer is placed on Fingerhut's promotable customer list after demonstrating his or her creditworthiness.



    Fingerhut reaches its existing customers through extensive promotional mailing efforts, primarily catalogs, and through telemarketing. In 1997, Fingerhut mailed 139 different catalogs and other promotions to its established customers. These mailings include general merchandise catalogs, specialty catalogs, small and large multi-product mailers and single product promotions. Fingerhut believes the key factors in maximizing the profitability of its existing customer list are developing long-term repeat buyers and balancing customer response with appropriate credit losses and merchandise return rates for each segment of its customer list. Fingerhut promotes customer satisfaction and loyalty by extending credit through its affiliate FNB, by using a number of marketing devices (including targeted promotions, deferred payments, 30-day home trials, a "satisfaction pledge" policy, free gifts, merchandise giveaways, sweepstakes and personalized mailings) and by offering attractive brand name and private label merchandise.


CREDIT MANAGEMENT


    Although the mechanics differ, the credit management processes used by FNB for closed-end and revolving credit are similar. In each case, FNB uses a two step process of first establishing a credit score before mailing catalogs that offer closed-end credit or before establishing credit lines for consumer revolving credit card accounts and then reviewing credit risk before authorizing individual closed-end credit card loans or individual transactions on consumer revolving credit card accounts.

    CLOSED-END CREDIT. Potential new customers are solicited after undergoing credit risk evaluation and scoring. When a prospect makes an order, FNB reviews his or her credit risk a second time using order scoring models. The orders of customers deemed too risky (due to deteriorating credit, order size, etc.) are credit canceled. If FNB approves the loan, Fingerhut records the sale and ships the merchandise. Closed-end credit card loans that relate to a customer's initial purchase are not included in the Trust until the customer becomes a Back End Customer. Subsequent purchases are allowed only after a customer has made at least one payment on his or her first closed-end credit card loan and is not delinquent on any closed-end credit card loan.


    Solicitations to existing customers are based on the customers' credit score at the time of mailing. These credit scores are based on the customers' internal behavioral data as well as external credit bureau information. Each order placed by a customer is reviewed systematically and credit is approved or declined based on the total balance of all closed-end credit card loans, delinquency status and other behavioral scoring data. A customer's ability to increase his or her purchasing level is based on his or her ability to maintain closed-end credit card loans in good standing over a period of time and a favorable overall risk assessment. By reviewing a customer at the time of mailing and again at time of response, the credit models allow FNB to maintain control over the credit granting process.


    REVOLVING CREDIT. The credit granting process is similar for consumer revolving credit card accounts. Prospective customers are solicited after credit risk evaluation and scoring. Each qualified applicant is issued an introductory line of credit based on his or her credit profile. The amount of this initial line generally will be consistent with the current limits on new customer closed-end loans, but new customers may be given higher credit lines based on the credit scoring models. After a new customer's first order, Fingerhut will suspend subsequent solicitations only if the customer has no "open-to-buy" (unused credit line) or does not meet specified credit criteria. FNB plans to use credit bureau information when available for extending credit to prospective customers. At the present time, FNB is only offering revolving credit to prospective customers on a test basis. For an existing customer, an FNB consumer revolving credit card account is established with a credit line based on the individual's demonstrated creditworthiness with Fingerhut or FNB and on credit bureau information. FNB authorizes each transaction on a consumer revolving credit card account based on the customer's "open to buy" amount, delinquency status and other behavioral scoring data. Orders from customers with a delinquent balance (1+ days) will not be approved.



    Although customers with consumer revolving credit card accounts have a credit line with an "open to buy" amount, Fingerhut and FNB maintain control by reviewing individual transactions and also by using mail select models that determine which customers receive mailings. Thus, if a customer's credit risk deteriorates, Fingerhut can limit his or her ability to purchase by suspending mailings to that customer or mailing lower price point catalogs.


    FNB's credit line assignments for existing customers are based on historical credit performance data and are expected to be lower than most private label revolving portfolios. Credit line assignments for new customers are based on a proprietary bureau score, other bureau score, and other characteristics derived from the Fingerhut Database. Decisions to increase credit lines are made based on the customer's demonstrated ability to keep his or her account in good standing over a period of time. From time to time, either at the customer's request or at FNB's option, a customer's credit line may be reviewed for a potential increase or decrease. Two events currently trigger an automatic credit line adjustment review: the next scheduled review date or an account becoming 30 or more days delinquent. Scheduled review dates for new and existing customers are within three months and 12 months, respectively. In the future, FNB anticipates a change in credit bureau score of more than 10 points (credit bureau scores are reviewed every 6 months) will also trigger an automatic review. Adjustment criteria considered in line adjustments (up or down) includes number of payments made, amount of payments made, credit bureau score and time as a revolving credit customer. Credit line increases requested by customers are evaluated as received. Currently, delinquency is the only factor used in determining credit line decreases but FNB may add additional factors in the future.

    All new orders are subject to FNB's existing internal fraud screens. Future plans include use of a third party account management software which will allow FNB to maximize operational functions in the areas of line management, authorizations, overlimit treatment and collections.


    FNB's credit management processes will evolve as it accumulates more data on the performance of its consumer revolving credit card accounts.



YEAR 2000 COMPLIANCE



    FNB and Fingerhut are heavily dependent upon complex computer systems for all phases of their operations. Fingerhut supplies FNB with information systems and acts as a subservicer of the Receivables. Since many of FNB's and Fingerhut's currently installed computer systems and software products use only the last two digits to identify a year in the date field (e.g., "98" for "1998"), some software may fail to operate properly in the year 2000 if the computer systems or software are not reprogrammed or replaced to comply with such "Year 2000" requirements. Problems may also arise earlier than January 1, 2000 as dates in the next millennium are entered into non-Year 2000 compliant programs.



    In early 1996, Fingerhut started an aggressive conversion effort to identify and correct the Year 2000 programming issues in a timely manner. By mid-1996, the most critical mainframe processing system was converted to be Year 2000 compliant and Fingerhut initiated a large project to address all remaining systems. This project consists of many sub-projects that will span the remainder of 1998 and the first quarter of 1999. This project will use a combination of internal and external resources. In late 1997, Fingerhut created a Year 2000 Project Office to oversee the project, address all related business issues and facilitate communication with significant suppliers and service providers.



    Fingerhut believes that many of its suppliers and customers also have Year 2000 programming issues which could affect Fingerhut. Fingerhut is working with its significant suppliers and service providers to assure that failures in those organizations will have minimal impact on Fingerhut. There can be no assurance that Fingerhut's suppliers or service providers have, or will have, management information systems that are Year 2000 compliant. Therefore, Fingerhut is developing contingency plans with respect to its significant suppliers and service providers.



    Each of FNB and Fingerhut believes that it has allocated adequate resources to achieve Year 2000 compliance in a timely manner; however, there can be no assurance to that effect.

                                THE RECEIVABLES


TYPES OF RECEIVABLES


    On the Closing Date, the Receivables in the Trust will include existing closed-end installment sale contracts originated by Fingerhut (no new closed-end installment sale contracts are being originated) as well as existing receivables related to closed-end credit card loans and revolving credit card loans originated by FNB. On the Closing Date, only Receivables arising in accounts originated in connection with the sale of merchandise, financial service products or services from Fingerhut customers will be included in the Trust. In the future, Receivables generated by FNB or one of its affiliates and arising in accounts originated other than in connection with sales by Fingerhut may be included in the Trust, subject to satisfaction of the Rating Agency Condition.


    Customers typically order products after being promoted by Fingerhut by completing a home trial order form that is pre-printed by Fingerhut or by telephone. A small percentage of orders are generated by customers writing an order on their own stationery. As described in more detail above, after receiving an order for merchandise from a customer, and before shipping the ordered merchandise to the consumer, FNB performs an evaluation of the creditworthiness of the potential customer making the order. If FNB determines that the customer is an acceptable credit risk, Fingerhut then sends the ordered merchandise to the customer for a thirty day trial period. The Receivables arise upon shipment of the ordered merchandise.


    CLOSED-END CREDIT. At the end of the thirty day trial period a customer who has closed-end credit has three options: (1) the customer can return the merchandise to Fingerhut; (2) the customer may elect to pay a cash price for the merchandise; or (3) the customer may elect to pay for the merchandise over a defined period of time under the terms of the closed-end credit card loan. The Receivables balance relating to closed-end credit card loans is based on the full installment loan amount. Therefore, to the extent that an Obligor exercises options (1) or (2) above, a portion of the related Receivable will be adjusted to reflect the reduction in the amount owing.


    An invoice and an explanation of the customer's options are included with the merchandise when it is initially sent to the customer for the thirty day trial period. For closed-end installment sale contracts originated by Fingerhut the material explained that the customer had two options for remitting payment. The customer could elect to pay the lower cash price by paying such amount in full before the first payment due date, or the customer could elect to pay the higher "time price" in installments. The cash price, the installment price, and the time price differential were displayed in the material. As required by the federal Truth-in-Lending Act and Regulation Z, 12 C.F.R. Part 226 (1989), the differential between the cash price and the time price was referred to as the finance charge and was disclosed as both a dollar amount and as an annual percentage rate. For closed-end credit card loans originated by FNB, the material explains that the buyer has two options for remitting payment. The customer can elect either to pay the cash price by paying such amount in full before the first payment due date, or to pay the installment credit card loan price (which includes the cash price plus an interest charge) over a specified period of time. As required by the federal Truth-in-Lending Act and Regulation Z, 12 C.F.R. Part 226 (1989), the difference between the cash price and the installment credit card loan price is referred to as the finance charge and is disclosed as both a dollar amount and as an annual percentage rate.


    REVOLVING CREDIT. At the end of the thirty day trial period, a customer with a consumer revolving credit card account may return the product to Fingerhut or keep it and make payments pursuant to the terms of the account. These terms include minimum payments with the right to repay all or a portion of the account balance and may include deferred payment options. Refinanced closed-end installment sale contracts originated by Fingerhut and refinanced closed-end credit card loans originated by FNB receive special treatment. In the case where the refinanced amount includes a finance charge, the portion of the Obligor's consumer revolving credit card account balance related to that refinanced amount has a 0% interest rate and such receivables are treated as Closed End Receivables for purposes of calculating

Discount Receivables. Any payments received in excess of the minimum payment will be applied first to any refinanced balance with a 0% interest rate.


    At the present time, Revolving Receivables are a small portion of the Receivables in the Trust. In the fourth quarter of 1996, FNB had approximately 1,000 Fingerhut customers with consumer revolving credit card accounts. Approximately 84,500 Fingerhut customers were converted to revolving credit during the second and third quarters of 1997 and approximately 14,500 more Fingerhut customers were converted to revolving credit in the fourth quarter of 1997. FNB currently plans to convert approximately 1,300,000 Back End Customers to revolving credit in 1998 and another 1,500,000 Back End Customers to revolving credit in 1999. At the present, all new Fingerhut customers generally are being granted closed-end credit card loans, but FNB is offering revolving credit on a test basis to prospective customers. By the end of 1998, FNB expects to originate all new customer accounts under consumer revolving credit card accounts.



    The following tables summarize the Receivables in consumer revolving credit card accounts by various criteria as of February 27, 1998. These consumer revolving credit card accounts include a small amount (less than 1%) of Receivables in accounts that are not Eligible Accounts because the Obligors are not Back End Customers. Because the future composition of the consumer revolving credit card accounts included in the Trust may change over time, these tables are not necessarily indicative of the composition of the consumer revolving credit card accounts included in the Trust at any subsequent time. The Transferor will continuously add Eligible Receivables to the Trust, in compliance with provisions of the Pooling and Servicing Agreement.



                          COMPOSITION BY CREDIT LIMIT
                               REVOLVING ACCOUNTS
                            AS OF FEBRUARY 27, 1998



                                                                PERCENTAGE OF
                                                                    TOTAL                         PERCENTAGE OF
                                                                  NUMBER OF       RECEIVABLES   TOTAL RECEIVABLES
CREDIT LIMIT RANGE                        NUMBER OF ACCOUNTS      ACCOUNTS        OUTSTANDING      OUTSTANDING
----------------------------------------  ------------------  -----------------  -------------  -----------------
$0.00-250.00............................          10,093               6.23%     $     414,484           1.04%
$250.01-500.00..........................          29,327              18.09          2,375,728           5.94
$500.01-750.00..........................           5,366               3.31          1,216,001           3.04
$750.01-1,000.00........................          56,037              34.57         10,843,744          27.11
$1,000.01-1,500.00......................          42,718              26.35         10,368,079          25.92
$1,500.01-2,000.00......................           9,926               6.12          5,419,375          13.55
$2,000.01 and greater...................           8,601               5.31          9,361,185          23.40
Not Available(1)........................              25               0.02                 52           0.00
                                                 -------             ------      -------------         ------
  Total.................................         162,093             100.00%     $  39,998,648         100.00%
                                                 -------             ------      -------------         ------
                                                 -------             ------      -------------         ------


------------------------


(1) As of February 27, 1998, there were 25 new accounts whose credit limits had not yet been posted to the receivables management system.

                         COMPOSITION BY ACCOUNT BALANCE
                               REVOLVING ACCOUNTS
                            AS OF FEBRUARY 27, 1998



                                                               PERCENTAGE OF
                                                                   TOTAL                          PERCENTAGE OF
                                                                 NUMBER OF       RECEIVABLES    TOTAL RECEIVABLES
ACCOUNT BALANCE RANGE                    NUMBER OF ACCOUNTS      ACCOUNTS        OUTSTANDING       OUTSTANDING
---------------------------------------  ------------------  -----------------  --------------  -----------------
Credit Balance.........................           1,808               1.12%     $      (46,916)          (0.12)%
No Balance.............................           72,892              44.97                  0            0.00
$0.01-250.00...........................           41,731              25.75          4,704,230           11.76
$250.01-500.00.........................           18,739              11.56          6,777,598           16.94
$500.01-750.00.........................           10,341               6.38          6,374,158           15.94
$750.01-1,000.00.......................            6,342               3.91          5,474,706           13.69
$1,000.01-2,000.00.....................            8,148               5.03         11,076,605           27.69
$2,000.01 and greater..................            2,092               1.29          5,638,267           14.10
                                                 -------             ------     --------------          ------
Total..................................          162,093             100.00%    $   39,998,648          100.00%
                                                 -------             ------     --------------          ------
                                                 -------             ------     --------------          ------


SERVICING


    Fingerhut currently performs a substantial portion of the servicing of both the closed-end credit card contracts and the consumer revolving credit card accounts for FNB under a subservicing agreement. Under the terms of the subservicing agreement, Fingerhut has agreed to perform all of FNB's obligations as Servicer under the Pooling and Servicing Agreement that FNB requests it to perform and indemnifies FNB against any liability for its performance. FNB pays a portion of the servicing fee it receives under the Pooling and Servicing Agreement to Fingerhut based on the proportion of servicing functions performed by it and by Fingerhut. FNB is contemplating moving all or a portion of the servicing functions for its consumer revolving credit card accounts to a third party servicer.


BILLING AND PAYMENTS

    Payments from customers are received and processed at Fingerhut's payment processing department pursuant to a subservicing agreement between FNB and Fingerhut.

    CLOSED-END CREDIT. Monthly payments on closed-end contracts are made by customers and processed primarily through the use of coupons contained in payment booklets delivered with each order shipment. Customers receive a new coupon book for each individual closed-end loan and, therefore, a customer with multiple outstanding closed-end loans will have several different coupon books (with separate payment due dates).


    Payment terms to Back End Customers generally range from 4 to 36 monthly payments with an average payment term of approximately 19 monthly payments. In addition, a majority of sales are to Back End Customers who receive a deferred billing option, which extends the due date of the first payment by up to five months. Many Back End Customers pay their contracts in full before the end of the scheduled payment term.



    REVOLVING CREDIT. Customers who have consumer revolving credit card accounts receive a monthly billing statement in addition to the invoice shipped with the customer's order. Under consumer revolving credit card accounts, all orders are combined into a single monthly billing statement with one due date. Obligors receive a monthly billing statement for any month during which there is a balance or activity on the account. The monthly billing statement contains the following information: new balance, previous balance, payments made, periodic interest rate, annual percentage rate, purchases (deferred and non-deferred), minimum payment, cycle date and payment due date (25 days from cycle date), returns and allowances. In addition, each billing statement may include a message of up to 120 characters that can be specific to the account (such as delinquency, credit line increase or decrease, promotional offer, etc.). Consumer revolving credit card accounts are in one of six monthly billing cycles and payment due dates are set 25 days from the cycle date. A customer who pays the outstanding balance in full prior to the due date (grace period) is exempt from finance charges for that billing cycle. Those customers who pay less than the outstanding balance are assessed interest on the average daily balance of the previous billing cycle. The minimum payment for revolving credit customers is set at the greater of 5% of the outstanding balance (excluding deferred balances) or $7.00. Interest rates are variable, set at a margin above a designated prime rate. At the current prime rate most of the accounts have an APR set at 24.9%. FNB is testing other rates, which currently range from 18.9% to 31.9%, based on the credit risk profile of the customer. FNB charges a late payment fee of up to $10.00 and a $10.00 fee for insufficient funds or returned checks.


COLLECTION PROCEDURES


    Receivables are monitored on a daily, weekly, and monthly basis, through a series of automated reports, to identify credit problems as early as possible. FNB has a flexible policy of working with certain delinquent customers to, among other things, adjust payment schedules, which it believes reduces default rates, and improves customer loyalty. In no case does FNB or Fingerhut repossess merchandise.



    CLOSED-END CREDIT. All of a customer's closed-end loans are considered delinquent if the total payments received from such customer are less than the total payments due on all such loans at any point in time. Closed-end loan collections are managed under a process called the "Dynamic Dunning System." Each customer is assigned to a specific dun series based on a "risk score" calculated by FNB's credit area. FNB currently has over 200 different dun series. Each series is made up of letters and/or phone calls, varying in content, approximately twelve to eighteen days apart. Delinquent customers are generally contacted with in the first ten days of delinquency and four times within the first 60 days. The actual timing and number of contacts, as well as type of contacts (letter or phone) are dependent upon the dollar balance, risk score, whether the customer has a telephone, and other account characteristics and can vary depending on payment arrangements made with the customer. For closed-end loans, delinquency and collection strategies are based on all of an Obligor's closed-end loans rather than on an individual loan basis.



    REVOLVING CREDIT. A consumer revolving credit card account is considered delinquent if the minimum payment on the account is not received by the payment due date listed in the monthly statement. Consumer revolving credit card account collections are managed through the VisionPlus, Credit Management System. One of the modules making up the VisionPlus system is the Collection, Tracking and Analysis system. Currently, FNB uses approximately 20 separate dun series for delinquent revolving credit customers. Accounts are classified by balance, level of delinquency and other account characteristics. Each series is made up of letters and/or phone calls, varying in content, approximately twelve to eighteen days apart. Delinquent customers are generally contacted beginning at six days of delinquency and four events occur within the first 60 days. The actual timing and number of contacts, as well as type of contacts (letter or phone) are dependent upon the dollar balance, whether the customer has a telephone, and other account characteristics, and can vary depending on payment arrangements made with the customer.



    In addition to the dunning strategy, the monthly billing statement provides an additional delinquency reminder. While a consumer revolving credit card account is delinquent, all monthly statements on that account will contain a message informing the customer that he or she is past due. The actual message delivered will depend on account history and status at the time the statement is printed. Any late fees incurred as a result of delinquency will also be highlighted on the monthly billing statement.

LOSS AND DELINQUENCY HISTORY


    CLOSED-END CREDIT. All closed-end loans of a particular customer may be charged off as "uncollectible" when collection efforts fail to provide a recovery of the balance due or when account aging has reached certain time limits and no payment has been received within the prior 30 days. To be considered for charge-off, all the customer's closed-end loans must be at least 30 days delinquent and there must be no orders pending. Accounts are charged-off when the following circumstances occur: no later than 210 days since the last payment; upon notification of an Obligor bankruptcy; when at least two pieces of undeliverable mail have been returned and no request for credit authorization is outstanding; and upon notification of death of the Obligor. FNB may change its charge-off policy and collection practices at any time in accordance with its business judgment, applicable law and certain restrictions in the Bank Purchase Agreement. See "Description of the Purchase Agreements--Certain Covenants."



    REVOLVING CREDIT. Consumer revolving credit card accounts are generally charged off when the account is 210 days delinquent or upon notification of Obligor bankruptcy. In certain situations, if an account is 210 days delinquent and a payment or a promise to pay has been made (as part of a revised payment arrangement) within the last 30 days, the account may remain active. Charge-offs can also occur upon notice of the death of the Obligor. Charged-off consumer revolving credit card accounts currently are being referred to outside collection agencies on a fee basis. As the pool of consumer revolving credit card accounts grow, FNB will use Fingerhut's in house collection group and outside agencies.



    The following table sets forth the historical net charge-offs for Receivables (both Closed End Receivables and Revolving Receivables) originated by Fingerhut and FNB from Back End Customers for the given periods, but does not include Receivables relating to (i) the initial orders of Back End Customers, which became eligible for inclusion in the Trust as of March 18, 1998 and (ii) purchases by Back End Customers from Fingerhut's prospective new customer marketing materials. The amount of such Receivables is not material and the Transferor does not believe that the performance of such Receivables would be materially different than the historical data set forth in the following table. There can be no assurance, however, that the loss experience for the Receivables in the future will be similar to the historical experience set forth below, in part because for the historical periods shown, the Receivables were comprised substantially of closed-end installment sale contracts originated by Fingerhut and closed-end credit card loans originated by FNB and the Receivables are expected to become entirely revolving credit card loans originated by FNB over the next several years.



                                LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)



                                       TWO MONTHS ENDED                           FISCAL YEAR ENDED
                                  --------------------------  ----------------------------------------------------------
                                  FEBRUARY 27,  FEBRUARY 28,  DECEMBER 26,  DECEMBER 27,    DECEMBER 29,    DECEMBER 30,
                                      1998          1997          1997          1996            1995            1994
                                  ------------  ------------  ------------  ------------  ----------------  ------------
Average Receivables
  outstanding(1)................  $  1,756,422  $  1,865,448   $ 1,674,219   $ 1,695,578    $    1,544,955   $ 1,305,942
Net charge-offs(2)..............  $     47,173  $     57,651   $   296,923   $   268,387    $      219,689   $   175,480
Net charge-offs as a percentage
  of average Receivables
  outstanding...................      16.1%(3)      18.5%(3)         17.7%         15.8%             14.2%         13.4%


------------------------

(1) Average Receivables outstanding is the arithmetic average of Receivables outstanding at the beginning of each fiscal month during the period shown.

(2) Net charge-offs reflect charge-offs relating to merchandise purchases less recoveries.

(3) Annualized percentage.

    The following table sets forth the delinquency experience with respect to Receivables for which no payment had been received within 30 days of the most recent due dates for each such Receivable for each of the periods shown for Receivables originated by Fingerhut and FNB from Back End Customers, but does not include Receivables relating to (i) the initial orders of Back End Customers, which became eligible for inclusion in the Trust as of March 18, 1998 and (ii) purchases by Back End Customers from Fingerhut's prospective new customer marketing materials. The amount of such Receivables is not material and the Transferor does not believe that the performance of such Receivables would be materially different than the historical data set forth in the following table. In addition, the table does not include Receivables which are less than 30 days delinquent. There can be no assurance, however, that the delinquency experience for the Receivables in the future will be similar to the historical experience set forth below, in part because for the historical periods shown, the Receivables were comprised substantially of closed-end installment sales contracts originated by Fingerhut and closed-end credit card loans originated by FNB and the Receivables are expected to become entirely revolving credit card loans originated by FNB over the next several years.



                           DELINQUENCY EXPERIENCE(3)
                             (DOLLARS IN THOUSANDS)


                                     TWO MONTHS ENDED                                       FISCAL YEAR ENDED
                  ------------------------------------------------------  ------------------------------------------------------
                      FEBRUARY 27, 1998           FEBRUARY 28, 1997            DECEMBER 26,1997           DECEMBER 27, 1996
                  --------------------------  --------------------------  --------------------------  --------------------------
                   AMOUNT(1)   PERCENTAGE(2)   AMOUNT(1)   PERCENTAGE(2)   AMOUNT(1)   PERCENTAGE(2)   AMOUNT(1)   PERCENTAGE(2)
                  -----------  -------------  -----------  -------------  -----------  -------------  -----------  -------------
30-59 days past
  due...........   $  97,467         5.83%     $ 112,089         6.01%     $  99,464         5.97%     $ 116,251         6.85%
60-89 days past
  due...........   $  53,741         3.22%     $  64,473         3.46%     $  62,140         3.73%     $  68,181         4.01%
90 days or more
  past due......   $ 230,249        13.78%     $ 241,024        12.92%     $ 231,606        13.91%     $ 226,785        13.35%


                      DECEMBER 29, 1995           DECEMBER 30, 1994
                  --------------------------  --------------------------
                   AMOUNT(1)   PERCENTAGE(2)   AMOUNT(1)   PERCENTAGE(2)
                  -----------  -------------  -----------  -------------
30-59 days past
  due...........   $ 111,148         7.10%     $  94,279         7.08%
60-89 days past
  due...........   $  63,190         4.04%     $  51,337         3.86%
90 days or more
  past due......   $ 184,450        11.78%     $ 141,942        10.67%


------------------------


(1) The Receivable delinquent amount by category is the arithmetic average of the delinquencies at each fiscal month end during the period shown.



(2) The delinquency percentages for the periods shown are the quotients obtained by dividing (i) the arithmetic average of the Receivable delinquent amount by category at each fiscal month end during the period by (ii) the average of the Receivables outstanding at each fiscal month end during the period.



(3) If a customer has one Account that is delinquent, all Accounts of such customer are considered delinquent.


DILUTION EXPERIENCE


    A factor used to evaluate a portfolio of receivables is Dilution. "Dilution" occurs if a Receivable is adjusted because of a rebate, billing error, return, exchange, allowance (including adjustments because of the selection of a cash price payment option) or certain other non-cash items, or if a Receivable is cancelled due to goods that have been refused by the Obligor. The table below sets forth dilution experience for Receivables originated by Fingerhut and FNB from Back End Customers, but does not include Receivables with respect to (i) the initial orders of the Back End Customers, which became eligible for inclusion in the Trust as of March 18, 1998 and (ii) purchases by Back End Customers from Fingerhut's prospective new customer marketing materials. The amount of such Receivables is not material and the Transferor does not believe that the performance of such Receivables would be materially different than the historical data set forth in the following tables. The middle fiscal month of each fiscal quarter is a five week fiscal month. There can be no assurance that the actual dilution experience in the future will be similar to the historical experience set forth in this table, in part because for the historical periods shown, the Receivables were comprised substantially of closed-end installment sales contracts originated by Fingerhut and closed-end credit card loans originated by FNB and the Receivables are expected to become entirely revolving credit card loans originated by FNB over the next several years.

                              DILUTION EXPERIENCE



                                                                                                          MONTHLY
                                                                                                         DILUTION
MONTHLY PERIOD                                                                                         PERCENTAGE(1)
----------------------------------------------------------------------------------------------------  ---------------
1994
January.............................................................................................           2.6%
February............................................................................................           2.8
March...............................................................................................           2.2
April...............................................................................................           2.2
May.................................................................................................           2.4
June................................................................................................           2.1
July................................................................................................           1.9
August..............................................................................................           2.7
September...........................................................................................           2.2
October.............................................................................................           2.1
November............................................................................................           3.1
December............................................................................................           2.6

1995
January.............................................................................................           2.3%
February............................................................................................           2.6
March...............................................................................................           1.9
April...............................................................................................           1.9
May.................................................................................................           2.3
June................................................................................................           1.9
July................................................................................................           1.7
August..............................................................................................           2.3
September...........................................................................................           1.9
October.............................................................................................           2.1
November............................................................................................           2.8
December............................................................................................           2.3

1996
January.............................................................................................           2.1%
February............................................................................................           2.3
March...............................................................................................           1.8
April...............................................................................................           1.8
May.................................................................................................           2.0
June................................................................................................           1.5
July................................................................................................           1.4
August..............................................................................................           1.9
September...........................................................................................           1.5
October.............................................................................................           1.7
November............................................................................................           2.4
December............................................................................................           1.9

1997
January.............................................................................................           2.0%
February............................................................................................           1.8
March...............................................................................................           1.3
April...............................................................................................           1.6
May.................................................................................................           2.0
June................................................................................................           1.4
July................................................................................................           1.5
August..............................................................................................           1.7

                                                                                                          MONTHLY
                                                                                                         DILUTION
MONTHLY PERIOD                                                                                         PERCENTAGE(1)
----------------------------------------------------------------------------------------------------  ---------------
September...........................................................................................           1.5%
October.............................................................................................           1.7
November............................................................................................           2.1
December............................................................................................           1.7

1998
January.............................................................................................           1.6%
February............................................................................................           2.0


------------------------


(1) Monthly Dilution Percentage is calculated by dividing the total amount of Receivable dilution activity for a given fiscal month by the outstanding Receivables at the beginning of such fiscal month.


GEOGRAPHIC DISTRIBUTION


    The table below sets forth the geographic distribution of the Accounts as of February 27, 1998, but does not include Receivables relating to (i) the initial orders of the Back End Customers, which became eligible for inclusion in the Trust as of March 18, 1998 and (ii) purchases by Back End Customers from Fingerhut's prospective new customer marketing materials. The amount of such Receivables is not material and the Transferor does not believe that the geographic distribution of Receivables in such Accounts would be materially different than as set forth in the following table. Because the future composition of the Receivables may change over time, this table is not indicative of the geographic distribution of the Receivables at any subsequent time.



                            GEOGRAPHIC DISTRIBUTION
                            AS OF FEBRUARY 27, 1998



                                                                                                       PERCENTAGE OF
                                                                                     PERCENTAGE OF      OUTSTANDING
                                                                                       NUMBER OF      RECEIVABLES BY
STATE                                                                                  ACCOUNTS        DOLLAR AMOUNT
---------------------------------------------------------------------------------  -----------------  ---------------
Alabama..........................................................................           2.36%             2.27%
Alaska...........................................................................           0.18              0.17
Arizona..........................................................................           1.86              1.91
Arkansas.........................................................................           1.41              1.37
California.......................................................................           8.14              8.05
Colorado.........................................................................           1.53              1.62
Connecticut......................................................................           1.00              1.02
Delaware.........................................................................           0.31              0.30
District of Columbia.............................................................           0.35              0.33
Florida..........................................................................           4.95              4.98
Georgia..........................................................................           3.06              3.09
Hawaii...........................................................................           0.22              0.19
Idaho............................................................................           0.48              0.49
Illinois.........................................................................           3.37              3.43
Indiana..........................................................................           2.51              2.54
Iowa.............................................................................           0.85              0.83
Kansas...........................................................................           1.06              1.08
Kentucky.........................................................................           2.25              2.18
Louisiana........................................................................           2.13              2.11

                                                                                                       PERCENTAGE OF
                                                                                     PERCENTAGE OF      OUTSTANDING
                                                                                       NUMBER OF      RECEIVABLES BY
STATE                                                                                  ACCOUNTS        DOLLAR AMOUNT
---------------------------------------------------------------------------------  -----------------  ---------------
Maine............................................................................           0.58%             0.57%
Maryland.........................................................................           2.22              2.18
Massachusetts....................................................................           1.75              1.69
Michigan.........................................................................           3.61              3.70
Minnesota........................................................................           1.03              1.06
Mississippi......................................................................           1.52              1.48
Missouri.........................................................................           2.33              2.34
Montana..........................................................................           0.33              0.33
Nebraska.........................................................................           0.53              0.53
Nevada...........................................................................           0.86              0.92
New Hampshire....................................................................           0.37              0.38
New Jersey.......................................................................           3.03              3.10
New Mexico.......................................................................           0.90              0.90
New York.........................................................................           6.63              6.83
North Carolina...................................................................           3.45              3.34
North Dakota.....................................................................           0.21              0.20
Ohio.............................................................................           4.06              4.10
Oklahoma.........................................................................           1.55              1.54
Oregon...........................................................................           1.08              1.07
Pennsylvania.....................................................................           4.35              4.30
Rhode Island.....................................................................           0.34              0.32
South Carolina...................................................................           1.41              1.39
South Dakota.....................................................................           0.23              0.23
Tennessee........................................................................           2.31              2.32
Texas............................................................................           7.58              7.71
Utah.............................................................................           0.63              0.62
Vermont..........................................................................           0.26              0.27
Virginia.........................................................................           2.93              2.83
Washington.......................................................................           2.07              2.12
West Virginia....................................................................           1.34              1.27
Wisconsin........................................................................           1.58              1.58
Wyoming..........................................................................           0.24              0.27
U.S. Territories and Other.......................................................           0.68              0.53
                                                                                           -----             -----
Total............................................................................          100.0%            100.0%
                                                                                           -----             -----
                                                                                           -----             -----

                       THE TRANSFEROR AND RELATED PARTIES

FINGERHUT RECEIVABLES, INC.


    Fingerhut Receivables, Inc. was incorporated under the laws of the State of Delaware on April 14, 1994. At the present time, all of its outstanding capital stock is owned by FCI. In connection with the Spin Off described below, FCI expects to contribute all the capital stock of the Transferor to another direct, wholly owned subsidiary of FCI. The Transferor was organized for the limited purposes of purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes, and has no material assets other than such receivables. Neither FCI, as stockholder of the Transferor, nor the Transferor's board of directors, intend to change the Transferor's business purpose. The Transferor's executive offices are located at 4400 Baker Road, Suite F480, Minnetonka, Minnesota 55343; the Transferor's telephone number is (612) 936-5035.


FINGERHUT CORPORATION


    FCI's principal subsidiary, Fingerhut, has been in the direct mail marketing business for 50 years and sells general merchandise and financial service products to moderate income consumers using catalogs and other direct marketing solicitations. Fingerhut's merchandise includes a broad mix of quality brand name and private label products. In 1997, Fingerhut generated over $1.4 billion in net sales. Fingerhut's executive offices are located at 4400 Baker Road, Minnetonka, Minnesota 55343; Fingerhut's telephone number is (612) 932-3100.


FINGERHUT COMPANIES, INC.

    FCI is a database marketing company that sells a broad range of products and services directly to consumers via catalogs, television and other media. It had 1997 net revenues of approximately $1.8 billion. FCI is the successor to the business of several related companies, the first of which was a partnership formed in 1948. FCI was incorporated in 1978 in connection with the acquisition of Fingerhut by a predecessor of Travelers Group Inc. in 1979 and became a publicly held company in May 1990. FCI announced, in October 1997, that its Board of Directors had authorized it to file an application with the IRS for a tax-free distribution to FCI shareholders of all of FCI's ownership in Metris Companies Inc. (the "Spin Off"). The proposed Spin Off, anticipated in 1998, is subject to the final approval of FCI's Board of Directors and approval of the IRS, and is subject to market conditions. There are no assurances that the Spin Off will be consummated.

FINGERHUT NATIONAL BANK


    FNB, a wholly owned subsidiary of FCI, is a special-purpose credit card bank, established under Section 2(c)(2)(F) of the Bank Holding Company Act of 1956, as amended by the Competitive Equality Banking Act of 1987, as amended. FNB was chartered as a national banking association on November 11, 1996. FNB's principal executive offices are located at 3904 West Technology Circle, Suite 102, Sioux Falls, South Dakota 57106; FNB's telephone number is (605) 362-2380.


                            MATURITY CONSIDERATIONS


    The Class A Invested Amount is payable to the Class A Securityholders, to the extent funds are available therefor in the Principal Account, on each Distribution Date beginning with the September 2002 Distribution Date, or earlier in the event of a Pay Out Event that results in the commencement of the Early Amortization Period. The Class A Securityholders will receive payments of principal on each Distribution Date during the Controlled Amortization Period until the Class A Invested Amount has been paid in full or the Termination Date has occurred. It is anticipated that the final payment of principal with respect to the Class A Securities will be made on the November 2003 Distribution Date (the "Class A Expected Final Payment Date"). The Pooling and Servicing Agreement provides that the Class B Securityholders will not begin to receive payments of principal until the Class A Invested Amount has been paid in full. The Class B Securityholders will receive payments of principal on the Class B Principal Payment Commencement Date and each Distribution Date thereafter until the Class B Invested Amount is paid in full or the Termination Date has occurred. It is anticipated that the final payment of principal with respect to the Class B Securities will be made on the February 2004 Distribution Date (the "Class B Expected Final Payment Date"). The Pooling and Servicing Agreement provides that the CTO Securityholders will not begin to receive payments of principal until the Class A Invested Amount and the Class B Invested Amount have been paid in full.



    During the Controlled Amortization Period an amount equal to the lesser of
(i) Available Series 1998-2 Principal Collections and (ii) the "Class A Controlled Distribution Amount" which is equal to the sum of the Class A Controlled Amortization Amount and any existing Class A Deficit Controlled Amortization Amount will be deposited in the Principal Account during each Monthly Period. The term "Class A Deficit Controlled Amortization Amount" means zero on the initial Distribution Date with respect to the Controlled Amortization Period and, on any subsequent Distribution Date, means the excess, if any, of the amount determined on the preceding Distribution Date under clause
(ii) above over the amount determined under clause (i) above with respect to the related Monthly Period. During the Controlled Amortization Period following the deposit in the Principal Account of an amount sufficient to pay the Class A Invested Amount in full, an amount equal to the lesser of (i) Available Series 1998-2 Principal Collections and (ii) the "Class B Controlled Distribution Amount" which is equal to the sum of the Class B Controlled Amortization Amount and any existing Class B Deficit Controlled Amortization Amount will be deposited in the Principal Account during each Monthly Period. The term "Class B Deficit Controlled Amortization Amount" means zero on the Class B Principal Payment Commencement Date and, on any subsequent Distribution Date, means the excess, if any, of the amount determined under clause (ii) above over the amount determined under clause (i) above with respect to the related Monthly Period.



    Although it is anticipated that principal payments will be made to Class A Securityholders in an amount equal to the Class A Controlled Amortization Amount on each Distribution Date beginning on the September 2002 Distribution Date and ending on the November 2003 Distribution Date and to the Class B Securityholders in an amount equal to the Class B Controlled Amortization Amount beginning on the December 2003 Distribution Date and ending on the February 2004 Distribution Date, no assurance can be given in that regard.



    Should a Pay Out Event occur and the Early Amortization Period commence, the Class A Securityholders will be entitled to receive monthly payments of principal in an amount equal to the lesser of the Available Series 1998-2 Principal Collections and the Class A Invested Amount, until the Class A Invested Amount is paid in full or until the Termination Date. Thereafter, on and after the Class B Principal Payment Commencement Date, the Class B Securityholders will be entitled to receive monthly payments of principal in an amount equal to the lesser of the Available Series 1998-2 Principal Collections and the Class B Invested Amount, until the Class B Invested Amount is paid in full or until the Termination Date. Thereafter, on and after the CTO Principal Payment Commencement Date, the CTO Securityholders will be entitled to receive monthly payments of principal, until the CTO Invested Amount is paid in full or until the Termination Date. A "Pay Out Event" occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Securityholders or to observe or perform in any material respect certain other covenants within the time periods stated in the Pooling and Servicing Agreement, (b) material breaches of certain representations, warranties, or covenants of the Transferor which remain uncured after grace periods specified in the Pooling and Servicing Agreement, (c) certain bankruptcy or insolvency events relating to the Transferor, Fingerhut, FCI or FNB, (d) the occurrence of a Servicer Default that would have a material adverse effect on the Securityholders, (e) (x) the Transferor Interest being less than the Minimum Transferor Interest, (y) the total amount of Principal Receivables and the amount on deposit in the Excess Funding Account being less than the Minimum Aggregate Principal Receivables or
(z) the Retained Percentage being equal to or less than 2 percent, in each case as of any Determination Date, and not exceeding the required amount on or prior to the tenth business day following such Determination Date, (f) the Trust becoming subject to regulation as an "investment company" within the meaning of the Investment Company Act or (g) a reduction in the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the weighted average of the Base Rates for such three consecutive Monthly Periods. See "Description of the Offered Securities--Pay Out Events."



    The "Base Rate" means, with respect to any Monthly Period, the sum of (i) the weighted average of the Class A Interest Rate, the Class B Interest Rate, the CTO Interest Rate and, if an interest rate is assigned to any portion of the Class D Securities, the Class D Interest Rate as of the last day of such Monthly Period (weighted based on the Class A Invested Amount, the Class B Invested Amount, the CTO Invested Amount and, if an interest rate is assigned to any portion of the Class D Securities, such portion of the Class D Invested Amount, respectively, as of the beginning of the day on the first day of such Monthly Period) plus (ii) the product of 2.00 percent per annum and the percentage equivalent of a fraction the numerator of which is the Adjusted Invested Amount and the denominator of which is the Invested Amount, each as of the beginning of the day on the first day of such Monthly Period. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate amount of Available Series 1998-2 Finance Charge Collections for each business day during such Monthly Period (not including (x) the amounts withdrawn from the Payment Reserve Account, (y) Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made but not made in prior Monthly Periods, if any, and (z) the amount of any Finance Charge Collections received with respect to the final payment of any Closed End Receivable that is refinanced with a receivable arising under a consumer revolving credit card account) and
(ii) amounts withdrawn from the Defeasance Reserve Account with respect to such Monthly Period calculated on a cash basis after subtracting the aggregate Series Default Amount for such Monthly Period and the Series 1998-2 Percentage of any Adjustment Payments which the Transferor is required but fails to make pursuant to the Pooling and Servicing Agreement for each business day during such Monthly Period, and the denominator of which is the average daily Invested Amount during such Monthly Period; PROVIDED, HOWEVER, that Excess Finance Charge Collections applied for the benefit of the Securityholders may be added to the numerator if the Transferor shall have provided ten Business Days prior written notice of such action to each Rating Agency and the Transferor, the Servicer and the Trustee shall have received notifications in writing that such action will not result in Standard & Poor's reducing or withdrawing its then existing rating of the Investor Securities of any outstanding Series or class with respect to which it is a Rating Agency. See "Description of the Offered Securities--Pay Out Events."



    The following table sets forth for the Receivables originated by Fingerhut and FNB from Back End Customers, but not including Receivables relating to (i) the initial orders of the Back End Customers, which became eligible for inclusion in the Trust as of March 18, 1998 and (ii) purchases by Back End Customers from Fingerhut's prospective new customer marketing materials, the highest and lowest monthly payment rates during any month in the period shown and the average monthly payment rates for such Receivables for all months during the periods shown, in each case calculated by dividing the total collections during a given fiscal month by total opening monthly balances of such Receivables during the periods shown and expressing such amounts as a percentage. The middle fiscal month of each fiscal quarter is, and each of February 1997 and February 1998 was, a five week fiscal month. Payment rates shown in the table are based on amounts which are or would be deemed payments of Principal Receivables with respect to such Receivables, but do not include payments resulting from refinancing existing Receivables that are closed-end installment sales contracts or closed-end credit card loans with Receivables under consumer revolving credit card accounts.



                             MONTHLY PAYMENT RATES

                                          TWO MONTHS ENDED                               FISCAL YEAR ENDED
                                  --------------------------------  -----------------------------------------------------------
                                   FEBRUARY 27,     FEBRUARY 28,      DECEMBER 26,       DECEMBER 27,         DECEMBER 29,
                                       1998             1997              1997               1996                 1995
                                  ---------------  ---------------  -----------------  -----------------  ---------------------
Lowest Month....................           5.9%             6.0%              5.7%               5.5%                 5.6%
Highest Month...................           8.5%             8.2%              8.2%               8.2%                 9.1%
Monthly Average.................           7.2%             7.0%              7.1%               7.1%                 7.6%


                                   DECEMBER 30,
                                       1994
                                  ---------------
Lowest Month....................           6.0%
Highest Month...................          10.3%
Monthly Average.................           8.1%

    The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions, economic and financial conditions affecting the payment habits of individual customers, the length of the fiscal month and other factors. There can be no assurance that Principal Collections with respect to the Trust, and thus the rate at which the Securityholders could expect to receive payments of principal on their Securities during the Amortization Period, will be similar to the historical experience set forth above, in part because for the historical periods shown, the Receivables were comprised substantially of closed-end installment sales contracts originated by Fingerhut and closed-end credit card loans originated by FNB and the Receivables are expected to become entirely revolving credit card loans originated by FNB over the next several years. If a Pay Out Event occurs, the average life and maturity of the Offered Securities could be significantly reduced.


                                USE OF PROCEEDS


    The Transferor will apply the net proceeds received from the sale of the Offered Securities, to repay principal of classes of the Series 1997-1 Variable Funding Trust Certificates (a substantial portion of which are held by certain of the Underwriters or their affiliates) and the Series 1994-2 Variable Funding Trust Certificates, to pay the purchase price of Receivables and to make a deposit to the Interest Funding Account for the payment of interest on the first Distribution Date. See "Annex I: Other Series."



                     DESCRIPTION OF THE OFFERED SECURITIES



    The Offered Securities will be issued pursuant to the Pooling and Servicing Agreement and the Series 1998-2 Supplement. The Pooling and Servicing Agreement, the Series 1998-2 Supplement and the Offered Securities will be governed by, and construed in accordance with, the laws of the State of Delaware. Pursuant to the Pooling and Servicing Agreement, the Transferor and the Trustee have executed the Supplements with respect to the Previously Issued Series and may execute additional Supplements in order to issue additional Series (including the Series 1998-1 Securities) and Participation Supplements in order to issue Participations (including the Participation to be issued to FNB on the Closing
Date).


GENERAL


    The Offered Securities will represent the right to receive payments from certain assets of the Trust, including the right to the investor percentage of all Obligor payments on the Receivables in the Trust. Each Class A Security and Class B Security represents the right to receive payments of interest at the Class A Interest Rate or the Class B Interest Rate, as the case may be, funded from Available Series 1998-2 Finance Charge Collections and the right to receive payments of principal after the beginning of the Amortization Period, with respect to the Class A Securities, and on and after the Class B Principal Payment Commencement Date, with respect to the Class B Securities, in each case funded from Principal Collections applied for the benefit of the Series 1998-2 Securityholders' Interest.



    The Transferor owns the Exchangeable Transferor Security and will initially own the Class D Securities. The Exchangeable Transferor Security will represent an undivided interest in the Trust, including the right to the Transferor Percentage of all Obligor payments on the Receivables in the Trust equal to 100% minus the sum of the applicable investor percentages (which shall not exceed 100%) for all Series of securities then outstanding and the Participation Percentages for all Participations then outstanding. See "--Certain Matters Regarding the Transferor and the Servicer."



    During the Revolving Period, the Invested Amount will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Dilution." The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are transferred to the Trust and others are paid or charged off. The amount of the Transferor Interest (or the amount in the Excess Funding Account) will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust unless and to the extent that the Other Series or another Series absorbs such change. During the Amortization Period, the Adjusted Invested Amount will decline as Principal Collections are held for distribution or distributed to the Securityholders. As a result, unless and to the extent that the Variable Funding absorb such increase, the Transferor Interest will generally increase each month during the

Amortization Period to reflect the reductions in the Invested Amount and will also change to reflect the variations in the amount of the Principal Receivables in the Trust. The Transferor Interest may be reduced as the result of an Exchange or the issuance of a Participation. See "--Exchanges" and "--Participations."



    Each Class of Offered Securities initially will be represented by securities registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository"), except as set forth below. Beneficial interests in each Class of Offered Securities will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Offered Securities. Unless and until Definitive Securities are issued under the limited circumstances described herein, no Security Owner acquiring an interest in any Class of Offered Securities will be entitled to receive a security representing such Security Owner's interest in such Securities. Until such time, all references herein to actions by Securityholders of any Class of Offered Securities will refer to actions taken by the Depository upon instructions from its participating organizations ("Participants") and all references herein to distributions, notices, reports, and statements to Securityholders of any Class of Offered Securities will refer to distributions, notices, reports, and statements to the Depository or its nominee, as the registered holder of the Offered Securities of such Class, for distribution to Security Owners of such Class in accordance with the Depository's procedures. See "--Book-Entry Registration" and "--Definitive Securities."


BOOK-ENTRY REGISTRATION


    With respect to each Class of Offered Securities in book-entry form, Securityholders may hold their Securities through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.



    Cede & Co., as nominee for DTC, will hold the global securities. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.



    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants ("DTC Participants") and facilitates the clearance and settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.


    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits or securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.


    Purchases of Securities under the DTC system must be made by or through Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual Security Owner is in turn to be recorded on the Participants' and Indirect Participants' records. Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Security Owners. Security Owners will not receive securities representing their ownership interest in Securities, except in the event that use of the book-entry system for the Securities is discontinued.



    To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC will have no knowledge of the actual Security Owners of the Securities; DTC's records will reflect only the identity of the Participants to whose accounts such Securities are credited, which may or may not be the Security Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.



    Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.



    Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Securities are credited on the record date (identified in a listing attached thereto). Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Participants' accounts on the Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the Distribution Date. Payments by Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of Participants and Indirect Participants.



    DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Transferor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Securities are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Securities will be printed and delivered.


    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Transferor believes to be reliable, but the Transferor takes no responsibility for the accuracy thereof.


    Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled by Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of the Securities. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.



    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.



    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with Persons holding through Euroclear Participants.

    Distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the related Pooling and Servicing Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.



    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.



DEFINITIVE SECURITIES



    The Offered Securities of each Class will be issued in fully registered, certificated form to the Security Owners of such Class or their nominees ("Definitive Securities"), rather than to the Depository or its nominee, only if
(i) the Transferor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Securities of such Class, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, or (iii) after the occurrence of a Servicer Default, Security Owners representing not less than 50 percent of the Invested Amount of such Class advise the Trustee and the Depository through Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Security Owners of such Class.



    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee is required to notify all Security Owners through the Depository of the availability through the Depository of Definitive Securities. Upon surrender by the Depository of the definitive security representing the Securities of the affected Class and instructions for registration, the Trustee will issue the Securities of such Class as Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Pooling and Servicing Agreement.



    Distribution of principal and interest on the Offered Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments and any principal payments on each Distribution Date will be made to Securityholders in whose names the Definitive Securities were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Securityholder as it appears on the register maintained by the Trustee. The final payment on any Offered Security, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Securityholders. The Trustee will provide such notice to registered Securityholders mailed not later than the fifth day of the month of such final distributions.



    Definitive Securities will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Trustee (in such capacity, the "Transfer Agent and Registrar") and, following issuance of Definitive Securities and thereafter for so long as the Offered Securities are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, at the office or agency maintained by the Paying Agent for such purpose in Luxembourg. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar will not be required to register the transfer or exchange of Definitive Securities for the period from the Record Date preceding the due date for any payment to the Distribution Date with respect to such Definitive Securities.

STATUS OF THE SECURITIES



    Upon issuance, the Securities will rank PARI PASSU with all other outstanding series. Payments on the Class B Securities are subordinated to the Class A Securities as described herein.


INTEREST PAYMENTS


    Interest will accrue on the outstanding principal amount of each Class of the Securities at the applicable Interest Rate from the Closing Date. Interest will be distributed on June 15, 1998, and on each Distribution Date thereafter to Securityholders, to the extent of Available Series 1998-2 Finance Charge Collections. Interest payments on the Class A Securities and the Class B Securities on any Distribution Date will be calculated on the outstanding principal amount of the Class A Securities or the outstanding principal amount of the Class B Securities, as applicable, as of the close of business on the first day of such Interest Accrual Period, except that interest for the first Distribution Date will be calculated on the initial principal amount of the Class A Securities or the initial principal amount of the Class B Securities from the Closing Date. Interest on the Offered Securities will be calculated on the basis of a 360-day year of twelve 30-day months.


PRINCIPAL PAYMENTS


    During the Revolving Period (which begins on the Closing Date and ends on the day before the Amortization Period begins), no principal payments will be made to Securityholders. During the Amortization Period, principal will be paid to the Principal Account on each business day and such amounts will be distributed, first to the Class A Securityholders until the Class A Invested Amount is paid in full, then to the Class B Securityholders until the Class B Invested Amount is paid in full, then to the CTO Securityholders until the CTO Invested Amount is paid in full, and finally to the Class D Securityholders until the Class D Invested Amount is paid in full. The amount of principal distributed with respect to the Class A Securities on each Distribution Date during the Controlled Amortization Period shall not exceed the Class A Controlled Distribution Amount. The amount of principal distributed with respect to the Class B Securities during the Controlled Amortization Period on and after the Class B Principal Payment Commencement Date shall not exceed the Class B Controlled Distribution Amount. See "--Pay Out Events" for a discussion of events which might lead to the commencement of the Amortization Period prior to the first day of the August 2002 Monthly Period. See "--Application of Collections" for a discussion of the method by which Principal Collections are applied during the Amortization Period.



    Available Series 1998-2 Principal Collections for any Monthly Period will first be used to cover, with respect to any Monthly Period during the Amortization Period, required deposits into the Principal Account for the benefit of the Class A Securityholders. On and after the Class B Principal Payment Commencement Date, Available Series 1998-2 Principal Collections for any Monthly Period will first be used to cover required deposits into the Principal Account for the benefit of the Class B Securityholders. On and after the CTO Principal Payment Commencement Date, Available Series 1998-2 Principal Collections for any Monthly Period will first be used to cover required deposits into the Principal Account for the benefit of the CTO Securityholders. "Available Series 1998-2 Principal Collections" means, with respect to any Monthly Period or portion thereof commencing on the Amortization Period Commencement Date, an amount equal to the sum of (i) an amount equal to the Fixed/Floating Percentage on each business day during such period of all Principal Collections (less the amount of Redirected Principal Collections) received during such period, (ii) any amount on deposit in the Excess Funding Account allocated to the Securities with respect to such period, (iii) an amount equal to the sum of the aggregate Series Default Amount and the Series 1998-2 Percentage of any unpaid Adjustment Payments paid from Available Series 1998-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections or Redirected Principal Collections with respect to such period and any reimbursements from Available Series 1998-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections or Redirected Principal Collections of unreimbursed Series Charge-Offs and (iv) the aggregate Shared Principal Collections applied to the Securities during such period.


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

    The Servicer will determine the amount of Principal Collections for any business day applied to the Offered Securities and remaining after covering required deposits or payments of principal to the Securityholders and any similar amount remaining with respect to securities of any other Series plus amounts specified in any Participation Supplement to be treated as Shared Principal Collections (collectively, "Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover, (x) with respect to Series 1998-2, (i) during the Controlled Amortization Period on or prior to the CTO Principal Payment Commencement Date, the excess of the Class A Controlled Distribution Amount or the Class B Controlled Distribution Amount, as applicable, over the aggregate amount applied with respect thereto for such business day and for each prior business day in such Monthly Period, and (ii) at all other times, the Invested Amount of the Class then receiving principal payments, if any, after the application of Principal Collections on such business day or (y) with respect to any other Series, the amounts specified as such in the Supplement for such other Series ("Principal Shortfalls"). Shared Principal Collections will not be used to cover series charge-offs for any Series. If Principal Shortfalls exceed Shared Principal Collections on any business day, Shared Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the holder of the Exchangeable Transferor Security.


FINANCE CHARGE COLLECTIONS; PRINCIPAL COLLECTIONS


    The Servicer is obligated to deposit all Collections on the Receivables, other than the portion of Collections allocable to Participations, into the Collection Account maintained in the name of the Trust. Collections are allocated on each business day between Finance Charge Collections and Principal Collections. Finance Charge Receivables include (i) with respect to consumer revolving credit card accounts, amounts billed from time to time to Obligors in respect of Periodic Finance Charges, overlimit fees, late charges, returned check fees, annual account fees or service charges, transaction charges and similar fees and charges (except for fees associated with ancillary products and services sold to Obligors) plus (ii) with respect to all Receivables, Recoveries, any other fees (other than prepaid insurance premiums or fees associated with ancillary products and services sold to Obligors) billed to Obligors, plus (iii) investment earnings on amounts credited to the Excess Funding Account, plus (iv) Discount Receivables. Discount Receivables are portions of the principal balance of Receivables which are recharacterized as Finance Charge Receivables based on a Discount Factor. Discount Receivables on any day include the product of the amount of the outstanding balance of the Receivables on such day (less, with respect to revolving credit card loans, the Periodic Finance Charges and other fees and charges described in clause (i) of the definition of Finance Charge Receivables) and the applicable Discount Factor. The Discount Factor for Revolving Receivables generated in connection with sales by Fingerhut will initially be 9% and for Closed End Receivables generated in connection with sales by Fingerhut will initially be 25%. The Discount Factor for other Receivables will be such other rate or rates (which may be a fixed percentage or a variable percentage based on a formula) approved by the Rating Agencies. Following notice to the Rating Agencies, the Transferor may increase the Discount Factor from time to time in an amount not to exceed two percentage points from the amounts set forth above or the amounts otherwise approved by the Rating Agencies if such change will not cause a Pay Out Event to occur. In addition, the Discount Factor may be adjusted from time to time if such change will not cause a Pay Out Event to occur and the Rating Agencies have confirmed that the change will not result in any of the Rating Agencies reducing or withdrawing its original rating on any then outstanding Series rated by it. Principal Receivables are amounts payable by Obligors with respect to Eligible Receivables other than such amounts that are Finance Charge Receivables or Default Amounts. Finance Charge Collections are Collections received with respect to Finance Charge Receivables (other than Discount Receivables) and Discount Receivables Collections. Principal Collections include all amounts collected which are not Finance Charge Collections (Principal Collections and Finance Charge Collections are collectively sometimes referred to herein as "Collections").

    Finance Charge Collections and Principal Collections are allocated on each business day among the Transferor Interest, the interest of the holders of any Participations, and the respective interests of the securityholders of each Series issued and outstanding from time to time in accordance with the Pooling and Servicing Agreement and applicable Supplements. In general, in accordance with such allocations and the provisions of the Pooling and Servicing Agreement and the applicable Supplements, (i) Finance Charge Collections and certain other amounts are applied on each business day to fund interest on the securities of any Series then outstanding, to pay certain fees and expenses, to cover default amounts, to cover any Adjustment Payments the Transferor fails to make, to reimburse series charge-offs and to make required payments to the Transferor, and (ii) Principal Collections and certain other amounts are applied on each business day to fund principal on the securities of any Series then outstanding, except that during any revolving period applicable to a Series, Principal Collections otherwise allocable to the securityholders of such Series which are not redirected to cover amounts payable from Finance Charge Collections in the event of a shortfall thereof are paid to the holder of the Exchangeable Transferor Security or paid to the securityholders of any other Series then outstanding.



SUBORDINATION OF THE CLASS B SECURITIES



    The Class B Securities will be subordinated to the extent necessary to fund certain payments with respect to the Class A Securities. To the extent the Class B Invested Amount is reduced, the percentage of Finance Charge Collections applied for the benefit of the Series 1998-2 Securityholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Securityholders will be reduced.



    The Collateralized Trust Obligations will be subordinated to the extent necessary to fund certain payments with respect to the Class A Securities and the Class B Securities. To the extent the CTO Invested Amount is reduced, the percentage of Finance Charge Collections applied for the benefit of the Series 1998-2 Securityholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the CTO Invested Amount is not reimbursed, the amount of principal distributable to the CTO Securityholders will be reduced.



    If, on any Determination Date, the aggregate Series Default Amount and the Series 1998-2 Percentage of the unpaid Adjustment Payments, if any, for all business days in the preceding Monthly Period exceeds the sum of (a) the aggregate amount of Available Series 1998-2 Finance Charge Collections (including amounts withdrawn from the Revolving Receivables Reserve Account) applied to the payment thereof as described in clauses (v) and (vi) of "--Application of Collections--Payment of Fees, Interest and Other Items," (b) the amount of Transferor Finance Charge Collections and Excess Finance Charge Collections allocated thereto as described in "--Redirection of Cash Flows," and
(c) the amount of Redirected Principal Collections allocated with respect thereto as described in "--Redirected Principal Collections," the Class D Invested Amount will be reduced by the aggregate amount of such excess. Such reductions of the Class D Invested Amount will thereafter be reimbursed and the Class D Invested Amount increased on each business day by the amount, if any, of Available Series 1998-2 Finance Charge Collections and Excess Finance Charge Collections applied for that purpose.



    In the event that any such reduction of the Class D Invested Amount would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero and the CTO Invested Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero, but not by more than the sum of the remaining aggregate Series Default Amount and the remaining Series 1998-2 Percentage of the unpaid Adjustment Payments for such Monthly Period. Such reductions of the CTO Invested Amount will thereafter be reimbursed and the CTO Invested Amount increased on each business day by the amount, if any, of Available Series 1998-2 Finance Charge Collections and Excess Finance Charge Collections for such business day applied for that purpose.

    In the event that any such reduction of the CTO Invested Amount would cause the CTO Invested Amount to be a negative number, the CTO Invested Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the CTO Invested Amount would have been reduced below zero, but not by more than the sum of the remaining aggregate Series Default Amount and the remaining Series 1998-2 Percentage of the unpaid Adjustment Payments for such Monthly Period. Such reductions of the Class B Invested Amount will thereafter be reimbursed and the Class B Invested Amount increased on each business day by the amount, if any, of Available Series 1998-2 Finance Charge Collections and Excess Finance Charge Collections for such business day applied for that purpose. If the Class B Invested Amount is reduced to zero, the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the sum of the remaining aggregate Series Default Amount and the remaining Series 1998-2 Percentage of the unpaid Adjustment Payments for such Monthly Period. Such reductions of the Class A Invested Amount will thereafter be reimbursed and the Class A Invested Amount increased on each business day by the amount, if any, of Available Series 1998-2 Finance Charge Collections and Excess Finance Charge Collections applied for that purpose. See "--Redirection of Cash Flows," "--Redirected Principal Collections" and "--Series Charge-Offs."


TRANSFER AND ASSIGNMENT OF RECEIVABLES


    On and after the Initial Closing Date and prior to January 12, 1997, all Receivables that were transferred to the Trust by the Transferor were closed-end installment sales contracts originated by Fingerhut (each such installment sale contract constitutes a separate Account for purposes of the Trust). Such Receivables were sold by Fingerhut to the Transferor pursuant to the Fingerhut Purchase Agreement. In January 1997, Fingerhut ceased extending credit to its customers pursuant to closed-end installment sale contracts and FNB commenced the origination of closed-end credit card loans to finance purchases of merchandise and services from Fingerhut (each such loan is a separate Account for purposes of the Trust). In addition, in November 1996, FNB commenced the origination of revolving credit card loans to finance purchases of merchandise and services from Fingerhut. Since January 12, 1997, all closed-end credit card loans and revolving credit card loans originated by FNB have been sold on an ongoing basis by FNB to FCI pursuant to the Bank Purchase Agreement and, all such closed-end credit card loans that are Eligible Receivables, have been transferred by FCI to the Transferor pursuant to the FCI Purchase Agreement. Since January 12, 1997, the Transferor has been transferring to the Trust the closed-end credit card loans originated by FNB that it purchases from FCI. On March 18, 1998, the FCI Purchase Agreement and the Pooling and Servicing Agreement were amended to provide for the sale on an ongoing basis by FCI to the Transferor, and by the Transferor to the Trust, respectively, of the revolving credit card loans originated by FNB that are Eligible Receivables. The aggregate amount of Receivables in the Trust as of March 27, 1998 was $1,686,837,273 comprised of $417,752,162 of Finance Charge Receivables and $1,269,085,112 of Principal Receivables. As of March 27, 1998, the Principal Receivables consisted of $240,526,025 of closed-end installment sale contracts originated by Fingerhut, $930,597,170 of closed-end credit card loans originated by FNB and $48,650,283 of revolving credit card loans originated by FNB. See "Description of the Purchase Agreements."



    Fingerhut filed one or more UCC-1 or UCC-3 financing statements in accordance with the UCC to perfect the Transferor's interest in the Receivables sold pursuant to the Fingerhut Purchase Agreement. FNB filed one or more UCC-1 financing statements in accordance with the UCC to perfect the interest of FCI in the Receivables sold pursuant to the Bank Purchase Agreement and FCI filed one or more UCC-1 or UCC-3 financing statements in accordance with the UCC to perfect the interest of the Transferor in the Receivables sold pursuant to the FCI Purchase Agreement. The Transferor, in turn, filed one or more UCC-1 financing statements in accordance with applicable state law to perfect the Trust's interest in the Receivables and one or more UCC-3 financing statements in accordance with the UCC to reflect the Transferor's assignment to the Trust of revolving credit card loans originated by FNB and to amend certain definitions in the filing. FCI, Fingerhut, FNB and the Transferor will file any additional amendments or


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

continuation statements to the UCCs that may be required to be filed from time to time. See "Certain Legal Aspects of the Receivables."



    FNB for itself and as Servicer has identified in its computer files that the Receivables are Receivables as defined herein. FNB, as Servicer, retains and will not deliver to the Trustee any other records or agreements relating to the Receivables. The records and agreements relating to the Receivables will not be segregated from those relating to other accounts and receivables of FNB and the physical documentation relating to Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Securityholders.


EXCHANGES


    The Pooling and Servicing Agreement provides for the Trustee to issue two types of securities: (i) investor securities in one or more Series, each of which may have one or more classes of securities of which one or more such classes may be transferable and (ii) the Exchangeable Transferor Security. The Exchangeable Transferor Security evidences the Transferor Interest, is held by the Transferor, and will be transferable only as provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement also provides that, pursuant to any one or more Supplements, the holder of the Exchangeable Transferor Security may tender the Exchangeable Transferor Security and the securities evidencing any Series of securities, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Security. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Security may define, with respect to any newly issued Series, certain terms including: (i) its name or designation; (ii) its initial invested amount (or method for calculating such amount); (iii) its interest rate (or the method of calculating interest payments or other cash flows to such Series); (iv) the closing date; (v) the rating agency or agencies, if any, rating such Series;
(vi) the interest payment date or dates and the date or dates from which interest shall accrue; (vii) the name of the clearing agency, if any; (viii) the method of allocating Principal Collections for such Series and the method by which the principal amount of investor securities of such Series will amortize or accrue and the method for allocating Finance Charge Collections and Default Amounts; (ix) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts; (x) the percentage used to calculate monthly servicing fees for such Series; (xi) the Minimum Transferor Percentage; (xii) the Enhancement provider, if applicable, and the terms of any Enhancement with respect to such Series; (xiii) the base rate applicable to such Series; (xiv) the terms on which the securities of such Series may be repurchased or remarketed to other investors; (xv) the termination date of such Series; (xvi) any deposit into any account provided for such Series; (xvii) the number of classes of such Series and, if more than one class, the rights and priorities of each such class; (xviii) the fees, if any, to be included in funds available to securityholders of such Series; (xix) the subordination, if any, of such new Series with respect to any other Series; (xx) the rights, if any, of the holder of the Exchangeable Transferor Security that have been transferred to the holders of such Series pursuant to such Exchange (including any rights to allocations of Finance Charge Collections and Principal Collections); (xxi) the Minimum Retained Percentage; (xxiii) whether such Series will be part of a group or subject to being paired with any other Series; (xxii) whether such Series will be prefunded; and (xxiv) any other relevant terms, including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee, or the Trust is required or intends to obtain the consent of any Securityholder to issue any additional Series or in connection with the determination of the Principal Terms thereof. However, as a condition of an Exchange, the holder of the Exchangeable Transferor Security will deliver to the Trustee written confirmation that the Exchange will not result in any Rating Agency reducing or withdrawing its rating of any outstanding Series, including the Offered Securities. The Transferor may offer any Series to the public or other investors in transactions either registered under the Securities Act or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings, in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Transferor currently intends to offer, from time to time, additional Series.


    The Pooling and Servicing Agreement provides that the holder of the Exchangeable Transferor Security may perform Exchanges and define the Principal Terms of each Series, including the period during which amortization of the principal amount thereof is intended to occur, which period may have a different length and begin on a different date than such period for any other Series. Accordingly, one or more Series may be in their amortization periods while other Series are not. Moreover, any Series may have the benefit of an Enhancement that is available only to such Series. Under the Pooling and Servicing Agreement, the Trustee will hold any such form of Enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such form of Enhancement, the holder of the Exchangeable Transferor Security may deliver a different form of Enhancement agreement. Collections allocated to Finance Charge Receivables not used to pay interest on the securities, the monthly servicing fee, the series default amount, or series charge-offs with respect to any Series will be allocated as provided in such Enhancement agreement, if applicable. The Pooling and Servicing Agreement also provides that the holder of the Exchangeable Transferor Security may specify different coupon rates and monthly servicing fees with respect to each Series (or a particular class within such Series). The holder of the Exchangeable Transferor Security also has the option under the Pooling and Servicing Agreement to vary between Series the terms upon which a Series (or a particular class within such Series) may be repurchased by the Transferor or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, and classes within a Series may have different priorities. The Series 1998-2 Supplement does not permit the subordination of the Securities to any other Series that may be issued by the Trust (except to the limited extent described herein with respect to Shared Principal Collections and Excess Finance Charge Collections). There is no limit to the number of Exchanges that may be performed under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.



    Under the Pooling and Servicing Agreement and pursuant to a Supplement, an Exchange may occur only upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Transferor Security may perform an Exchange by notifying the Trustee at least five business days in advance of the date upon which the Exchange is to occur. Under the Pooling and Servicing Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial invested amount (or method for calculating such amount), (ii) its interest rate (or the method of calculating interest payments or other payments to such Series), and (iii) the provider of the Enhancement, if any, with respect to such Series. The Pooling and Servicing Agreement provides that on the date of the Exchange the Trustee will authenticate any such Series only upon delivery to the Trustee of the following: (i) a Supplement specifying the Principal Terms of such Series,
(ii) a Tax Opinion and an opinion of counsel to the effect that the securities of such Series sold to third parties will be characterized as either indebtedness or as partnership interests under existing law for federal and Applicable Tax State income tax purposes, or that the issuance of such Series will not materially adversely affect the Applicable Tax State income tax characterization of any outstanding Series or the taxability of the Trust under Applicable Tax State income tax laws, (iii) if required by such Supplement, the form of Enhancement and an appropriate Enhancement agreement with respect thereto executed by the Transferor and the provider of the Enhancement, (iv) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it, (v) the existing Exchangeable Transferor Security or, if applicable, the securities representing the Series to be exchanged, and (vi) an officer's certificate of the Transferor stating that, after giving effect to such Exchange, (a) the Transferor Interest would be at least equal to the Minimum Transferor Interest and (b) the Retained Interest (as defined in the Pooling and Servicing Agreement) equals or exceeds the Minimum Retained Interest.

    Under the Pooling and Servicing Agreement, the Transferor may also exchange the Exchangeable Transferor Security for a newly issued Exchangeable Transferor Security and a second security (a "Supplemental Security") the terms of which will be defined in a Supplement upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement.


PARTICIPATIONS


    The Pooling and Servicing Agreement provides that the Transferor may direct the Trustee to issue on behalf of the Trust one or more participation interests in the assets of the Trust or in any portion thereof (each interest, a "Participation"), the terms of which shall be defined in a supplement to the Pooling and Servicing Agreement (a "Participation Supplement"), which shall include, among other things, a conveyance to the holder of the Participation of all right, title and interest of the Trust in a specified percentage of the Receivables. The Trustee is expected to issue a one percent Participation to FNB on the Closing Date.



    The Trustee shall issue the Participation to or upon the order of the Transferor upon satisfaction of the following conditions: (a) the Rating Agency Condition will be satisfied in connection with such issuance, (b) the Transferor Interest shall not be less than the Minimum Transferor Interest and the Retained Interest shall not be less than the Minimum Retained Interest, in each case, as of the date of, and after giving effect to, such issuance, (c) the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion and an opinion of counsel, each dated the date of such issuance, to the effect that such Participation will not adversely affect the Minnesota or Delaware income tax characterization of any outstanding Series or the taxability of the Trust under Minnesota or Delaware income tax laws and (d) the Trust and the Trustee shall have received a representation from each beneficial owner of a Participation that such beneficial owner is not a trust estate, partnership or an "S Corporation" (within the meaning of Section 1361(a) of the Code) for United States federal income tax purposes or if it is such an entity, that after giving effect to such transfer of a Participation and at all times thereafter, less than 50% of the aggregate value of such beneficial owner's assets would consist of Participations. Any Participation may be transferred or exchanged only upon satisfaction of the conditions described in clauses (a) and (c) above. Each Participation will entitle its holder to a specified percentage (the "Participation Percentage") of all Collections of Principal Receivables and Finance Charge Receivables and any other Trust Assets to the extent specified in the applicable Participation Supplement. Pursuant to the Pooling and Servicing Agreement, no Participation may be issued, sold or otherwise transferred on an "established securities market" within the meaning of Section 7704(b)(1) of the Code.


OTHER SERIES


    The Trust has previously issued the Series 1994-2 Variable Funding Certificates bearing the rate of interest and having the outstanding principal amounts set forth in "Annex I: Other Series." In addition, the Trust previously issued two other Series that will no longer be outstanding upon the issuance of the Securities. Concurrently with the issuance of the Securities, the Trust will issue the Series 1998-1 Securities bearing the rate of interest and having the outstanding principal amounts set forth in "Annex I: Other Series" (the Series 1998-1 Securities, together with the Previously Issued Series, the "Other Series").

REPRESENTATIONS AND WARRANTIES


    Pursuant to the Pooling and Servicing Agreement, the Transferor represents and warrants that, among other things, subject to specified exceptions and limitations (i) the Transferor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver, and perform its obligations under the Pooling and Servicing Agreement and the Purchase Agreement, (ii) the Transferor is duly qualified to do business and in good standing (or is exempt from such requirement) in any state required in order to conduct its business and has obtained all necessary licenses and approvals required under federal and Delaware law, PROVIDED, HOWEVER, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Receivable, (iii) the execution and delivery of the Pooling and Servicing Agreement and the Purchase Agreements, and the consummation of the transactions provided for therein, have been duly authorized by the Transferor by all necessary corporate action on its part, (iv) each of the Pooling and Servicing Agreement and the Purchase Agreements constitutes a legal, valid, and binding obligation of the Transferor, and (v) the transfer of Receivables by it to the Trust under the Pooling and Servicing Agreement constitutes either a valid transfer and assignment to the Trust of all right, title, and interest of the Transferor in and to the Receivables and the proceeds thereof and amounts in any of the accounts established for the benefit of securityholders free and clear of any lien of any Person claiming through or under the Transferor or any of its affiliates (except for Permitted Liens and certain rights of the Transferor) or the grant of a first priority security interest in such Receivables and the proceeds thereof (including amounts in any of the accounts established for the benefit of securityholders). In the event of a breach of any of the representations and warranties described in this paragraph with respect to any Series, either the Trustee or the holders of securities evidencing undivided interests in the Trust aggregating more than 50 percent of the invested amount of such Series, by written notice to the Transferor (and to the Trustee and the Servicer if given by the Securityholders of such Series), may direct the Transferor to accept reassignment of an amount of Principal Receivables equal to the invested amount to be reassigned (as described below) within 60 days of such notice. The Transferor will thereupon be obligated to accept reassignment of such Receivables (which shall include related Finance Charge Receivables) on a Distribution Date occurring within such applicable period (such Distribution Date, a "Reassignment Date"). Such reassignment will not be required to be made, however, if at any time during such applicable period such representations and warranties shall then be true and correct in all material respects. The Transferor shall provide written notice to the Rating Agencies of any such reassignment. The amount to be deposited by the Transferor for distribution to securityholders in connection with such reassignment will be equal to the invested amount for all Series of securities, other than Variable Funding Securities, required to be reassigned, at the end of the day on the business day preceding the Reassignment Date, less, in each case, the amount, if any, on deposit in any Series Account on such date and allocated for payment of principal to such securityholders, plus an amount equal to all interest accrued but unpaid on such securities at the applicable interest rate through such business day, less the amount transferred to the Distribution Account from any Series Account in respect of interest on such securities. The payment of the reassignment deposit amount and the transfer of all other amounts deposited on such date and allocated for payment to the Securityholders, shall be considered payment in full of the investor interest for all Series of securities required to be repurchased and will be distributed upon presentation and surrender of the securities for each such Series. If the Trustee or securityholders give a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy available to the Trustee and the securityholders with respect to any breach of the Transferor's representations and warranties.



    Pursuant to the Pooling and Servicing Agreement, the Transferor also represents and warrants that, among other things, subject to specified exceptions and limitations, (i) the execution and delivery of the Pooling and Servicing Agreement and the Purchase Agreement, and the performance of the transactions contemplated thereby, do not contravene the Transferor's charter or by-laws, violate any material provision of law applicable to it or require any filing (except for filing under the UCC), registration, consent, or approval under any such law except for such filings, registrations, consents, or approvals as have already been obtained and are in full force and effect, (ii) except as described in the Pooling and Servicing Agreement, the Transferor and each prior owner of the Receivables has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all taxes, assessments, and other governmental charges due from the Transferor or such prior owner or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings, (iii) there are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor, before any Governmental Authority asserting the invalidity of the Pooling and Servicing Agreement, and the Purchase Agreement, seeking to prevent the consummation of any of the transactions contemplated thereby, seeking any determination or ruling that would materially and adversely affect the performance by the Transferor of its obligations thereunder, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof or seeking to affect adversely the tax attributes of the Trust, (iv) each Receivable is or will be an account receivable arising out of the performance by the applicable Originator in accordance with the terms of the Contract giving rise to such Receivable, (v) the Transferor has no knowledge of any act which should have led it to expect at the time of the classification of any Receivable as an Eligible Receivable that such Receivable would not be paid in full when due, and each Receivable classified as an Eligible Receivable by the Transferor in any document or report delivered under the Pooling and Servicing Agreement satisfies the requirements of eligibility contained in the definition of Eligible Receivable set forth in the Pooling and Servicing Agreement, (vi) the Transferor is not an "investment company" within the meaning of the Investment Company Act (or is exempt from all provisions of such Act), (vii) the Transferor is not insolvent and will not be rendered insolvent upon the transfer of the Receivables to the Trust and (viii) the Transferor is the legal and beneficial owner of all right, title and interest in and to each Receivable conveyed to the Trust by the Transferor pursuant to the Pooling and Servicing Agreement, and each such Receivable has been or will be transferred to the Trust free and clear of any lien other than Permitted Liens and in compliance in all material respect with all requirements of law applicable to the Transferor. If any representation or warranty made by the Transferor in the Pooling and Servicing Agreement or the Series 1998-2 Supplement proves to have been incorrect in any material respect when made, and as a result the interests of the Securityholders are materially adversely affected, and such representation or warranty continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by more than 50 percent of the Invested Amount and the interests of the Securityholders continue to be materially adversely affected during such period, then the holders of more than 50 percent of the Invested Amount may give notice to the Transferor, the Trustee and the Servicer declaring that a Pay Out Event has occurred, thereby commencing the Early Amortization Period; provided, however, that a Pay Out Event will not be deemed to have occurred as aforesaid if the Transferor has accepted a reassignment of the affected Receivables during such period in accordance with the Pooling and Servicing Agreement. See "--Pay Out Events."



    It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects or compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each year an opinion of counsel with respect to the continued perfection of the security interest of the Trust in and to the Receivables and certain other Trust assets.


CERTAIN COVENANTS

    Pursuant to the Pooling and Servicing Agreement, the Transferor covenants that, among other things, subject to specified exceptions and limitations, (i) it will take no action to cause any Receivable to be evidenced by any instruments or to be anything other than an account, chattel paper or general intangible, except in connection with the enforcement or collection of a Receivable, (ii) except for the conveyances under the Pooling and Servicing Agreement, it will not sell any Receivable or grant a lien (other than a

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Permitted Lien) on any Receivable, (iii) in the event it receives a collection on any Receivables, it will deposit such collections to the Collection Account within two business days, (iv) it will notify the Trustee promptly after becoming aware of any lien on any Receivable other than Permitted Liens, (v) it will take all actions necessary and appropriate to enforce its rights and claims under the Bank Purchase Agreement, the Fingerhut Purchase Agreement and the FCI Purchase Agreement with respect to Receivables arising under Eligible Accounts,
(vi) it will promptly provide the Trustee any notices, reports or certificates given or delivered under the Fingerhut Purchase Agreement and the FCI Purchase Agreement and (vii) except as permitted by the Pooling and Servicing Agreement, it will maintain its separate corporate existence and it will not commingle its assets with those of FNB or FCI or any affiliate thereof.


ELIGIBLE ACCOUNTS


    As of the date the Receivables of such Account are first designated for inclusion in the Trust, each Account which is in existence and owned by an Originator that satisfies each of the following criteria will be an Eligible Account (each, an "Eligible Account"): (a) it is payable in Dollars; (b) the related Obligor has provided, as its billing address, an address located in the United States or its territories or possessions or a United States military address; (c) it has not been identified by the applicable Originator or any of its affiliates in its computer files as stolen or lost; (d) it is not at the time of transfer to the Trust sold or pledged to any other party and which does not have Receivables which, at the time of transfer to the Trust, are sold or pledged to any other party (provided that Receivables which were sold or pledged prior to the date such Receivables are first designated for inclusion in the Trust, but were repurchased free of all liens or where all liens were released prior to the sale hereunder, shall not be disqualified under this clause (d));
(e) the Receivables in which the applicable Originator has not charged off in its customary and usual manner for charging off Receivables in such Accounts unless such Account is subsequently reinstated and (f) the related Obligor is a Back End Customer.


ELIGIBLE RECEIVABLES


    Each Receivable that satisfies each of the following criteria will be an Eligible Receivable (each, an "Eligible Receivable"): (a) each Receivable designated for inclusion in the Trust on or after the Amendment Closing Date shall have arisen under an Eligible Account, (b) it constitutes an "account," "chattel paper" or a "general intangible" as such terms are defined in Article 9 of the UCC as then in effect in each Relevant UCC State, (c) it is at the time of its transfer to the Trust the legal, valid and binding obligation of, or is guaranteed by, a Person who is competent to enter into a contract and incur debt and is enforceable against such Person in accordance with its terms, (d) it was created or acquired in compliance, in all material respects, with all Requirements of Law applicable to the Originator and pursuant to a Contract that complies, in all material respects, with all Requirements of Law applicable to the Originator or such Contract (including without limitation, laws, rules and regulations relating to truth in lending, usury, fair credit billing, fair credit reporting, equal credit opportunity and fair debt collection practices),
(e) all material consents, licenses, or authorizations of, or registrations with, any Governmental Authority required to be obtained or given in connection with the creation of such Receivable or the execution, delivery, creation, and performance of the related Contract have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivables and (f) immediately prior to giving effect to the sale, the Transferor had good and marketable title free and clear of all liens and security interests arising under or through the Transferor (other than Permitted Liens).


ADDITION OF TRUST ASSETS


    Subject to the following restrictions, all new Receivables purchased by the Transferor will be automatically transferred to the Trust; PROVIDED, HOWEVER that receivables arising pursuant to a consumer revolving credit card account or a closed-end installment credit card loan originated by FNB or one of its affiliates other than in connection with sales of merchandise or services by Fingerhut will not be eligible for


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

transfer to the Trust until the Rating Agency Condition has been satisfied with respect thereto. Future Receivables may be originated using different criteria, and may have different terms or characteristics, than the Receivables originated by FNB in connection with the sale of merchandise or services by Fingerhut.



    All Receivables will be automatically transferred to the Trust upon purchase by the Transferor so long as the number of new Obligors (which shall include any Obligors who, prior to the relevant measuring period did not have a relationship with Fingerhut, FNB or any affiliate thereof) since the first day of the eleventh preceding Monthly Period that are Back End Customers minus the number of new Obligors that are Back End Customers who have previously been approved by the Rating Agencies since the first day of such eleventh preceding Monthly Period shall not exceed 20% of the number of Back End Customers at the close of business on the last day of such eleventh preceding Monthly Period. In addition, the Transferor may elect at any time to suspend the automatic inclusion of receivables in new accounts which would otherwise be Additional Accounts as of any business day (the "Automatic Addition Suspension Date"), or terminate any such inclusion as of any business day (an "Automatic Addition Termination Date") until a date (the "Restart Date") to be identified in writing by the Transferor to the Trustee, the Servicer and each Rating Agency at least 10 days prior to such Restart Date. If the Transferor has elected to terminate or suspend the inclusion of receivables in new accounts which would otherwise be Additional Accounts and (i) on any Determination Date, the Transferor Interest is less than the Minimum Transferor Interest, the Transferor is required to designate additional consumer revolving credit card accounts or closed-end installment loans ("Supplemental Accounts") to be included as Accounts in a sufficient number such that the Transferor Interest as a percentage of the Aggregate Principal Receivables for such Monthly Period after giving effect to such addition is at least equal to the Minimum Transferor Interest, or (ii) on any Determination Date, the Aggregate Principal Receivables is less than the Minimum Aggregate Principal Receivables, the Transferor will be obligated to designate Supplemental Accounts to be included as Accounts and transfer the outstanding receivables therein in a sufficient number such that the Aggregate Principal Receivables will be equal to or greater than the Minimum Aggregate Principal Receivables. Receivables in such Supplemental Accounts are required to be transferred to the Trust on or before the tenth business day following such Determination Date. In addition, the Transferor may, but will not be obligated to, designate from time to time Supplemental Accounts of the Transferor to be included as Accounts.



    Any such transfer of Receivables from Supplemental Accounts will be subject to the following conditions: (i) on or before the fifth business day prior to the date of any such addition (each, an "Addition Date") with respect to required additions and on or before the tenth business day prior to the Addition Date with respect to optional additions (as applicable, the "Notice Date"), the Transferor is obligated to give the Trustee, each Rating Agency and the Servicer written notice that such Supplemental Accounts will be included, which notice shall specify the approximate aggregate amount of the Receivables to be transferred; (ii) on or before the applicable Addition Date, the Transferor will have delivered to the Trustee a written assignment (the "Assignment") and the Transferor will have indicated in its computer files that the Receivables in the Supplemental Accounts have been transferred to the Trust and, within five business days thereafter, the Transferor will have delivered to the Trustee or the bailee of the Trustee a computer file or microfiche list containing a true and complete list of all Supplemental Accounts, identified by account number and the Principal Receivables in such Supplemental Accounts, as of the Addition Date; (iii) the Transferor will represent and warrant that (x) no selection procedure that is materially adverse to the interests of the Securityholders or any holder of a Participation was utilized in selecting the Supplemental Accounts and (y) as of the applicable Addition Date, the Transferor is not insolvent and will not be rendered insolvent upon the transfer of the Receivables in the Supplemental Accounts to the Trust; (iv) the Transferor will represent and warrant that, as of the Addition Date, the Assignment constitutes either (x) a valid transfer, assignment, set-over and conveyance to the Trust of all right, title and interest of the Transferor in and to the Receivables in the Supplemental Accounts then existing and thereafter created, in each case, immediately upon the Transferor's acquisition of rights


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therein, and related property or (y) a grant of a security interest (as defined in the UCC as in effect in the Relevant UCC State) in such property to the Trust, which grant is enforceable with respect to the then existing Receivables in the Supplemental Accounts and the proceeds thereof upon the conveyance of such Receivables to the Trust, and which will be enforceable with respect to such Receivables thereafter created and the proceeds thereof, upon such creation, and (z) if the Assignment constitutes the grant of a security interest to the Trust in such property, upon the filing of a financing statement and in the case of the Receivables thereafter created in such Supplemental Accounts and the proceeds thereof, upon such creation, the Trust shall have a first priority perfected security interest in such property, except for Permitted Liens; (v) the Transferor will deliver to the Trustee an officer's certificate confirming the items set forth in clause (ii) above; (vi) the Transferor will deliver to the Trustee an opinion of counsel with respect to the Trust's security interest in the Receivables in the Supplemental Accounts (with a copy to the Rating Agencies); and (vii) the Transferor will have received written notice from each Rating Agency that the inclusion of such accounts as Supplemental Accounts will not result in a Ratings Event.



REMOVAL OF ACCOUNTS



    On any Determination Date, the Transferor may, but will not be obligated to, designate certain Accounts (the "Removed Accounts"), all Receivables in which shall be subject to deletion and removal from the Trust in an aggregate amount not greater than the lesser of (i) the excess of the Transferor Interest over the Minimum Transferor Interest and (ii) the excess of Aggregate Principal Receivables over the Minimum Aggregate Principal Receivables as of the last day of the related Monthly Period; PROVIDED, HOWEVER, that there will be no more than one such removal with respect to any Monthly Period. The Transferor will be permitted to accept reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) on each date specified by the Transferor for removal of the Removed Accounts (a "Removal Date"), the Transferor will prepare and the Trustee shall execute and deliver to the Transferor a written reassignment (the "Reassignment") and the Transferor will deliver to the Trustee or the bailee of the Trustee a computer file or microfiche list containing a true and complete schedule identifying all Accounts the Receivables in which remain in the Trust specifying for each such Account, as of the Removal Notice Date, its account number and the principal balance of such Account; (ii) the Transferor will represent and warrant as of each Removal Notice Date that (a) the list of the Accounts not removed from the Trust, as of the Removal Notice Date, complies in all material respects with the requirements of clause (i) above and (b) no selection procedure used by the Transferor that is materially adverse to the interests of the Investor Securityholders was utilized in selecting the Removed Accounts; (iii) the Transferor will represent and warrant that the removal of any Receivables in any Removed Accounts on any Removal Date will not, in the reasonable belief of the Transferor, cause, immediately or with the passage of time, a Pay Out Event to occur; (iv) the Transferor will have delivered at least 20 days' (or such lesser number as any Rating Agency may agree) prior written notice of such removal to each Rating Agency that has rated any outstanding Class of any Series and the Trustee shall have received written confirmation from each such Rating Agency that a Ratings Event would not occur as a result of such removal; and (v) the Transferor will have delivered to the Trustee an officer's certificate confirming the Transferor's compliance with the items set forth in clauses (i) through (iv) above.


COLLECTION AND OTHER SERVICING PROCEDURES


    Pursuant to the Pooling and Servicing Agreement, the Servicer is responsible for servicing, enforcing, and administering the Receivables and collecting payments due thereunder in accordance with its usual and customary servicing procedures and the applicable Credit and Collection Policy. Servicing functions to be performed with respect to the Receivables include coupon or statement processing and mailing, collecting and recording payments, investigating payment delinquencies, and communicating with Obligors. The Servicer may delegate these servicing functions to a subservicer who agrees to conduct these functions in accordance with the applicable Credit and Collection Policies; PROVIDED, HOWEVER, that the delegation of such duties shall not materially adversely affect the taxability of the Trust under the


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

applicable state income tax law of any Applicable Tax State; AND PROVIDED, FURTHER, that the Servicer shall remain jointly and severally liable with such subservicer. FNB, as servicer, has designated Fingerhut as a subservicer for a substantial portion of the servicing of the Receivables. FNB has the ability to change subservicers from time to time. FNB is contemplating delegating all or a portion of the servicing functions for consumer revolving credit card accounts to a third party subservicer. See "The Receivables--Collection Procedures." Managerial functions to be performed by the Servicer on behalf of the Trust include maintaining books and records with respect to the foregoing and other matters pertinent to the Receivables, assisting the Trustee with any inspections of such books and records by the Trustee pursuant to the Pooling and Servicing Agreement, preparing and delivering the monthly and annual statements described in "--Reports to Securityholders," and causing a firm of independent certified public accountants to prepare and deliver the annual reports described in "--Evidence as to Compliance."


TRUST ACCOUNTS


    The Trustee has established and maintains with a Qualified Institution in the name of the Trust, for the benefit of the Securityholders, two separate accounts, each in a segregated trust account, consisting of an "Interest Funding Account" and a "Principal Account". The Trustee will also establish a "Distribution Account" for the benefit of the Securityholders which will be a non-interest bearing segregated demand deposit account established with a Qualified Institution. The Servicer is required to establish and maintain, in the name of the Trust, for the benefit of securityholders of all Series, a "Collection Account," which shall be a deposit account or a segregated trust account established by and maintained by the Servicer with a Qualified Institution. A "Qualified Institution" is (i) with respect to a deposit account, a depository institution or trust company, which may include the Trustee, organized under the laws of the United States or any one of the states thereof or the District of Columbia, which at all times has a short-term rating of P-1 by Moody's and of A-1+ by Standard & Poor's or long-term unsecured debt obligation (other than such obligation the rating of which is based on collateral or on the credit of a Person other than such institution or trust company) rating of at least Aa3 by Moody's and of AAA by Standard & Poor's and deposit insurance provided by the FDIC, or (ii) with respect to a segregated trust account, the corporate trust department of a depository institution, which may include the Trustee, which is rated at least Baa3 by Moody's. Funds in the Principal Account and the Interest Funding Account, will be invested, at the direction of the Transferor, in (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America; (ii) time deposits, promissory notes, or certificates of deposit of any depositary institution or trust company; PROVIDED, HOWEVER, that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depositary institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1; (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1; (iv) bankers acceptances issued by any depositary institution or trust company described in clause (a)(ii) above; and (v) investments in money market funds rated AAA-m or AAA-mg by Standard & Poor's and Aaa by Moody's or otherwise approved in writing by Moody's and Standard & Poor's; (b) time deposits and demand deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in clause
(a)(ii) above; (c) securities not represented by an instrument that are registered in the name of the Trustee or its nominee (which may not be FCI or an affiliate) upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee as held for the benefit of the Trust or the Securityholders, and consisting of (x) shares of an open end diversified investment company which is registered under the Investment Company Act which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Cash Equivalents,
(ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (iv) which the Rating Agency designates in writing


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

will not result in a withdrawal or downgrading of its then current rating of any Series rated by it or (y) Eurodollar time deposits of a depository institution or trust company that are rated A-1+ by Standard & Poor's and P-1 by Moody's; PROVIDED, HOWEVER, that at the time of the Trust's investment or contractual commitment to invest therein, the Eurodollar deposits of such depositary institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and P-1 by Moody's; (d) a guaranteed investment contract (guaranteed as to timely payment) which each Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it; (e) repurchase agreements transacted with either (i) an entity subject to the United States federal bankruptcy code, provided, however, that
(A) the term of the repurchase agreement is consistent with the requirements with regard to the maturity of Cash Equivalents specified herein or in the applicable Supplement for the applicable account or is due on demand, (B) the Trustee or a third party acting solely as agent for the Trustee has possession of the collateral, (C) the Trustee on behalf of the Trust has a perfected first priority security interest in the collateral, (D) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with standards of the Rating Agencies, (E) the failure to maintain the requisite collateral level will obligate the Trustee to liquidate the collateral as promptly as practicable upon instructions from the Servicer, (F) the securities subject to the repurchase agreement are either obligations of, or fully guaranteed as to principal and interest by, the United States of America or any agency or any instrumentality or agency thereof, certificates of deposit or bankers acceptances and (G) the securities subject to the repurchase agreement are free and clear of any third party lien or claim, or
(ii) a financial institution insured by the FDIC, or any broker-dealer with "retail-customers" that is under the jurisdiction of the Securities Investors Protection Corporation, provided, however, that (A) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies, (B) the Trustee or a third party (with a rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively) acting solely as agent for the Trustee has possession of the collateral, (C) the collateral is free and clear of third party liens and, in the case of a broker that is under the jurisdiction of the Securities Investors Protection Corporation, was not acquired pursuant to a repurchase or reverse repurchase agreement and (D) the failure to maintain the requisite collateral percentage will obligate the Trustee to liquidate the collateral upon instructions from the Servicer; provided, however, that at the time of the Trust's investment or contractual commitment to invest in any repurchase agreement the short-term deposits or commercial paper rating of such entity or institution in subsections (i) and (ii) above shall have a credit rating of P-1 or A-1+ or their equivalent from each Rating Agency; and (f) any other investment if each Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Investor Securities (such investments, "Cash Equivalents"). Any earnings (net of losses and investment expenses) on funds in the Interest Funding Account and the Principal Account will be Available Series 1998-2 Finance Charge Collections. The Servicer has the revocable power to withdraw funds from the Collection Account, and to instruct the Trustee to make withdrawals and payments from the Interest Funding Account, the Excess Funding Account, the Principal Account and any Series Account, in each case for the purpose of making deposits and distributions required under the Pooling and Servicing Agreement, including the deposits and distributions described in "--Applications of Collections." The agent making payments to the Securityholders (the "Paying Agent") has the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to Securityholders. The Paying Agent initially will be The Bank of New York and in certain limited circumstances the Banque Generale du Luxembourg S.A.



    On the Closing Date, the Transferor will make an initial deposit to the Interest Funding Account in an amount equal to $2,000,000.


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EXCESS FUNDING ACCOUNT



    The Trustee has established and will maintain in the name of the Trust, for the benefit of the securityholders of all Series, an "Excess Funding Account" which is a segregated account established by and maintained by the Servicer with a Qualified Institution. At any time during which no Series is in an amortization period (including any early amortization period), or for a Series in amortization, the principal account, if any, is fully funded for an applicable period, and the Transferor Interest does not exceed the Minimum Transferor Interest, funds (to the extent available therefor as described herein) otherwise payable to the Transferor will be deposited in the Excess Funding Account on any business day until the Transferor Interest is at least equal to the Minimum Transferor Interest. Funds on deposit in the Excess Funding Account may, at the option of the Transferor, be withdrawn and paid to the Transferor to the extent that on any day the Transferor Interest exceeds the Minimum Transferor Interest. Such deposits in and withdrawals from the Excess Funding Account may be made on a daily basis.



    The portion of any funds on deposit in the Excess Funding Account to be applied for the benefit of the Securities at the beginning of the Amortization Period will be deposited in the Principal Account as part of Class A Principal for the next succeeding Distribution Date. In the event that more than one Series begins its amortization period at the same time, any funds on deposit in the Excess Funding Account will be applied as if they were Shared Principal Collections.


    Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Transferor in Cash Equivalents. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and treated as Finance Charge Collections.

ALLOCATION PERCENTAGES


    Pursuant to the Pooling and Servicing Agreement, during each Monthly Period the Servicer will allocate among the Series 1998-2 Securityholders' Interest, the interest of the holders of the Other Series then outstanding, the holders of any Participations then outstanding and the Transferor Interest pursuant to the Pooling and Servicing Agreement and applicable Supplements all Finance Charge Collections and all Principal Collections and the Default Amount. Finance Charge Collections will be allocated prior to the commencement of an Early Amortization Period and the Default Amount will be allocated at all times, and Principal Collections will be allocated during the Revolving Period to the Series 1998-2 Securityholders' Interest, based on the percentage equivalent of a fraction, the numerator of which is the Adjusted Invested Amount as of the beginning of such business day after giving effect to any deposits to be made to the Principal Account on such business day and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables and the amounts on deposit in the Excess Funding Account as of the beginning of such business day after giving effect to any deposits or withdrawals to be made to the Excess Funding Account on such business day and (b) the sum of the numerators used to calculate the applicable floating or fixed/floating percentages with respect to all Participations and all classes of all Series then outstanding (the "Floating Percentage"). During the Revolving Period, all Principal Collections allocable to the Securities will be allocated and paid to the Transferor (except for collections applied as Redirected Principal Collections and Shared Principal Collections paid to the holders of securities of other Series, if any, and except for funds deposited in the Excess Funding Account). On any business day on or after the Amortization Period Commencement Date, Principal Collections will be allocated to the Series 1998-2 Securityholders' Interest based on the percentage equivalent of a fraction the numerator of which is the Invested Amount at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables and the amounts on deposit in the Excess Funding Account as of the beginning of such business day after giving effect to any deposits or withdrawals to be made to the Excess Funding Account on such business day and
(b) the sum of the numerators used to calculate the applicable floating or fixed/floating percentages with respect to Principal Collections for all Participations and all classes of all Series then outstanding (the


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"Fixed/Floating Percentage"). Finance Charge Collections will be applied on and after the date on which a Pay Out Event is deemed to occur to the Series 1998-2 Securityholders' Interest based on the Fixed/ Floating Percentage. On and after the date on which a Defeasance occurs with respect to the Securities, each of the percentages specified above with respect to the Securities will be zero. See "--Defeasance."



    The term "Transferor Percentage" means (a) when used with respect to (i) Principal Collections during the Revolving Period and (ii) Finance Charge Collections and Default Amounts, a percentage equal to 100 percent minus the sum of the Floating Percentage, the floating percentages for all other Series and the Participation Percentages with respect to all Participations and (b) when used with respect to Principal Collections during the Amortization Period, 100 percent minus the sum of the Fixed/Floating Percentage, the allocation percentages used with respect to Principal Collections for all other Series and the Participation Percentages with respect to all Participations.



    As used herein: (i) the term "Class A Invested Amount" for any date means an amount equal to (a) the initial principal amount of the Class A Securities, minus (b) the aggregate amount of principal payments made to Class A Securityholders through and including such date, and minus (c) the aggregate amount of Class A Charge-Offs for all prior Distribution Dates plus (d) the aggregate amount of Available Series 1998-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and Redirected Principal Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (c), PROVIDED, HOWEVER, that the Class A Invested Amount may not be reduced below zero; (ii) the term "Class A Adjusted Invested Amount" for any date means an amount not less than zero equal to the then current Class A Invested Amount minus the amount then on deposit in the Principal Account; (iii) the term "Class B Invested Amount" for any date means an amount equal to (a) the initial principal amount of the Class B Securities, minus (b) the aggregate amount of principal payments made to Class B Securityholders through and including such date, minus (c) the aggregate amount of Class B Charge-Offs for all prior Distribution Dates, minus (d) the aggregate amount of Redirected Class B Principal Collections through and including such business days for which neither the Class D Invested Amount nor the CTO Invested Amount has been reduced on all prior Distribution Dates pursuant to the Pooling and Servicing Agreement, plus
(e) the aggregate amount of Available Series 1998-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, Redirected CTO Principal Collections, Redirected Class D Principal Collections and certain other amounts applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d); PROVIDED, HOWEVER; that the Class B Invested Amount may not be reduced below zero; (iv) the term "Class B Adjusted Invested Amount" for any date means an amount not less than zero equal to the Class B Invested Amount minus the excess, if any, of the amount then on deposit in the Principal Account over the Class A Invested Amount; (v) the term "CTO Invested Amount" for any date means an amount equal to (a) the initial principal amount of the Collateralized Trust Obligations, minus (b) the aggregate amount of principal payments made to CTO Securityholders through and including such date, minus (c) the aggregate amount of CTO Charge-Offs for all prior Distribution Dates minus (d) the aggregate amount of Redirected CTO Principal Collections and Redirected Class B Principal Collections for which the Class D Invested Amount has not been reduced for all prior Distribution Dates, plus (e) the aggregate amount of Available Series 1998-2 Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections, Redirected Class D Principal Collections, and certain other amounts applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d) PROVIDED, HOWEVER, that the CTO Invested Amount may not be reduced below zero;
(vi) the term "CTO Adjusted Invested Amount" for any date means an amount not less than zero equal to the CTO Invested Amount minus the excess, if any, of the amount then on deposit in the Principal Account over the Class A Invested Amount and the Class B Invested Amount; (vii) the term "Class D Invested Amount" for any date means an amount equal to (a) the initial principal amount of the Class D Securities, minus (b) the aggregate amount of principal payments made to Class D Securityholders through and including such date and minus the amounts by which the Transferor has elected to reduce the Class D Invested Amount to the extent it exceeds the Stated Class D Amount, minus (c) the aggregate amount of Class D Charge-Offs for all prior Distribution Dates, minus (d) the aggregate amount of Redirected Principal Collections through and including such business day, plus
(e) the aggregate amount of Finance Charge Collections, Transferor Finance Charge Collections, Excess Finance Charge Collections and certain other amounts applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d); PROVIDED, HOWEVER, that the Class D Invested Amount may not be reduced below zero; (viii) the term "Stated Class D Amount" means the greater of (a) zero and (b) a number rounded to the nearest dollar equal to 13.64 percent of the ABC Adjusted Invested Amount; PROVIDED, HOWEVER, that during any Early Amortization Period the Stated Class D Amount shall be equal to the Stated Class D Amount immediately preceding the commencement of the Early Amortization Period; provided, further, that on any business day after the earlier of (a) the Class A Expected Final Payment Date if the Class A Invested Amount was not paid in full on the Class A Expected Final Payment Date or (b) the Class B Expected Final Payment Date if the Class B Invested Amount was not paid in full on the Class B Expected Final Payment Date, the Stated Class D Amount shall be equal to the Stated Class D Amount on the Class A Expected Final Payment Date or the Class B Expected Final Payment Date, as applicable; provided, further, that there shall be no reduction in the Stated Class D Amount on any day on which the amount on deposit in the Revolving Receivables Reserve Account is less than the Specified Revolving Receivables Reserve Amount or the amount on deposit in the reserve account established for the benefit of the CTO Securities is less than the specified amount for such account and; provided, further, that the Stated Class D Amount shall not be less than $15,340,920 prior to the date on which each of the outstanding principal balances of the Class A Securities, the Class B Securities and the Collateralized Trust Obligations have been reduced to zero; and (ix) the term "Invested Amount" means the sum of the Class A Invested Amount, the Class B Invested Amount, the CTO Invested Amount and the Class D Invested Amount.



    As a result of the Floating Percentage, the portion of the Finance Charge Collections and the Default Amount applicable with respect to the Securityholders will change each business day based on the relationship of the Adjusted Invested Amount to the total amount of Principal Receivables and amounts on deposit in the Excess Funding Account on the preceding business day. The numerator of the percentage of collections of Principal Receivables allocable to the Series 1998-2 Securityholders, however, will remain fixed during the Amortization Period. Collections of Principal Receivables allocable to the Class B Securities are subject to possible redirection for the benefit of the Class A Securityholders; collections of Principal Receivables allocable to the CTO Invested Amount are subject to possible redirection for the benefit of the Class A Securityholders and the Class B Securityholders and collections of Principal Receivables allocable to the Class D Invested Amount are subject to possible redirection for the benefit of the Class A Securityholders, the Class B Securityholders and the CTO Securityholders. See "--Redirected Principal Collections" below.



REDIRECTION OF CASH FLOWS



    If any amounts are on deposit in the Excess Funding Account on any business day, the Servicer will determine the Negative Carry Amount, if any. The Servicer will apply an amount equal to the lesser of (i) the Transferor Finance Charge Collections on such business day, and (ii) the Negative Carry Amount for such business day in the manner specified for application of Available Series 1998-2 Finance Charge Collections.



    On each business day the Servicer will determine the Required Amount, if any. To the extent of any Required Amount, the Servicer will apply all or a portion of the Excess Finance Charge Collections of other Series with respect to such business day allocable to the Securities in an amount equal to the Required Amount. Excess Finance Charge Collections from other Series allocable to the Securities for any business day will be equal to the product of (x) Excess Finance Charge Collections available from all other Series for such business day and (y) a fraction, the numerator of which is the Required Amount for such business day (as reduced by amounts applied pursuant to the preceding paragraph) and the denominator of which is the aggregate amount of shortfalls in required amounts or other amounts to be paid from available Finance Charge Collections for all Series for such business day.


REDIRECTED PRINCIPAL COLLECTIONS



    On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class D Invested Amount, equal to the lesser of (x) the product of (a)(i) during the Revolving Period, the Class D Floating Percentage or (ii) during an Amortization Period, the Class D Fixed/Floating Percentage and (b) the amount of Principal Collections with respect to such business day and (y) an amount equal to the sum of (a) the Class A Required Amount for such business day, (b) the Class B Required Amount for such business day and (c) the CTO Required Amount for such business day (such amount, "Redirected Class D Principal Collections"), as if such amount was Available Series 1998-2 Finance Charge Collections. Any such Principal Collections allocable to the Securities not applied in the foregoing manner (and therefore not constituting Redirected Class D Principal Collections) will, on business days with respect to the Revolving Period, be applied as Shared Principal Collections and, on business days with respect to an Amortization Period, be included in Available Series 1998-2 Principal Collections.



    On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the CTO Invested Amount, equal to the lesser of (x) the product of (a)(i) during the Revolving Period, the CTO Floating Percentage or
(ii) during an Amortization Period, the CTO Fixed/Floating Percentage and (b) the amount of Principal Collections with respect to such business day and (y) an amount equal to the sum of (a) the excess, if any, of the Class A Required Amount for such business day over the amount of Redirected Class D Principal Collections applied with respect thereto for such business day and (b) the excess, if any, of the Class B Required Amount for such business day over the amount of Redirected Class D Principal Collections applied with respect thereto for such business day (such amount, "Redirected CTO Principal Collections"), as if such amount was Available Series 1998-2 Finance Charge Collections. Any such Principal Collections allocable to the Securities not applied in the foregoing manner (and therefore not constituting Redirected CTO Principal Collections) will, on business days with respect to the Revolving Period, be applied as Shared Principal Collections and, on business days with respect to an Amortization Period, be included in Available Series 1998-2 Principal Collections.



    On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class B Invested Amount, equal to the lesser of (x) the product of (a)(i) during the Revolving Period, the Class B Floating Percentage or (ii) during an Amortization Period, the Class B Fixed/Floating Percentage and (b) the amount of Principal Collections with respect to such business day and (y) an amount equal to the excess, if any, of the Class A Required Amount for such business day over the sum of the amount of Redirected Class D Principal Collections and Redirected CTO Principal Collections applied with respect thereto for such business day (such amount, "Redirected Class B Principal Collections"), as if such amount was Available Series 1998-2 Finance Charge Collections. Any such Principal Collections allocable to the Securities not applied in the foregoing manner (and therefore not constituting Redirected Class B Principal Collections) will, on business days with respect to the Revolving Period, be applied as Shared Principal Collections and, on business days with respect to an Amortization Period, be included in Available Series 1998-2 Principal Collections.



    On each Distribution Date the Class D Invested Amount will be reduced by the aggregate amount of unreimbursed Redirected Principal Collections for the related Monthly Period. In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero and the CTO Invested Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero. On each Distribution Date, in the event that the aggregate amount of unreimbursed Redirected Principal Collections for the related Monthly Period would cause the CTO Invested Amount to be a negative number, the CTO Invested Amount will be reduced to zero and the Class B Invested Amount will be reduced by the amount by which the CTO Invested Amount would have been reduced below zero. In the event that on any business day the aggregate amount of unreimbursed Redirected Principal Collections for the then current Monthly Period would cause the Class B Invested Amount to be a negative number on the related Distribution Date, the amount of Redirected Class B Principal Collections on such business day will be an amount not to exceed the amount which would cause the Class B Invested Amount to be reduced to zero.


APPLICATION OF COLLECTIONS


    IN GENERAL. Obligors make payments on the Receivables to the Servicer, who deposits all such payments, other than collections allocated to the holder of any Participation, in the Collection Account no later than the second business day following the date of processing. On the day on which any deposit to the Collection Account is available, the Servicer will make the deposits and payments to the accounts and parties as indicated below; PROVIDED, HOWEVER, that for as long as FNB or any affiliate of FNB remains the Servicer under the Pooling and Servicing Agreement, then the Servicer may make such deposits and payments on the business day immediately prior to each Distribution Date (the "Transfer Date") in an aggregate amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied if (a)(i) FNB or any affiliate of FNB provides to the Trustee a letter of credit or other form of Enhancement rated at least A-1 by Standard & Poor's and P-1 by Moody's and (ii) the Transferor shall not have received a notice from each Rating Agency that making payments monthly rather than daily would result in the lowering of such Rating Agency's then-existing rating of any Series of securities then outstanding or (b) FNB has and maintains a short-term credit rating of P-1 by Moody's and A-1 by Standard & Poor's.



    If clause (a) or clause (b) set forth in the proviso to the immediately preceding paragraph is satisfied, payments on the Receivables collected by the Servicer will not be segregated from the assets of the Servicer. Until such payments on the Receivables collected by the Servicer are deposited into the Collection Account, such funds may be used by the Servicer for its own benefit, and the proceeds of any short-term investment of such funds will accrue to the Servicer. During such times as the Servicer holds funds representing payments on the Receivables collected by the Servicer and is permitted to use such funds for its own benefit, the Securityholders are subject to risk of loss, including risk resulting from the bankruptcy or insolvency of the Servicer. The Servicer pays no fee to the Trust or any Securityholder for any use by the Servicer of funds representing Collections on the Receivables.


    The Servicer will withdraw the following amounts from the Collection Account for application on each business day as indicated:

        (i) an amount equal to the Transferor Percentage of the aggregate amount of Principal Collections will be paid to the Transferor;


        (ii) an amount equal to the Transferor Percentage of the aggregate amount of Finance Charge Collections will be paid to the holder of the Exchangeable Transferor Security to the extent such funds are not allocated to any Series as set forth in the applicable Supplement;



       (iii) an amount equal to the sum of (a) prior to the occurrence of a Pay Out Event, the Floating Percentage, and on and after the occurrence of a Pay Out Event, the Fixed/Floating Percentage, of the sum of the aggregate amount of Finance Charge Collections, (b) certain Transferor Finance Charge Collections allocable to the Securities and (c) Excess Finance Charge Collections of other Series allocable to such Series, will be allocated and paid as described below in "--Payment of Fees, Interest and Other Items";

        (iv) during the Revolving Period, an amount equal to the Floating Percentage of Principal Collections (less the amount thereof which may be applied as Redirected Principal Collections) will be applied as Shared Principal Collections;



        (v) during the Amortization Period, an amount equal to the Fixed/Floating Percentage of Principal Collections (less the amount thereof applied as Redirected Principal Collections), any amount on deposit in the Excess Funding Account allocated to the holders of the Securities, any amounts to be paid in respect of the Series Default Amount, unpaid Adjustment Payments, Class A Charge-Offs, Class B Charge-Offs and CTO Charge-Offs and any amount of Shared Principal Collections allocated to the Securities on such business day, up to (a) during the Controlled Amortization Period, the Class A Controlled Distribution Amount or Class B Controlled Distribution Amount, as applicable, or (b) during the Early Amortization Period, the Invested Amount, will be deposited in the Principal Account;



        (vi) Shared Principal Collections will be allocated to each outstanding Series pro rata based on any shortfalls with respect to principal payments with respect to any Series which is in its amortization period, and then, at the option of the Transferor, to make payments of principal with respect to the Variable Funding Securities. The Servicer will pay any remaining Shared Principal Collections on such business day to the holder of the Exchangeable Transferor Security; and



       (vii) Excess Finance Charge Collections will be allocated as set forth below in clause (xviii) of "--Payment of Fees, Interest and Other Items."



    In addition, on each business day the Servicer will pay to the holder of each Participation an amount equal to the applicable Participation Percentage of all Collections received on such day.



    Any Shared Principal Collections and other amounts described above as being payable to the Transferor will not be paid to the Transferor if the Transferor Interest on any date, after giving effect to the inclusion in the Trust of all Receivables on or prior to such date and the application of all prior payments to the Transferor, does not exceed the Minimum Transferor Interest. Any such amounts otherwise payable to the Transferor, together with any Adjustment Payments, as described below, will be deposited into and held in the Excess Funding Account, and on and after the Amortization Period Commencement Date with respect to any Series, such amounts will be applied as if they were Shared Principal Collections. See "--Excess Funding Account."



    PAYMENT OF FEES, INTEREST AND OTHER ITEMS. On each business day during a Monthly Period, the Servicer will determine, (a) prior to the date on which a Pay Out Event is deemed to occur, the Floating Percentage of the Finance Charge Collections for such business day or, on and after the date on which a Pay Out Event is deemed to occur, the Fixed/Floating Percentage of the Finance Charge Collections for such business day, (b) amounts on deposit in the Payment Reserve Account, if any, if and to the extent the Transferor designates that such amounts are to be so applied, (c) Reserve Account Investment Proceeds and investment earnings on amounts on deposit in the Interest Funding Account and the Principal Account and (d) Defeasance Funding Account Investment Proceeds and amounts withdrawn from the Defeasance Reserve Account and the Revolving Receivables Reserve Account (which amounts shall be applied on each Transfer Date as if such amounts had been available on the last business day of the preceding Monthly Period) (collectively, the "Available Series 1998-2 Finance Charge Collections" PROVIDED, that with respect to the Closing Date the amount of the initial deposit by the Transferor to the Interest Funding Account will constitute Available Series 1998-2 Finance Charge Collections, and PROVIDED FURTHER that certain Transferor Finance Charge Collections and Excess Finance Charge Collections allocable to the Series 1998-2 Securities and Redirected Principal Collections shall be applied as if such amounts were Available Series 1998-2 Finance Charge Collections) and will distribute such amount in the following priority:



        (i) an amount equal to the lesser of (A) the Available Series 1998-2 Finance Charge Collections and (B) the excess of (a) the sum of (1) the Class A Monthly Interest, (2) the amount of any Class A Monthly Interest due to be deposited but not deposited in the Interest Funding Account in prior Monthly Periods, and (3) any additional interest (to the extent permitted by applicable law) at the


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

    Class A Interest Rate with respect to interest amounts that were due to be deposited but not deposited in prior Monthly Periods over (b) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class A Securityholders;



        (ii) an amount equal to the lesser of (A) any Available Series 1998-2 Finance Charge Collections remaining and (B) the excess of (a) the sum of
    (1) the Class B Monthly Interest, (2) the amount of any Class B Monthly Interest due to be deposited but not deposited in the Interest Funding Account in prior Monthly Periods, and (3) any additional interest (to the extent permitted by applicable law) at the Class B Interest Rate with respect to Class B Monthly Interest amounts that were due to be deposited but not deposited in prior Monthly Periods over (b) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class B Securityholders;



       (iii) an amount equal to the lesser of (A) any Available Series 1998-2 Finance Charge Collections remaining and (B) the excess of (a) the sum of
    (1) the CTO Monthly Interest, (2) the amount of any CTO Monthly Interest due to be deposited but not deposited in the Interest Funding Account in prior Monthly Periods, and (3) any additional interest (to the extent permitted by applicable law) at the CTO Interest Rate with respect to CTO Monthly Interest amounts that were due to be deposited but not deposited in prior Monthly Periods over (b) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the CTO Securityholders;



        (iv) an amount equal to the lesser of (A) any Available Series 1998-2 Finance Charge Collections remaining and (B) the portion of the Monthly Servicing Fee for the current month that has not been previously paid to the Servicer plus any prior Monthly Servicing Fee that was due but not previously paid to the Servicer will be distributed to the Servicer;



        (v) an amount equal to the lesser of (A) any Available Series 1998-2 Finance Charge Collections remaining and (B) the sum of (1) the aggregate Series Default Amount for such business day and (2) the unpaid Series Default Amount for any prior business day during the then-current Monthly Period, will be (w) during the Revolving Period, treated as Shared Principal Collections and (x) during the Amortization Period, treated as Available Series 1998-2 Principal Collections for the benefit of the Securities;



        (vi) an amount equal to the lesser of (A) any Available Series 1998-2 Finance Charge Collections remaining and (B) the Series 1998-2 Percentage of any Adjustment Payment which the Transferor is required but fails to make on such business day or any prior business day during such Monthly Period pursuant to the Pooling and Servicing Agreement, less any amounts previously withdrawn pursuant to this clause (vi) on account of such unpaid Adjustment Payments, will be (a) during the Revolving Period, treated as Shared Principal Collections and (b) during the Amortization Period, treated as Available Series 1998-2 Principal Collections for the benefit of the Securities;



       (vii) an amount equal to the lesser of (A) any Available Series 1998-2 Finance Charge Collections remaining and (B) unreimbursed Class A Charge-Offs, if any, will be applied to reimburse Class A Charge-Offs and
    (w) during the Revolving Period, be treated as Shared Principal Collections and (x) during the Amortization Period, be treated as Available Series 1998-2 Principal Collections for the benefit of the Securities;



      (viii) an amount equal to the lesser of (A) any Available Series 1998-2 Finance Charge Collections remaining and (B) the sum of (1) the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the Class B Securities at the Class B Interest Rate but not previously deposited in the Interest Funding Account will be deposited in the Interest Funding

    Account and (2) any additional interest (to the extent permitted by applicable law) at the Class B Interest Rate with respect to such interest amounts that were due to be deposited but not deposited in the Interest Funding Account in any previous Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to Class B Securityholders;



        (ix) an amount equal to the lesser of (A) any Available Series 1998-2 Finance Charge Collections remaining and (B) the sum of (1) the amount of interest which has accrued with respect to the outstanding aggregate principal balance of the Collateralized Trust Obligations at the CTO Interest Rate but not previously deposited in the Interest Funding Account will be deposited in the Interest Funding Account, and (2) any additional interest (to the extent permitted by applicable law) at the CTO Interest Rate with respect to such interest amounts that were due to be deposited but not deposited in the Interest Funding Account in any previous Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to CTO Securityholders;



        (x) an amount equal to the lesser of (A) any Available Series 1998-2 Finance Charge Collections remaining and (B) unreimbursed Class B Charge-Offs, if any, will be applied to reimburse Class B Charge-Offs and
    (w) during the Revolving Period, be treated as Shared Principal Collections and (x) during the Amortization Period, be treated as Available Series 1998-2 Principal Collections for the benefit of the Securities;



        (xi) an amount equal to the lesser of (A) any Available Series 1998-2 Finance Charge Collections remaining and (B) unreimbursed CTO Charge-Offs, if any, will be applied to reimburse CTO Charge-Offs and (w) during the Revolving Period, be treated as Shared Principal Collections and (x) during the Amortization Period, be treated as Available Series 1998-2 Principal Collections for the benefit of the Securities;



       (xii) an amount equal to the lesser of (A) any Available Series 1998-2 Finance Charge Collections remaining and (B) unreimbursed Class D Charge-Offs, if any, will be applied to reimburse Class D Charge-Offs and
    (w) during the Revolving Period, be treated as Shared Principal Collections and (x) during the Amortization Period, be treated as Available Series 1998-2 Principal Collections for the benefit of the Securities;



      (xiii) an amount equal to the lesser of (A) any Available Series 1998-2 Finance Charge Collections remaining and (B) the sum of (1) the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the Class D Securities at the Class D Interest Rate but not previously been deposited in the Interest Funding Account on any prior business day or paid to the Class D Securityholders will be deposited in the Interest Funding Account and (2) any additional interest (to the extent permitted by applicable law) at the Class D Interest Rate with respect to such interest amounts that were due but not deposited in the Interest Funding Account in any previous Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to Class D Securityholders;



       (xiv) an amount equal to the lesser of (A) any Available Series 1998-2 Finance Charge Collections remaining and (B) an amount equal to the excess, if any, of the Specified Revolving Receivables Reserve Amount on such date over the amount then on deposit in the Revolving Receivables Reserve Account will be deposited in the Revolving Receivables Reserve Account;



       (xv) at the option of the Transferor, on and after the Defeasance Reserve Account Funding Date, but prior to the date on which a Defeasance occurs, an amount equal to the lesser of any Available Series 1998-2 Finance Charge Collections remaining and the excess, if any, of the Required Defeasance Reserve Account Amount over the Available Defeasance Reserve Account Amount will be deposited in the Defeasance Reserve Account;



       (xvi) an amount equal to the lesser of (A) any Available Series 1998-2 Finance Charge Collections remaining and (B) any amount required to be deposited in a reserve account established for the benefit of the Collateralized Trust Obligations will be deposited in such reserve account;


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

      (xvii) an amount equal to the lesser of (A) any Available Series 1998-2 Finance Charge Collections remaining and (B) an amount designated by the Transferor in writing will be deposited in the Payment Reserve Account; and



      (xviii) any Available Series 1998-2 Finance Charge Collections remaining after making the above described distributions will be treated as Excess Finance Charge Collections which will be available to cover shortfalls, if any, in amounts payable from Finance Charge Collections to securityholders of other Series, then to pay any unpaid commercially reasonable costs and expenses of a successor Servicer, if any, then to reserve for (or pay when due) any taxes and related expenses anticipated by the Servicer to be payable by the Trust with respect to the related Monthly Period or prior Monthly Periods. Excess Finance Charge Collections which are not so used will be paid to the Transferor.



    On each Transfer Date all investment income (net of investment losses and expenses) on funds on deposit in the Defeasance Funding Account, the Defeasance Reserve Account and the Revolving Receivables Reserve Account will be applied as if such amounts were Available Series 1998-2 Finance Charge Collections on the last business day of the preceding Monthly Period.



    "Class A Monthly Interest" with respect to any Distribution Date will equal one-twelfth of the product of (i) the Class A Interest Rate and (ii) the outstanding principal amount of the Class A Securities at the close of business on the first day of the related Interest Accrual Period (or in the case of the initial Distribution Date, an amount equal to the product of (u) the initial
Class A Invested Amount, (v)       divided by 360, and (w) the Class A Interest
Rate).



    "Class B Monthly Interest" with respect to any Distribution Date will equal one-twelfth of the product of (i) the Class B Interest Rate and (ii) the Class B Invested Amount at the close of business on the first day of the related Interest Accrual Period (or in the case of the initial Distribution Date, an amount equal to the product of (u) the initial Class B Invested Amount, (v)
      divided by 360, and (w) the Class B Interest Rate).



    "CTO Monthly Interest" with respect to any Distribution Date will equal the product of (i) the CTO Interest Rate for the related Interest Accrual Period,
(ii) the CTO Invested Amount at the close of business on the first day of the related Interest Accrual Period and (iii) a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360 (or in the case of the initial Distribution Date, an amount equal to the product of (u) the initial CTO Invested Amount, (v) divided by 360, and (w) the CTO Interest Rate for the initial Interest Accrual Period).



    "Required Amount" means on any business day the amount, if any, by which the full amount to be paid pursuant to clauses (i)-(xiii) above exceeds the portion of the Available Series 1998-2 Finance Charge Collections and Transferor Finance Charge Collections, if any, applied to the payment of the amounts described in such clauses.



    PAYMENT OF PRINCIPAL. On each business day during the Revolving Period, the Trustee, acting in accordance with instructions from the Servicer, will treat the amount described in clause (iv) of "--Allocations" as Shared Principal Collections which will be applied as described in clause (vi) of "--Allocations." On each Transfer Date during the Amortization Period, the Trustee, acting in accordance with instructions from the Servicer, will withdraw the amount on deposit in the Principal Account and, to the extent of Class A Principal until the Class A Invested Amount is paid in full, deposit such amounts in the Distribution Account for distribution to the Class A Securityholders on the next succeeding Distribution Date. The Class A Securityholders will be entitled to receive principal payments to the extent of Class A Principal until the Class A Invested Amount is paid in full. Beginning on the Class B Principal Payment Commencement Date, the Class B Securityholders will be entitled to receive principal payments to the extent of Class B Principal until the Class B Invested Amount is paid in full only after the Class A Invested Amount has been paid in full. Beginning on the CTO Principal Payment Commencement Date, the CTO


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Securityholders will be entitled to receive principal payments to the extent of
CTO Principal until the CTO Invested Amount is paid in full only after the Class A Invested Amount and the Class B Invested Amount have been paid in full. Except with respect to payments or reductions of the Class D Invested Amount during the Controlled Amortization Period to the extent of the excess of the Class D Invested Amount over the Stated Class D Amount, the Class D Securityholders will be entitled to receive principal payments only after the Class A Invested Amount, the Class B Invested Amount, and the CTO Invested Amount have been paid in full. If a Defeasance occurs the Trustee shall withdraw amounts from the Defeasance Funding Account on each Distribution Date and make principal payments to the Securityholders in the amounts and at the times specified above.



    The amount of principal (the "Class A Principal") distributable from the Distribution Account with respect to the Class A Securities for each Distribution Date with respect to the Amortization Period will be equal to the Available Series 1998-2 Principal Collections on deposit in the Principal Account with respect to the related Monthly Period; provided, however, that with respect to any Distribution Date during the Controlled Amortization Period, Class A Principal shall not exceed the lesser of (i) the Class A Controlled Distribution Amount and (ii) the Class A Invested Amount; provided, further that with respect to any Distribution Date with respect to the Early Amortization Period following a Defeasance, Class A Principal will be equal to the lesser of
(i) the balance in the Defeasance Funding Account and (ii) the Class A Invested Amount; provided, further that with respect to the Termination Date, Class A Principal will be an amount equal to the Class A Invested Amount.



    The amount of principal (the "Class B Principal") distributable from the Distribution Account with respect to the Class B Securities for each Distribution Date, beginning on the Class B Principal Payment Commencement Date, will be equal to the Available Series 1998-2 Principal Collections remaining on deposit in the Principal Account with respect to the related Monthly Period after application thereof to Class A Principal, if any; PROVIDED, HOWEVER, that with respect to any Distribution Date during the Controlled Amortization Period, Class B Principal will not exceed the lesser of (i) the Class B Controlled Distribution Amount and (ii) the Class B Invested Amount; provided, further that with respect to any Distribution Date with respect to the Early Amortization Period following a Defeasance, Class B Principal will be equal to the lesser of
(i) the balance in the Defeasance Funding Account after application of amounts on deposit therein to Class A Principal and (ii) the Class B Invested Amount; provided, further that with respect to the Termination Date, Class B Principal will be an amount equal to the Class B Invested Amount.



    The amount of principal (the "CTO Principal") distributable from the Distribution Account with respect to the Collateralized Trust Obligations for each Distribution Date, beginning on or after the CTO Principal Payment Commencement Date, will be equal to the Available Series 1998-2 Principal Collections remaining on deposit in the Principal Account with respect to the related Monthly Period after application thereof to Class A Principal and Class B Principal, if any; provided that with respect to any Distribution Date with respect to the Early Amortization Period following a Defeasance, CTO Principal will be equal to the lesser of (i) the balance in the Defeasance Funding Account after application of amounts on deposit therein to Class A Principal and Class B Principal and (ii) the CTO Invested Amount; provided, further with respect to the Termination Date, CTO Principal will be an amount equal to the CTO Invested Amount.

    The amount of principal (the "Class D Principal") distributable from the Distribution Account with respect to the Class D Securities for each Distribution Date, beginning on the Class D Principal Payment Commencement Date, or, in the case of distributions of Class D Excess Amounts during the Controlled Amortization Period, and on each Distribution Date thereafter until the Trust is terminated or until the Class D Invested Amount is paid in full, will be equal to the Available Series 1998-2 Principal Collections remaining on deposit in the Principal Account with respect to the related Monthly Period after application thereof to Class A Principal, Class B Principal and CTO Principal, if any, and the Trustee, acting in accordance with instructions from the Servicer, will withdraw such amounts from the Principal Account and, to the extent of the Class D Invested Amount, deposit such amounts in the Distribution Account for distribution to the Class D Securityholders on the next succeeding Distribution Date. Notwithstanding the foregoing, if so designated in writing by the Transferor, any such payment of Class D Principal shall not be made to the Class D Securityholders but such amount shall nonetheless be subtracted from the Class D Invested Amount and added to the Transferor Interest and Class D Excess Amounts may be subtracted from the Class D Invested Amount and added to the Transferor Interest whether or not such amount has been deposited into the Distribution Account.


COVERAGE OF INTEREST SHORTFALLS


    To the extent of any shortfall in the amount of Available Series 1998-2 Finance Charge Collections due to the accumulation of principal in the Excess Funding Account, the Transferor Finance Charge Collections will be made available to cover such Negative Carry Amount.



    Rights with respect to Finance Charge Collections allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series ("Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from Finance Charge Collections allocable to any other Series, pro rata based upon the amounts of the shortfalls, if any, with respect to such other Series. Any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series during a Monthly Period will be paid to the successor Servicer, if any, to cover certain costs and expenses and then to the holder of the Exchangeable Transferor Security.


DEFAULTED RECEIVABLES; DILUTION


    Receivables in Defaulted Accounts will be charged off as uncollectible in accordance with the Servicer's customary and usual policies and the Credit and Collection Policy. See "The Receivables--Loss and Delinquency History." On each business day, the Servicer will allocate to the Securityholders a portion of all Receivables in Defaulted Accounts in an amount (the "Series Default Amount") equal to the product of (a) the Floating Percentage applicable for such business day and (b) the aggregate principal amount of Receivables in Defaulted Accounts identified since the prior reporting date (the "Default Amount").



    If on any business day the Servicer adjusts the amount of any Principal Receivable due to Dilution, then the amount of the Transferor Interest in the Trust will be reduced, on a net basis, by the amount of the adjustment on such business day. In the event the Transferor Interest would be reduced below the Minimum Transferor Interest, the Transferor will be required to pay to the Trust for deposit in the Excess Funding Account the amount by which the Transferor Interest would be reduced below the Minimum Transferor Interest (an "Adjustment Payment"). If the Transferor fails to pay such amount when due, Available Series 1998-2 Finance Charge Collections and certain other amounts may be applied for such purpose. To the extent that such amounts are not sufficient to cover the portion of the unpaid Adjustment Payments allocated to Series 1998-2, there will be a Series Charge-Off as described below.


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

SERIES CHARGE-OFFS



    If on the second business day preceding each Distribution Date (the "Determination Date"), the aggregate Series Default Amount and the Series 1998-2 Percentage of unpaid Adjustment Payments, if any, for all business days in the preceding Monthly Period exceeds the aggregate amount of the Available Series 1998-2 Finance Charge Collections (including amounts withdrawn from the Revolving Receivables Reserve Account), Transferor Finance Charge Collections, Excess Finance Charge Collections and Redirected Collections applied with respect thereto, then the Class D Invested Amount will be reduced by the aggregate amount of such excess (a "Class D Charge-Off"). The Class D Invested Amount thereafter will be increased (but not in excess of the unpaid principal amount of the Class D Securities) on any business day by any amounts applied for that purpose as described under clause (xii) of "--Application of Collections--Payment of Fees, Interest and Other Items."



    In the event that any such reduction of the Class D Invested Amount would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero, and the CTO Invested Amount will be reduced by the aggregate amount of such excess, but not by more than the sum of the remaining aggregate Series Default Amount and the remaining unpaid Adjustment Payments with respect to such Monthly Period (a "CTO Charge-Off"), which will have the effect of slowing or reducing the return of principal to the CTO Securityholders. The CTO Invested Amount will thereafter be increased (but not in excess of the unpaid principal amount of the Collateralized Trust Obligations) on any business day by any amounts applied for that purpose as described under clause (xi) of "--Application of Collections--Payment of Fees, Interest and Other Items."



    In the event that any such reduction of the CTO Invested Amount would cause the CTO Invested Amount to be a negative number, the CTO Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the aggregate amount of such excess, but not by more than the sum of the remaining aggregate Series Default Amount and the remaining unpaid Adjustment Payments with respect to such Monthly Period (a "Class B Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class B Securityholders. The Class B Invested Amount will thereafter be increased (but not in excess of the unpaid principal amount of the Class B Securities) on any business day by any amounts applied for that purpose as described under clause
(x) of "--Application of Collections-- Payment of Fees, Interest and Other
Items."



    In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the sum of the remaining aggregate Series Default Amount and the remaining unpaid Adjustment Payments with respect to such Monthly Period (a "Class A Charge-Off") which will have the effect of slowing or reducing the return of principal to the Class A Securityholders. The Class A Invested Amount will thereafter be increased (but not in excess of the unpaid principal amount of the Class A Securities) on any business day by any of the amounts applied for that purpose as described under clause (vii) of "--Application of Collections--Payment of Fees, Interest and Other Items."


PAIRED SERIES


    Subject to the satisfaction of the Rating Agency Condition, prior to the commencement of the Early Amortization Period the Securities may be paired with one or more other Series (each, a "Paired Series"). Each Paired Series either will be pre-funded with an initial deposit to a pre-funding account in an amount up to the initial principal amount of such Paired Series primarily from the proceeds of the sale of such Paired Series or will have a variable principal amount. Any such pre-funding account will be held for the benefit of such Paired Series and not for the benefit of the Series 1998-2 Securityholders. As amounts are paid for the benefit of the Class A Securityholders, Class B Securityholders and CTO Securityholders, either (i) in the case of a pre-funded Paired Series, an equal amount of funds on deposit in any pre-funding


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

account for such pre-funded Paired Series will be released (which funds will be distributed to the Transferor) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Securities, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Securityholders since the issuance of such Paired Series. The issuance of a Paired Series will be subject to the conditions described under "--Exchanges." There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by a Securityholder. In particular, the denominator of the Fixed/Floating Percentage may be increased upon the occurrence of a Pay Out Event with respect to a Paired Series resulting in a possible reduction of the percentage of Collections of Principal Receivables and Finance Charge Receivables allocated to the Securities if such event required reliance by the Securities on clause (b) of the denominator of the applicable Fixed/Floating Percentage and, in the case of Principal Collections allowed payment of principal at such time to the Paired Series. See "--Allocation Percentages."


DEFEASANCE


    On the date during the Amortization Period that the following conditions shall have been satisfied: (i) an amount shall have been deposited (x) in the Defeasance Funding Account equal to the sum of the outstanding principal amounts of the Class A Securities, the Class B Securities and the Collateralized Trust Obligations, which amount shall be invested in Cash Equivalents and (y) in the Defeasance Reserve Account equal to or greater than the excess of the sum of the Class A Monthly Interest, the Class B Monthly Interest and the estimated CTO Monthly Interest over the estimated amount of investment earnings on amounts in the Defeasance Funding Account, as estimated by the Transferor, for each of the Interest Accrual Periods during the period from the date of the deposit to the Defeasance Funding Account through the CTO Expected Final Payment Date (the "Required Defeasance Reserve Account Amount"); (ii) the Transferor shall have delivered to the Trustee an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act and an opinion of counsel to the effect that following such deposit none of the Trust, the Defeasance Reserve Account or the Defeasance Funding Account will be deemed to be an association (or publicly traded partnership) taxable as a corporation; (iii) the Transferor shall have delivered to the Trustee a certificate of an officer of the Transferor stating that the Transferor reasonably believes that such deposit and termination of its obligations will not constitute a Pay Out Event or any event that, with the giving of notice or the lapse of time, would cause a Pay Out Event to occur; and (iv) the Rating Agency Condition shall have been satisfied; then, the Securities will no longer be entitled to the security interest of the Trust in the Receivables and, except those set forth in clause (i) above, other Trust assets ("Defeasance"), the percentages applicable to the allocation to the Securityholders of Principal Collections, Finance Charge Collections, unpaid Adjustment Payments and Default Amounts shall be reduced to zero and the Monthly Servicing Fee will be reduced to zero; PROVIDED, HOWEVER, that no such Defeasance shall occur for so long as any Series Charge-Off exists. Upon the satisfaction of the foregoing conditions, the Class D Invested Amount shall be reduced to zero.


DEFEASANCE FUNDING ACCOUNT


    Pursuant to the Series 1998-2 Supplement, the Servicer will establish and maintain with a Qualified Institution a defeasance funding account as a segregated trust account held for the benefit of the Securityholders (the "Defeasance Funding Account"). On the date of Defeasance of the Securities, the Trustee will transfer to the Defeasance Funding Account proceeds from the issuance of a new Series in an


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

amount equal to the sum of the outstanding principal amounts of the Class A Securities, the Class B Securities and the Collateralized Trust Obligations.



    Funds on deposit in the Defeasance Funding Account will be invested by the Trustee at the direction of the Servicer in Cash Equivalents maturing no later than the following Transfer Date. Investment earnings (net of investment losses and expenses) on funds on deposit in the Defeasance Funding Account (the "Defeasance Funding Account Investment Proceeds") will be applied on each Transfer Date following a Defeasance as if such amount were Available Series 1998-2 Finance Charge Collections on the last business day of the preceding Monthly Period. If, for any Interest Accrual Period, the Defeasance Funding Account Investment Proceeds for the related Monthly Period are less than the sum of the Class A Monthly Interest, the Class B Monthly Interest and the CTO Monthly Interest for such Interest Accrual Period, the amount of such deficiency will be paid from the Defeasance Reserve Account to the extent of the Available Defeasance Reserve Account Amount and applied on the applicable Transfer Date as Available Series 1998-2 Finance Charge Collections as if such amounts were available on the last business day of the preceding Monthly Period.



    The Defeasance Funding Account will be terminated following the earliest to occur of (a) the termination of the Trust pursuant to the Pooling and Servicing Agreement, (b) the date on which the ABC Invested Amount is paid in full and (c) after Defeasance, the earlier of the first Transfer Date with respect to the Early Amortization Period and the CTO Expected Final Payment Date. Upon the termination of the Defeasance Funding Account, all amounts remaining on deposit therein (after the payment in full of the Series 1998-2 Securities) will be treated as Shared Principal Collections.


DEFEASANCE RESERVE ACCOUNT


    Pursuant to the Series 1998-2 Supplement, the Servicer will establish and maintain with a Qualified Institution a defeasance reserve account as a segregated trust account held for the benefit of the Securityholders (the "Defeasance Reserve Account"). The Defeasance Reserve Account is established to assist with the subsequent distribution of interest on the Class A Securities, Class B Securities and Collateralized Trust Obligations following Defeasance. At the option of the Transferor, on each business day from and after the Defeasance Reserve Account Funding Date, but prior to Defeasance, the Trustee, acting pursuant to the Servicer's instructions, will apply Available Series 1998-2 Finance Charge Collections allocated to the Securities (to the extent described above in clause (xv) under "--Application of Collections--Payment of Fees, Interest and Other Items") to increase the amount on deposit in the Defeasance Reserve Account (to the extent such amount is less than the Required Defeasance Reserve Account Amount). The "Defeasance Reserve Account Funding Date" will be the first day of the Monthly Period prior to the Defeasance, or such earlier date as the Transferor may determine. On the date of Defeasance, an amount equal to the excess of the Required Defeasance Reserve Account Amount over the amount then on deposit in the Defeasance Reserve Account will be deposited in the Defeasance Reserve Account.



    On or before each Transfer Date following Defeasance, a withdrawal will be made from the Defeasance Reserve Account, and the amount of such withdrawal will be applied as if such amount were Available Series 1998-2 Finance Charge Collections on the last business day of the preceding Monthly Period. On each Transfer Date following Defeasance, the amount available to be withdrawn from the Defeasance Reserve Account (the "Available Defeasance Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Defeasance Reserve Account (before giving effect to any withdrawal from the Defeasance Reserve Account on such Transfer Date) and the Required Defeasance Reserve Account Amount for such Transfer Date.


    Provided that the Defeasance Reserve Account has not terminated as described below, all amounts on deposit in the Defeasance Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Defeasance Reserve Account to be made on such Transfer Date) will be invested by

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the Trustee at the direction of the Servicer in Cash Equivalents maturing no later than the following Transfer Date. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Defeasance Reserve Account (to the extent the amount on deposit therein is less than the Required Defeasance Reserve Account Amount) or applied on each Transfer Date as Available Series 1998-2 Finance Charge Collections as if such amounts were available on the last business day of the preceding Monthly Period.



    The Defeasance Reserve Account will be terminated following the earliest to occur of (a) the termination of the Trust pursuant to the Pooling and Servicing Agreement, (b) the date on which the ABC Invested Amount is paid in full, (c) prior to Defeasance, the occurrence of a Pay Out Event with respect to the Series 1998-2 Securities and (d) after Defeasance, the earlier of the first Transfer Date with respect to the Early Amortization Period and the CTO Expected Final Payment Date. Upon the termination of the Defeasance Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Defeasance Reserve Account on such date as described above) will be applied as if they were Available Series 1998-2 Finance Charge Collections.



REVOLVING RECEIVABLES RESERVE ACCOUNT



    Pursuant to the Series 1998-2 Supplement, the Servicer will establish and maintain or cause to be established and maintained with a Qualified Institution, which may be the Trustee, in the name of the Trustee, on behalf of the Securityholders, the "Revolving Receivables Reserve Account," which shall be a segregated trust account with the corporate trust department of such Qualified Institution, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders. The Trustee will possess all right, title and interest in all funds on deposit from time to time in the Revolving Receivables Reserve Account and in all proceeds thereof. The Revolving Receivables Reserve Account will be under the sole dominion and control of the Trustee for the benefit of the Securityholders. If at any time, the institution holding the Revolving Receivables Reserve Account ceases to be a Qualified Institution, the Trustee will within ten (10) business days establish a new Revolving Receivables Reserve Account meeting the conditions specified above with a Qualified Institution, and will transfer any cash or any investments to such new Revolving Receivables Reserve Account. From the date such new Revolving Receivables Reserve Account is established, it will be the "Revolving Receivables Reserve Account."



    On the Closing Date, the Transferor will make an initial deposit to the Revolving Receivables Reserve Account in an amount equal to $200,000. In addition, the Revolving Receivables Reserve Account will be funded from Available Series 1998-2 Finance Charge Collections up to an amount generally equal to the product of (x) the Series 1998-2 Percentage and (y) 1% of the aggregate amount of Principal Receivables which are Revolving Receivables. Funds on deposit in the Revolving Receivables Reserve Account will be withdrawn by the Servicer on each Transfer Date to the extent of any shortfalls in amounts to be paid or deposited as described above under clauses (i) through (xiii) of "--Application of Collections--Payment of Fees, Interest and Other Items" as of the end of the day on the last business day of the preceding Monthly Period and will be applied as Available Series 1998-2 Finance Charge Collections as if such amounts were available on the last business day of the preceding Monthly Period.



    Funds on deposit in the Revolving Receivables Reserve Account will be invested by the Trustee at the direction of the Servicer in Cash Equivalents maturing no later than the following Transfer Date. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Revolving Receivables Reserve Account (to the extent the amount on deposit therein is less than the Specified Revolving Receivables Reserve Amount) or applied on each Transfer Date as Available Series 1998-2 Finance Charge Collections as if such amounts were available on the last business day of the preceding Monthly Period.

    The Revolving Receivables Reserve Account will be terminated following the earlier to occur of (a) the termination of the Trust pursuant to the Pooling and Servicing Agreement and (b) the date on which the ABC Invested Amount is paid in full. Upon the termination of the Revolving Receivables Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Revolving Receivables Reserve Account on such date as described above) will be applied as Available Series 1998-2 Finance Charge Collections as if such amounts were available on the last business day of the preceding Monthly Period.



PAYMENT RESERVE ACCOUNT



    Pursuant to the Series 1998-2 Supplement, the Servicer will establish and maintain or cause to be established and maintained with a Qualified Institution, which may be the Trustee, in the name of the Trustee, on behalf of the Securityholders, the "Payment Reserve Account," which will be a segregated trust account with the corporate trust department of such Qualified Institution, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders. The Trustee will possess all right, title and interest in all funds on deposit from time to time in the Payment Reserve Account and in all proceeds thereof. The Payment Reserve Account will be under the sole dominion and control of the Trustee for the benefit of the Securityholders. If, at any time, the institution holding the Payment Reserve Account ceases to be a Qualified Institution, the Trustee will within ten (10) business days establish a new Payment Reserve Account meeting the conditions specified above with a Qualified Institution, and will transfer any cash or any investments to such new Payment Reserve Account. From the date such new Payment Reserve Account is established, it shall be the "Payment Reserve Account."



    The Payment Reserve Account will be funded at the discretion of the Transferor as described above under clause (xvii) of "--Application of Collections--Payment of Fees, Interest and Other Items." The Transferor, at its discretion, may on any business day withdraw all or a part of any amounts then on deposit in the Payment Reserve Account and apply such funds as Available Series 1998-2 Finance Charge Collections in accordance with the Pooling and Servicing Agreement.



    Funds on deposit in the Payment Reserve Account will be invested by the Trustee (or, at the direction of the Trustee, by the Servicer on behalf of the Trustee) at the direction of the Servicer in Cash Equivalents that will mature so that such funds will be available for withdrawal on or prior to the following business day. The proceeds of any such investments will be invested in Cash Equivalents that will mature so that such funds will be available for withdrawal on or prior to the following business day. The interest and other investment income (net of investment expenses and losses) earned on such investments will be applied on each business day as Reserve Account Investment Proceeds.



    The Payment Reserve Account will be terminated following the earlier to occur of (a) the termination of the Trust pursuant to the Pooling and Servicing Agreement and (b) the date on which the ABC Adjusted Invested Amount is reduced to zero. Upon the termination of the Payment Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Payment Reserve Account on such date as described above) will be applied as Available Series 1998-2 Finance Charge Collections as if such amounts were available to be applied on the last business day of the preceding Monthly Period.


FINAL PAYMENT OF PRINCIPAL; TERMINATION


    The Class A Securities, the Class B Securities and the Collateralized Trust Obligations will each be subject to optional repurchase by the Transferor on any Distribution Date if on such Distribution Date the sum of the Class A Invested Amount, the Class B Invested Amount and the CTO Invested Amount would be reduced to an amount less than or equal to 10 percent of the sum of the initial Class A Invested Amount, the initial Class B Invested Amount and the initial CTO Invested Amount, if certain conditions set forth in the Pooling and Servicing Agreement are satisfied. The repurchase price will be equal to (i) the unpaid Class A Invested Amount plus accrued and unpaid interest on the Class A Securities, (ii) the unpaid Class B Invested Amount plus accrued and unpaid interest on the Class B Securities, and (iii) the unpaid CTO Invested Amount plus accrued and unpaid interest on the Collateralized Trust Obligations, in each case after giving effect to any payments on such date. In each case, interest will accrue through the day preceding the Distribution Date on which the repurchase occurs.

    The Securities will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Securityholders, whether as a result of optional reassignment to the Transferor or otherwise. Subject to prior termination as provided above, the Pooling and Servicing Agreement provides that the final distribution of principal and interest on the Offered Securities will be made on the February 2007 Distribution Date (the "Termination Date"), except to the extent provided below. In the event that the Invested Amount is greater than zero, exclusive of any Class held by the Transferor, on the Termination Date, the Trustee will sell or cause to be sold (and apply the proceeds first to the Class A Securities until paid in full, then to the Class B Securities until paid in full, then to the Collateralized Trust Obligations until paid in full, and finally to the Class D Securities to the extent necessary to pay such remaining amounts to all Securityholders pro rata within each Class as final payment of the Securities) interests in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement and the Series 1998-2 Supplement, in an amount up to 110% of the Invested Amount at the close of business on such date (but not more than the total amount of Receivables allocable to the Securities in accordance with the Pooling and Servicing Agreement). If the sale contemplated by the preceding sentence has not occurred by the Termination Date, the affected Securityholders shall remain entitled to receive proceeds of such sale when it occurs. The net proceeds of such sale and any Collections on the Receivables through the date of sale, up to an amount equal to the Invested Amount plus accrued interest due on the Securities, will be paid on the Termination Date first to Class A Securityholders until the Class A Invested Amount is paid in full, then to the Class B Securityholders until the Class B Invested Amount is paid in full, then to the CTO Securityholders until the CTO Invested Amount is paid in full, and then to the Class D Securityholders until the Class D Invested Amount is paid in full.



    Unless the Servicer and the holder of the Exchangeable Transferor Security instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date following the date on which funds shall have been deposited in the Distribution Account for the payment to securityholders outstanding sufficient to pay in full the aggregate investor interest of all Series outstanding plus interest thereon at the applicable interest rates to the next Distribution Date and (b) a date which shall not be later than June 29, 2034. Upon the termination of the Trust and the surrender of the Exchangeable Transferor Security, the Trustee will convey to the holder of the Exchangeable Transferor Security, subject to the rights of the holder of any Participation, all right, title, and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Distribution Account and other similar bank accounts of the Trust with respect to any Series).


PAY OUT EVENTS


    As described above, the Revolving Period will continue through the end of the July 2002 Monthly Period, with respect to the Securities, unless a Pay Out Event occurs prior to such date. A "Pay Out Event" refers to any of the following events:



        (i) failure on the part of the Transferor (a) to make any payment or deposit on the date required under the Pooling and Servicing Agreement (or within the applicable grace period which will not exceed five business days); (b) to perform in all material respects the Transferor's covenant not to sell, pledge, assign, or transfer to any Person, or grant any unpermitted lien on, any Receivable; or (c) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Pooling and Servicing Agreement, which failure has a material adverse effect on the Securityholders and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Securityholders representing more than 50% of the Invested Amount and continues to materially and adversely affect the interests of the Securityholders for such period;


        (ii) any representation or warranty made by the Transferor in the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made, and as a result the interests of the Securityholders are materially adversely affected, and such representation or warranty continues to be incorrect for a period of 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by more than 50% of the Invested Amount and the Securityholders' Interest continues to be materially adversely affected during such period; PROVIDED, HOWEVER, that a Pay Out Event pursuant to this clause (ii) will not be deemed to occur thereunder if the Transferor has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions thereof;



       (iii) certain events of bankruptcy or insolvency relating to the Transferor, FCI or Fingerhut National Bank;


        (iv) any reduction of the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the weighted average Base Rates for such three consecutive Monthly Periods;

        (v) the Trust shall become subject to regulation by the Commission as an "investment company" within the meaning of the Investment Company Act;


        (vi) (a) the Transferor Interest shall be less than the Minimum Transferor Interest, (b) the total amount of Principal Receivables and the amount on deposit in the Excess Funding Account shall be less than the Minimum Aggregate Principal Receivables or (c) the Retained Percentage shall be equal to or less than 2 percent, in each case as of any Determination Date and shall not exceed the required amount on or prior to the tenth business day following such Determination Date;



       (vii) any Servicer Default (as defined below) shall occur which would have a material adverse effect on the Securityholders; or



      (viii) certain events of bankruptcy or insolvency involving Fingerhut.



    In the case of any event described in clause (i), (ii), or (vii) above, a Pay Out Event will be deemed to have occurred with respect to the Securities only if, after any applicable grace period, the Securityholders evidencing undivided interests aggregating more than 50% of the Invested Amount, by written notice to the Transferor and the Servicer declare that a Pay Out Event has occurred with respect to the Securities as of the date of such notice. In the case of any event described in clause (iii), or (v) above, a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (iv), (vi) or (viii), a Pay Out Event with respect only to the Securities, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Securityholders or all securityholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Early Amortization Period will commence. In such event, distributions of principal to the Securityholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins, Securityholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Securities.



    In addition to the consequences of a Pay Out Event discussed above, if, pursuant to certain provisions of federal law, the Transferor voluntarily enters liquidation or a trustee in bankruptcy is appointed for the Transferor (an "Insolvency Event"), the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Finance Charge Receivables (other than Discount Receivables), whenever created, which arise in respect of Receivables that have been transferred to the Trust, shall continue to be a part of the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with the Pooling and Servicing Agreement and any Supplements.


    If the only Pay Out Event to occur is either the bankruptcy or insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the bankruptcy trustee or receiver may have the power to prevent the early commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Securities.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES


    The Servicer's compensation for its servicing activities and reimbursement for its expenses allocable to the Series 1998-2 Securityholders' Interest will take the form of the payment to it of a servicing fee in an amount for any Monthly Period (the "Monthly Servicing Fee") equal to the product of (i) a fraction the numerator of which is the actual number of days in such Monthly Period and the denominator of which is 365 or 366, (ii) 2.00% and (iii) the Adjusted Invested Amount as of the beginning of the day on the first day of such Monthly Period, or, in the case of the first Distribution Date, the Initial Invested Amount. The Monthly Servicing Fee will be funded from Available Series 1998-2 Finance Charge Collections and will be paid from the amount so allocated and on deposit in the Collection Account. See "--Application of Collections--Payment of Fees, Interest and Other Items" above. The remainder of the servicing fee will be allocable to the Transferor Interest, the holders of Participations and the investor interests of other Series. Neither the Trust nor the Securityholders will have any obligation to pay such portion of the servicing fee.



    The Servicer will pay from its servicing compensation certain expenses incurred in connection with the servicing of the Receivables, including without limitation payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Securityholders other than federal, state, and local income and franchise taxes, if any, of the Trust.


CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER


    The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. The Servicer may delegate some or all of its servicing duties; PROVIDED, HOWEVER, such delegation will not relieve the Servicer of its obligation to perform such duties in accordance with the Pooling and Servicing Agreement and the Trustee and the Rating Agencies must be notified in writing of any material delegation. In addition, any affiliate of FNB may be substituted in all respects for FNB as Servicer, provided that such affiliate expressly assumes the performance of every covenant and obligation of the Servicer under the Pooling and Servicing Agreement and that the Rating Agencies shall have received prior written notice of such designation. Fingerhut will remain jointly and severally liable with any such affiliate.



    The Pooling and Servicing Agreement provides that the Servicer will indemnify the Transferor, the Trust and the Trustee from and against any reasonable loss, liability, expense, damage, or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee; PROVIDED, HOWEVER, that the Servicer will not indemnify or hold harmless (a) an indemnified party if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, gross negligence, or willful misconduct by such indemnified party (or any of such indemnified party's officers, directors, employees or agents) or the Investor Securityholders, (b) the Trust, the Investor Securityholders or the security owners for any losses, liabilities, expenses, damages or injuries suffered or sustained by any of them with respect to any action taken by the Trustee at the request of the Investor Securityholders, (c) the Trust, the Investor Securityholders or the security owners as to any losses, liabilities, expenses, damages or injuries suffered or sustained by any of them in their capacities as investors, including without limitation losses incurred as a result of Defaulted Accounts, or (d) the Transferor, the Trust, the Investor Securityholders or the security owners for any losses, liabilities, expenses, damages or injuries suffered or sustained by the Trust, the Investor Securityholders or the security owners arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest, penalties or additions with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Securityholders or the security owners in connection herewith to any taxing authority.



    The Pooling and Servicing Agreement provides that, except for the foregoing indemnity by the Servicer and the liability described in the next paragraph, neither the Transferor nor the Servicer nor any of their respective directors, officers, employees, or agents will be under any liability to the Trust, the Securityholders, or any other Person for any action taken, or for refraining from taking any action pursuant to the Pooling and Servicing Agreement. Neither the Transferor nor the Servicer nor any of their respective directors, officers, employees, or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, or gross negligence of the Transferor, the Servicer, or any such Person in the performance of its duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which in its opinion may expose it to any expense or liability.



    Under the Pooling and Servicing Agreement, the Transferor will be liable directly to an injured party for the entire amount of any taxes and related expenses imposed on or payable by the Trust. Under the Pooling and Servicing Agreement, the Transferor agrees to pay, indemnify and hold harmless each Investor Securityholder against and from any and all such taxes and expenses.


SERVICER DEFAULT


    In the event of any Servicer Default (as defined below), either the Trustee or Investor Securityholders representing undivided interests aggregating more than 50 percent of the aggregate investor interests for all outstanding Series, by written notice to the Servicer (and to the Trustee if given by the Investor Securityholders), may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the Pooling and Servicing Agreement and in the Transferor Interest will not be affected by such termination. Upon such termination, the Trustee will as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power, and obligations of the Servicer under the Pooling and Servicing Agreement will pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the applicable Servicer Default, and if the Trustee is legally unable to act as a successor Servicer, then the Trustee will give the Transferor the right to accept reassignment of all of the Receivables for an amount equal to the aggregate invested amount of all outstanding securities and the amount of any Participation as of the date of purchase plus all accrued but unpaid interest on the securities.


    A "Servicer Default" refers to any of the following events:

        (i) failure by the Servicer to make any payment, transfer, or deposit, or to give instructions to the Trustee to make certain payments, transfers, or deposits within five business days after the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Supplement; PROVIDED, HOWEVER, that any such failure caused by a nonwillful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five business days after receiving notice of such failure or otherwise becoming aware of such failure;


        (ii) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the securityholders of any Series then outstanding and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the

    Trustee, or to the Servicer and the Trustee by holders of securities evidencing undivided interests aggregating not less than 50 percent of the invested amount of any Series materially adversely affected thereby and continues to have a material adverse effect on the securityholders of any Series then outstanding for such period; or the delegation by the Servicer of its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;



       (iii) any representation, warranty, or certification made by the Servicer in the Pooling and Servicing Agreement, or in any certificate delivered pursuant to the Pooling and Servicing Agreement, proves to have been incorrect when made which has a material adverse effect on the securityholders of any Series then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and Trustee by the holders of securities evidencing undivided interests aggregating not less than 50 percent of the invested amount of any Series materially adversely affected thereby and continues to have a material adverse effect on such securityholders for such period; or


        (iv) the occurrence of certain events of bankruptcy, insolvency, or receivership of the Servicer.


    Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (i) above for a period of five business days, or referred to under clause (ii) or (iii) for a period of 60 business days, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the Servicer becoming aware of any such event, the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement, and the Servicer will provide the Trustee, any provider of Enhancement, the Transferor, and the holders of securities of all Series outstanding prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.



    In the event of a Servicer Default, if a bankruptcy trustee or receiver were appointed for the Servicer and no Servicer Default other than such bankruptcy or receivership or the insolvency of the Servicer exists, the bankruptcy trustee or receiver may have the power to prevent either the Trustee or the majority of the securityholders from effecting a Service Transfer.



REPORTS TO SECURITYHOLDERS



    On each Distribution Date, the Paying Agent will forward to each Securityholder of record a statement prepared by the Servicer setting forth with respect to such Series: (a) the total amount distributed, (b) the amount of the distribution allocable to Class A Principal, the Class B Principal, the CTO Principal and the Class D Principal, (c) the amount of such distribution allocable to interest on the Class A Securities, the Class B Securities and the Collateralized Trust Obligations Collateralized Trust Obligations, (d) the amount of Principal Collections processed during the related Monthly Period and allocated in respect of the Class A Securities, the Class B Securities, the Collateralized Trust Obligations and the Class D Securities, respectively, (e) the amount of Finance Charge Collections processed during the preceding Monthly Period and allocated in respect of the Class A Securities, the Class B Securities, the Collateralized Trust Obligations and the Class D Securities, respectively, and, after the Defeasance Reserve Account Funding Date, the amount of Defeasance Funding Account Investment Proceeds and investment earnings on amounts on deposit in the Defeasance Reserve Account, (f) the aggregate amount of Principal Receivables, the Invested Amount, the Class A Invested Amount, the Class B Invested Amount, the CTO Invested Amount, the Class D Invested Amount, the Floating Percentage, and, during the Amortization Period, the Fixed/Floating Percentage as of the end of the day on the last day of the related Monthly Period, (g) the aggregate outstanding balance of Receivables which are current, and 30-59, 60-89 and 90 days and over contractually delinquent as of the end of the day on the last day of the related

Monthly Period, (h) the aggregate Series Default Amount for the related Monthly Period, (i) the aggregate amount of Class A Charge-Offs, Class B Charge-Offs, CTO Charge-Offs and Class D Charge-Offs for the preceding Monthly Period, (j) the amount of the Monthly Servicing Fee for the preceding Monthly Period, (k) the amount of unreimbursed Redirected Class B Principal Collections, Redirected CTO Principal Collections and Redirected Class D Principal Collections for the related Monthly Period, (l) the aggregate amount of funds in the Excess Funding Account as of the last day of the Monthly Period immediately preceding the Distribution Date, (m) certain information with respect to the Collateralized Trust Obligations, (n) the number of new Accounts the Receivables in which have been added to the Trust during the related Monthly Period, (o) the Portfolio Yield for the related Monthly Period, (p) the Base Rate for the related Monthly Period, (q) the balance in the Defeasance Funding Account on the related Transfer Date, (r) the Revolving Receivables Reserve Account balance on the related Transfer Date and (s) the amount of Defeasance Funding Account Investment Proceeds deposited in the Collection Account on the related Transfer Date, the Required Defeasance Reserve Account Amount and the Available Defeasance Reserve Account Amount as of the related Transfer Date.



    The Paying Agent will furnish to each Person who at any time during the preceding calendar year was a Securityholder of record a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Securityholders, as set forth in clauses (a), (b), and (c) above aggregated for such calendar year or the applicable portion thereof during which such Person was a Securityholder, together with, on or before January 31 of each year, beginning in 1999, such customary information (consistent with the treatment of the Securities as debt) as the Servicer or Trustee deems necessary or desirable for tax reporting purposes.


REPORTS; NOTICES


    Following the listing of the Offered Securities on the Luxembourg Stock Exchange, the Trustee will publish or will cause to be published following each Distribution Date in a daily newspaper in Luxembourg (expected to be the LUXEMBURGER WORT) a notice to the effect that the information set forth in the foregoing paragraph will be available for review at the main office of the listing agent of the Trust in Luxembourg, Luxembourg.



    Following the listing of the Offered Securities on the Luxembourg Stock Exchange, notices to Securityholders will be given by publication in a daily newspaper in Luxembourg, which is expected to be the LUXEMBURGER WORT. In the event that Definitive Securities are issued, notices to Securityholders will also be given by mail to the addresses of such holders as they appear in the security register.


EVIDENCE AS TO COMPLIANCE


    The Pooling and Servicing Agreement provides that within 100 days of the end of each fiscal year the Servicer will cause a firm of independent certified public accountants to furnish to the Trustee a report to the effect that such firm has compared the amounts and percentages set forth in four of the monthly settlement statements for the Monthly Periods covered by such report with the computer reports (which may include personal computer generated reports that summarize data from the computer reports generated by either the Transferor or the Servicer which are used to prepare daily reports) which were the source of such amounts and percentages and that, on the basis of such comparison, such amounts and percentages are in agreement, except as shall be set forth in such report; PROVIDED, HOWEVER, that in the event that the independent certified public accountants who are preparing such report are not the accounting firm that is the independent accountants for FCI during the relevant period, then the independent certified public accountants who are preparing such report will compare the amounts set forth in each of the monthly certificates forwarded by the Servicer during the period covered by the report with the applicable computer reports. A copy of such report will be sent by the Trustee to each Securityholder.

    The Pooling and Servicing Agreement provides that within 100 days of the end of each fiscal year, the Servicer will cause a firm of nationally recognized independent accountants to furnish a report to the effect that such firm has applied certain procedures, as agreed upon between such firm and the Servicer, which would re-perform certain accounting procedures performed by the Servicer pursuant to certain documents and records relating to the servicing of the Receivables. Each report shall set forth the agreed upon procedures performed and the results of such procedures.


    The Pooling and Servicing Agreement also provides for delivery to the Trustee on an annual basis, within 100 days of the end of the fiscal year, of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default. A copy of such certificate may be obtained by any Securityholder upon the submission of a written request therefor addressed to the Trustee's Corporate Trust Office.


AMENDMENTS


    The Pooling and Servicing Agreement and the Series 1998-2 Supplement may be amended by the Transferor, the Servicer, and the Trustee, without the consent of any of the Investor Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement and Supplement or of modifying in any manner the rights of such Securityholders; provided that (i) the Servicer shall have provided an officer's certificate to the effect that such action will not adversely affect the interests of such Investor Securityholders or any holders of a Participation, (ii) except in the case of any amendment for the sole purpose of curing any ambiguity or correcting or supplementing any inconsistent provision of the Pooling and Servicing Agreement or revising any schedule thereto (other than certain disclosure regarding tax filings and payment), the Rating Agencies shall have been notified of such amendment and shall have provided written confirmation that they would not lower the rating of any Series or any class of any Series, and (iii) such action will not, in the opinion of counsel satisfactory to the Trustee, result in certain adverse tax consequences. In addition, the Pooling and Servicing Agreement and the Series 1998-2 Supplement may be amended from time to time by the Transferor, the Servicer, and the Trustee, without the consent of Securityholders, to add to or change any of the provisions of the Pooling and Servicing Agreement to provide that bearer securities issued with respect to any Series may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any interest on such bearer securities, to permit such bearer securities to be issued in exchange for registered securities or bearer securities of other authorized denominations or to permit the issuance of uncertificated securities.



    The Pooling and Servicing Agreement and the Supplement may be amended by the Transferor, the Servicer, and the Trustee with the consent of the holders of securities evidencing undivided interests aggregating not less than 66 2/3% of the investor interests of each and every Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Supplement or of modifying in any manner the rights of securityholders of any then outstanding Series. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any such Series,
(b) change the definition of or the manner of calculating the interest of any Securityholder of such Series, or (c) reduce the aforesaid percentage of investor interests the holders of which are required to consent to any such amendment, in each case without the consent of all securityholders of all Series adversely affected.



    Additionally, upon the receipt by the Transferor, the Servicer and the Trustee of a Tax Opinion and an opinion of counsel to the effect that such action shall not materially adversely affect the Applicable Tax State income tax characterization of any outstanding Series or the taxability of the Trust under Applicable Tax State income tax law, the Pooling and Servicing Agreement may be amended by the Transferor, the

Servicer and the Trustee without the consent of any of the Securityholders (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause all or a portion of the Trust to be treated as, a "financial asset securitization trust" as described in the provisions of the FASIT legislation, or to enable all or a portion of the Trust to qualify and an election to be made for similar treatment under comparable subsequent federal income tax provisions as may ultimately be enacted into law, and (ii) in connection with any such election, to modify or eliminate existing provisions of the Pooling and Servicing Agreement and any Supplement relating to the intended federal income tax treatment of the Securities and the Trust in the absence of the election.



    Promptly following the execution of any amendment to the Pooling and Servicing Agreement, the Trustee will furnish written notice of the substance of such amendment to each Securityholder. Any Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered an amendment requiring Securityholder consent under the provisions of the Pooling and Servicing Agreement and any Supplement.



LIST OF SECURITYHOLDERS



    Upon written request of Investor Securityholders representing undivided interests in the Trust aggregating not less than 10 percent of the invested amount of any Series, the Trustee after having been adequately indemnified by such Investor Securityholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Investor Securityholders access during business hours to the current list of Investor Securityholders of the Trust for purposes of communicating with other Securityholders with respect to their rights under the Pooling and Servicing Agreement. See "--Book-Entry Registration" and "--Definitive Securities."


THE TRUSTEE


    The Bank of New York (Delaware) is the Trustee under the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at White Clay Center, Route 273, Newark, Delaware 19711. The Transferor, the Servicer, and their respective affiliates may from time to time enter into normal banking, lending and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer, and any of their respective affiliates may hold Securities in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties, and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties, and obligations solely at the direction of the Trustee.


    The Trustee may resign at any time. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. The Trustee at all times must not be a Related Person. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor trustee.


    If the Trustee fails to perform any of its obligations under the Pooling and Servicing Agreement, and a Securityholder delivers written notice of such failure to the Trustee, and the Trustee shall not have corrected such failure for 60 days thereafter, then the holders of investor securities representing more than 50 percent of the aggregate invested amount of all Series (including related commitments) shall have the right to remove the Trustee and (with the consent of the Transferor, which shall not be unreasonably


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withheld) promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.


CONSTITUENT CLASS D SECURITIES



    Under the Pooling and Servicing Agreement and pursuant to the Series 1998-2 Supplement, the Transferor as holder of the Class D Securities may at any time
(i) subdivide the Class D Securities into two or more subsidiary securities, or
(ii) redirect all or any portion of the amounts distributable to the Class D Securityholders (pursuant to the application of collections allocable to the Class D Securityholders) to any other Securityholder. In connection with such subdivision, the Transferor may assign an interest rate to the Class D Securities or a portion thereof and make payments of interest with respect to such securities from amounts initially allocated to the Securities which would otherwise constitute Excess Finance Charge Collections. The Pooling and Servicing Agreement provides that before any Class D Securities can be subdivided or transferred, the following conditions must be met: (i) the Trustee and the Transferor shall have received an opinion of counsel that such transfer does not adversely affect the conclusions reached in any of the federal or state income tax opinions issued in connection with the original issuance of the Securities, (ii) the Transferor shall deliver to the Trustee an officers' certificate stating that in the reasonable belief of the Transferor, such subdivision would not cause a Pay Out Event with respect to Series 1998-2 to occur, or an event which, with notice or lapse of time or both, would constitute a Pay Out Event with respect to Series 1998-2, and (iii) the Rating Agency Condition shall have been satisfied.


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                     DESCRIPTION OF THE PURCHASE AGREEMENTS

PURCHASES OF RECEIVABLES


    On and after the Initial Closing Date and prior to January 12, 1997, all Receivables that were transferred to the Trust by the Transferor were closed-end installment sale contracts originated by Fingerhut. Such Receivables were sold by Fingerhut to the Transferor pursuant to the Fingerhut Purchase Agreement. Beginning in January 1997, Fingerhut ceased extending credit to its customers and FNB commenced the origination of closed-end credit card loans to finance purchases of merchandise and services from Fingerhut. In addition, in November 1996, FNB commenced the origination of revolving credit card loans to finance purchases of merchandise and services from Fingerhut. Since January 12, 1997, all closed-end credit card loans and revolving credit card loans originated by FNB have been sold on an ongoing basis by FNB to FCI pursuant to the Bank Purchase Agreement and, all such closed-end credit card loans that are Receivables, have been transferred by FCI to the Transferor pursuant to the FCI Purchase Agreement. Since January 12, 1997, the Transferor has been transferring to the Trust the closed-end credit card loans originated by FNB that it purchases from FCI. On March 18, 1998, the FCI Purchase Agreement and the Pooling and Servicing Agreement were amended to provide for the sale on an ongoing basis by FCI to the Transferor, and by the Transferor to the Trust, respectively, of the revolving credit card loans originated by FNB.



    Pursuant to the Fingerhut Purchase Agreement, the Transferor purchased from Fingerhut the Receivables originated by Fingerhut that arose from time to time. As described above, Fingerhut stopped originating new closed-end installment sale contracts in January 1997. Pursuant to the FCI Purchase Agreement, the Transferor purchases from FCI Receivables arising from time to time. On each business day prior to the Purchase Termination Date, FCI will transfer Receivables acquired from FNB to the Transferor. Pursuant to the Pooling and Servicing Agreement, such Receivables are thereafter transferred immediately by the Transferor to the Trust, and the Transferor has assigned its rights in, to and under the Fingerhut Purchase Agreement and the FCI Purchase Agreement with respect to such Receivables to the Trust.


REPRESENTATIONS AND WARRANTIES


    BANK PURCHASE AGREEMENT. In the Bank Purchase Agreement, FNB represents and warrants that, among other things, (a) FNB is a national banking association validly existing in good standing under the laws of the United States, and has corporate power, authority and legal right to execute, deliver and perform its obligations under the Bank Purchase Agreement, (b) the Bank Purchase Agreement constitutes the valid and binding obligations of FNB, enforceable against FNB in accordance with its terms, subject to customary bankruptcy and equity related exceptions, (c) FNB is the legal and beneficial owner of all right, title and interest in and to each Receivable conveyed to FCI pursuant to the Bank Purchase Agreement and each such Receivable has been or will be transferred to FCI free and clear of any lien other than Permitted Liens, (d) the Bank Purchase Agreement constitutes a valid transfer and assignment to FCI of all right, title and interest of FNB in and to the Receivables, all monies due or to become due and all proceeds related thereto, or an absolute sale of such property and the proceeds thereof, (e) each Account classified as an "Eligible Account" by FNB in any document or report delivered under the Bank Purchase Agreement will satisfy the requirements contained in the definition of Eligible Account and each Receivable classified as an "Eligible Receivable" by FNB in any document or report delivered under the Bank Purchase Agreement will satisfy the requirements contained in the definition of Eligible Receivable, (f) the execution and delivery of the Bank Purchase Agreement and the performance of the transactions contemplated thereby do not contravene FNB's charter or by-laws, violate any material provision of law applicable to it, require any filing (except for filings under the UCC), registration, consent or approval under any such law except for such filings, registrations, consents, or approvals as have already been obtained and are in full force and effect, (g) except as described in the Bank Purchase Agreement, FNB has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all taxes, assessments, and other governmental charges due from FNB or is contesting any such tax,


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assessment or other governmental charge in good faith through appropriate proceedings, (h) there are no proceedings or investigations pending or, to the best knowledge of FNB, threatened against FNB before any Governmental Authority asserting the invalidity of the Bank Purchase Agreement, seeking to prevent the consummation of any of the transactions contemplated by the Bank Purchase Agreement, seeking any determination or ruling that would materially and adversely affect the performance by FNB of its obligations thereunder or seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof, and (i) FNB is not insolvent and will not be rendered insolvent upon the sale of the Receivables to the Transferor. In the event of a breach of any of the representations or warranties with respect to a Receivable under the Bank Purchase Agreement by FNB, FNB will be required, within thirty (30) business days of such breach, to pay FCI an amount in cash equal to the purchase price paid for such Receivables.



    PURCHASE AGREEMENTS. Pursuant to the Fingerhut Purchase Agreement and the FCI Purchase Agreement (collectively the "Purchase Agreement"), Fingerhut has represented and warranted to the Transferor, and FCI represents and warrants to the Transferor (each of Fingerhut and FCI, the "Seller"), each under their respective agreement that, among other things, subject to specified exceptions and limitations, the Seller is duly organized, validly existing, and in good standing under the laws of the State of Minnesota, the Seller is duly qualified to do business and in good standing (or is exempt from such requirement) in any state required in order to conduct its business and has obtained all necessary licenses and approvals required under applicable law; PROVIDED, HOWEVER, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Transferor would have to obtain to do business in any state in which the transferor seeks to enforce any Receivables. Pursuant to the Purchase Agreement, the Seller additionally represents and warrants that, among other things, subject to specified exceptions and limitations, (i) the execution and delivery of the Purchase Agreement and the consummation of the transactions provided for in the Purchase Agreement have been duly authorized by the Seller by all necessary corporate action on its part, (ii) the execution and delivery of the Purchase Agreement and the performance of the transactions contemplated thereby do not contravene the Seller's charter or by-laws, violate any material provision of law applicable to it, require any filing (except for filings under the UCC), registration, consent or approval under any such law except for such filings, registrations, consents, or approvals as have already been obtained and are in full force and effect, (iii) except as described in the Purchase Agreement, the Seller has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all taxes, assessments, and other governmental charges due from the Seller or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings, (iv) there are no proceedings or investigations pending or, to the best knowledge of the Seller threatened against the Seller before any Governmental Authority asserting the invalidity of the Purchase Agreement, seeking to prevent the consummation of any of the transactions contemplated by the Purchase Agreement, seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations thereunder or seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof, (v) (A) with respect to the Fingerhut Purchase Agreement, each Receivable is or will be an account receivable arising out of the sale of consumer goods, services or financial service products by Fingerhut and (B) with respect to the FCI Purchase Agreement, each Receivable is or will be an account receivable arising out of the performance by the applicable Originator in accordance with the terms of the Contract giving rise to such Receivable and in each Purchase Agreement, the Seller has no knowledge of any fact which should have led it to expect at the time of the classification of any Receivable as an Eligible Receivable that such Receivable would not be paid in full when due, and each Receivable classified as an Eligible Receivable by the Seller in any document or report delivered under the Purchase Agreement satisfies the requirements of eligibility contained in the definition of Eligible Receivable set forth in the Pooling and Servicing Agreement, (vi) the Purchase Agreement constitutes the legal, valid, and binding obligation of the Seller, (vii) the Seller is not insolvent and will not be rendered insolvent upon the sale of the Receivables to the Transferor, (viii) the Seller is not an "investment company" within the meaning of the Investment Company Act (or is exempt


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from all provisions of such Act), (ix) the Seller is or will be on the date of sale the legal and beneficial owner of all right, title and interest in and to each Receivable conveyed to the Transferor by the Seller pursuant to the Purchase Agreement, and each such Receivable has been or will be transferred to the Transferor free and clear of any lien other than Permitted Liens and in compliance in all material respects with all requirements of law applicable to the Seller and (x) the transfer of Receivables by the Seller to the Transferor under the Purchase Agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to the Trust of all right, title and interest of the Seller in and to the Receivables whether existing or thereafter created (except for Permitted Liens).



    If certain of the representations or warranties described above are not true with respect to any Receivable at the time such representation or warranty was made or any Receivable becomes an Ineligible Receivable, then the Seller will be obligated to pay to the Transferor an amount equal to the principal amount of such Receivable.


    The Pooling and Servicing Agreement requires the Transferor to make a demand on the applicable Seller to repurchase Receivables in such cases where the Transferor is required under the Pooling and Servicing Agreement to repurchase Receivables from the Trust.

CERTAIN COVENANTS


    BANK PURCHASE AGREEMENT. It is the intention of FNB and FCI that the conveyance of the Receivables by FNB to FCI contemplated by the Bank Purchase Agreement be construed as an absolute sale of the Receivables by FNB to FCI. It is not intended that such conveyance be deemed a pledge of the Receivables by FNB to FCI to secure a debt or other obligation of FNB, but the Bank Purchase Agreement shall also be deemed to be a security agreement within the meaning of
Article 9 of the UCC and the conveyance provided for in the Bank Purchase Agreement shall be deemed to be a grant by FNB to FCI of a "security interest" within the meaning of Article 9 of the UCC in all of FNB's right, title and interest in and to the Receivables. In the Bank Purchase Agreement, FNB covenants that, among other things, except as required by law or as FNB may determine to be appropriate and subject to specified exceptions and limitations,
(i) it will take no action to cause any Receivable to be anything other than an account, general intangible or chattel paper, (ii) except for the conveyances under the Bank Purchase Agreement, it will not sell any Receivable or grant a lien (other than a Permitted Lien) on any Receivable, (iii) unless FNB deems such action necessary to maintain its credit card business on a competitive basis or as required by law, it will not reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or other fees charged on the Accounts if, as a result of any such reduction, a Pay Out Event (or other early termination event) would occur but FNB may, subject to compliance with all Requirements of Law and the foregoing restriction, change the terms of the Contracts or the Credit and Collection Policy in any respect (a) if it would not, in the reasonable belief of FNB, materially impair the collectibility of any Receivable or cause, immediately or with the passage of time, a Pay Out Event to occur under the Pooling and Servicing Agreement and (B) if such change
(x) is made to a comparable segment of receivables owned by FNB, if any, which have characteristics the same as or substantially similar to, the Receivables that are the subject of such change and (y) if FNB does not own such a comparable segment of receivables, will not be made with the intent to materially benefit FNB over the buyer of such Receivables or to materially adversely affect such buyer, except as otherwise restricted by an endorsement, sponsorship or other agreement between FNB and an unrelated third party or by the terms of the Contracts, (iv) it will comply with and perform its obligations under the Contracts and the Accounts and the Credit and Collection Policy except insofar as any failure to comply or perform would not materially and adversely affect the rights of the Trust or the securityholders, and that it will not enter into any amendment to the Bank Purchase Agreement that would cause a Ratings Event to occur so long as any securities under any Series are outstanding, and (v) in the event it receives a collection on any Receivable, it will pay such collection to FCI or its designee as soon as practicable.



    PURCHASE AGREEMENT. It is the intention of Fingerhut and FCI, each under its respective Purchase Agreement, and the Transferor that the conveyance of the Receivables be construed as an absolute sale of


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the Receivables to the Transferor. It is not intended that such conveyance be deemed a pledge of the Receivables to the Transferor to secure a debt or other obligation, but the Purchase Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC and the conveyance provided for in the Purchase Agreement shall be deemed to be a grant to the Transferor of a "security interest" within the meaning of Article 9 of the UCC in all of the Seller's right, title and interest in and to the Receivables. Pursuant to the Purchase Agreement, Fingerhut and FCI each covenant that, among other things, subject to specified exceptions and limitations, (i) it will take no action to cause any Receivable to be anything other than an account (with respect to the Fingerhut Purchase Agreement) or an account, general intangible or chattel paper (with respect to the FCI Purchase Agreement), (ii) except for the conveyances under the Purchase Agreement, it will not sell any Receivable or grant a lien (other than a Permitted Lien) on any Receivable, (iii) with respect to FCI Purchase Agreement, except as the Originator deems necessary to maintain its business on a competitive basis or as required by law, the Seller will cause such Originator to not reduce the Periodic Finance Charges assessed on the Receivables or other fees charged on the Accounts if, as a result of any such reduction, a pay out event with respect to any Series would occur but, with respect to each Purchase Agreement, the Seller may, subject to requirements of law and the foregoing restriction, change the terms of the Contracts or the Credit and Collection Policy in any respect (A) if it would not, in the reasonable belief of the Seller, materially impair the collectibility of any Receivable or cause, immediately or with the passage of time, a Pay Out Event to occur under the Pooling and Servicing Agreement and (B) if such change (x) is made to a comparable segment of receivables owned by the Seller, if any, which have characteristics the same as or substantially similar to, the Receivables that are the subject of such change and (y) if the Seller does not own such a comparable segment of receivables, will not be made with the intent to materially benefit the Seller over the Transferor or to materially adversely affect the Transferor, except as otherwise restricted by an endorsement, sponsorship or other agreement between the Seller and an unrelated third party or by the terms of the Contracts, (iv) it will comply with and perform its obligations under the Contracts relating to the Accounts and the Credit and Collection Policy except insofar as any failure to comply or perform would not materially and adversely affect the rights of the Transferor, (v) in the event it receives a collection on any Receivable, it will pay such collection to the Transferor as soon as practicable, (vi) it will not convey or transfer any Receivable, except as otherwise provided in the Purchase Agreement, and (vii) with respect to the FCI Purchase Agreement, the Seller agrees to take all action necessary and appropriate to enforce its rights and claims under the Bank Purchase Agreement and the FCI Purchase Agreement, including without limitation, the covenants in the Bank Purchase Agreement with respect to the Credit and Collection Policy, and agrees not to consent to any amendments to the Bank Purchase Agreement or the FCI Purchase Agreement unless such amendment would be permitted under certain provisions of the Pooling and Servicing Agreement (as if such provisions applied to the Bank Purchase Agreement) or the Rating Agency Condition has been satisfied. Pursuant to the Purchase Agreement, the Transferor has covenanted that, among other things, subject to specified exceptions and limitations, (i) it shall treat each conveyance of the Receivables as a sale on all relevant books and records and (ii) with respect to the FCI Purchase Agreement, it shall maintain its existence as a corporation, separate from any of its affiliates.


PURCHASE TERMINATION DATE

    BANK PURCHASE AGREEMENT. If FNB becomes insolvent, FCI's obligations under the Bank Purchase Agreement will automatically be terminated. In addition, if FCI becomes insolvent, or shall become unable for any reason to purchase Receivables from FNB in accordance with the provisions of the Bank Purchase Agreement, FCI's obligations under the Bank Purchase Agreement as to FNB will automatically be terminated.


    PURCHASE AGREEMENT. If Fingerhut or FCI become insolvent, the Transferor's obligations under the Purchase Agreement will automatically be terminated. In addition, if the Transferor becomes insolvent or shall become unable for any reason to purchase Receivables in accordance with the provisions of the Purchase Agreement, the Transferor's obligations under the Purchase Agreement will automatically be terminated. The date of any such termination will be the "Purchase Termination Date."


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                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES


    The Transferor has represented and warranted in the Pooling and Servicing Agreement that the transfer of Receivables by it to the Trust constitutes either a valid transfer and assignment to the Trust of all right, title, and interest of the Transferor in and to the Receivables, except for Permitted Liens and the interest of the Transferor as holder of the Exchangeable Transferor Security and any other investor security of any Series then held by it, or the grant to the Trust of a security interest in the Receivables. The Transferor has also represented and warranted in the Pooling and Servicing Agreement that, in the event the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the UCC, there will exist a valid, subsisting, and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Trust on and after their creation, subject only to Permitted Liens. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Offered Securities--Representations and Warranties."



    The Transferor has represented that the Receivables are "accounts," "general intangibles" or "chattel paper" as each is defined in Article 9 of the UCC as then in effect in each Relevant UCC State. Both the sale of accounts and chattel paper and the transfer of accounts and chattel paper as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement will perfect the security interest of the Trust. If a transfer of general intangibles is deemed to constitute the creation of a security interest, rather than a sale, Article 9 of the UCC applies and the filing of one or more appropriate financing statements is also required in order to perfect the security interest of the Trust. In order to protect the interests of the Trust in the Receivables, financing statements covering the Receivables have been filed under the UCC.


    If the transfer of Receivables constituting general intangibles is deemed to be a sale, then the UCC is not applicable and no further action is required to protect the Trust's interest from third parties. Although the priority of future generated general intangibles is not as clear as the priority of interests governed by the UCC, FNB, FCI and the Transferor believe that it would be inconsistent for a court to afford the Trust less favorable treatment if the transfer of the Receivables is deemed to be a sale than if it were deemed to be a security interest and that a court should conclude that a sale of Receivables consisting of general intangibles would be deemed to have occurred as of the Initial Closing Date or, as applicable, the relevant date of designation for inclusion in the Trust.


    There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the Initial Closing Date could have an interest in such Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, however, the Transferor has represented and warranted that it transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Transferor has covenanted that it will not sell, pledge, assign, transfer, or grant any lien on any Receivable (or any interest therein) other than a Permitted Lien. A tax or other governmental lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. There is a significant possibility that the Trust may not have a perfected security interest in any of the Receivables created after the filing of a petition for relief by or against FCI or the Transferor under the United States federal bankruptcy code or after the appointment of a receiver or conservator with respect to FNB. Nevertheless, it is anticipated that the Trust will either own or have a perfected security interest in Receivables existing on the date of filing a petition by or against FCI or the Transferor under the United States federal bankruptcy code or after the date of appointment of a receiver or conservator with respect to FNB and will be able to make payments in respect of principal and interest on the Offered Securities, although there can be no assurance that any of such payments would be timely. Because the Trust's interest in the Receivables is dependent upon the Transferor's interest in the Receivables, which is dependent upon Fingerhut's or FCI's or FNB's interest in the Receivables, any adverse change in the priority or perfection of the


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Transferor's, FCI's or Fingerhut's security interest would correspondingly affect the Trust's interest in the affected Receivables. In addition, if a receiver or conservator were appointed for FNB, certain administrative expenses of the receiver or conservator also may have priority over the interest of the Trust in such Receivables. While FNB is the Servicer, certain cash collections on the Receivables may be held by FNB and commingled with its funds for brief periods, and if an Insolvency Event occurs, the Trust may not have a perfected interest in such commingled collections.

CERTAIN MATTERS RELATING TO BANKRUPTCY OR RECEIVERSHIP


    The Transferor will not engage in any activities except purchasing accounts receivable from FCI or any affiliate of FCI, forming trusts, transferring such accounts Receivable to such trusts and engaging in activities incident to, or necessary or convenient to accomplish, the foregoing. The Transferor has no intention of filing a voluntary petition under the United States federal bankruptcy code or any similar applicable state law so long as the Transferor is solvent and does not reasonably foresee becoming insolvent.



    The voluntary or involuntary application for relief under the United States federal bankruptcy code or any similar applicable state law with respect to Fingerhut or FCI should not necessarily result in a similar voluntary application with respect to the Transferor so long as the Transferor is solvent and does not reasonably foresee becoming insolvent either by reason of Fingerhut's or FCI's insolvency or otherwise. Counsel has advised FCI and the Transferor that (i) the assets and liabilities of the Transferor would not be substantively consolidated with the assets and liabilities of Fingerhut or FCI in the event of an application for relief under the United States federal bankruptcy code with respect to Fingerhut or FCI, as the case may be, and (ii) the sale of Receivables by Fingerhut or FCI would constitute a valid sale and, therefore, such Receivables would not be property of Fingerhut or FCI, as the case may be, in the event of the filing of an application for relief by or against Fingerhut or FCI, as the case may be, under the United States federal bankruptcy code. The foregoing conclusions are reasoned conclusions, based upon various assumptions regarding factual matters and future events, as to which there necessarily can be no assurance. If a bankruptcy trustee for Fingerhut or FCI, Fingerhut or FCI as debtor-in-possession, or a creditor of Fingerhut or FCI were to take the view that Fingerhut or FCI and the Transferor should be substantively consolidated or that the transfer of the Receivables from Fingerhut or FCI to the Transferor should be recharacterized as a pledge of such Receivables, or if a bankruptcy trustee for Fingerhut or FCI, Fingerhut or FCI as debtor-in-possession or a creditor of Fingerhut or FCI was to take the view that Fingerhut or FCI and the Transferor should be substantively consolidated or that the transfer of the Receivables from Fingerhut or FCI to the Transferor should be recharacterized as a pledge of such Receivables, then delays in payments on the Class A Securities, Class B Securities and Collateralized Trust Obligations or (should the bankruptcy court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in such payments on such Securities could result.



    The Pooling and Servicing Agreement provides that, upon the bankruptcy or appointment of a receiver for the Transferor, FNB or FCI a Pay Out Event with respect to all Series will occur, and under the Pooling and Servicing Agreement, no new Principal Receivables will be transferred to the Trust. In addition the Series 1998-1 Supplement provides that, upon the bankruptcy or appointment of a receiver for Fingerhut a Pay Out Event with respect to Series 1998-2 will occur. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the receiver or bankruptcy trustee for the Transferor may have the power to continue to require the Transferor to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period. See "Description of the Offered Securities--Pay Out Events."



    FNB has represented and warranted to FCI in the Bank Receivables Purchase Agreement, and Fingerhut and FCI have each represented and warranted to the Transferor in the respective Purchase Agreements, that the sale of the Receivables to FCI or the Transferor, respectively, is a valid sale of the

Receivables to FCI or the Transferor, respectively. In addition, FNB, Fingerhut, FCI and the Transferor have treated and will treat the transaction described in the Bank Purchase Agreement and the Purchase Agreements as sales of the Receivables to FCI and the Transferor, respectively, FNB, FCI and Fingerhut have taken or will take all actions that are required under the UCC to perfect FCI's and the Transferor's ownership interest, respectively, in the Receivables. Notwithstanding the foregoing, if FCI or Fingerhut were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables from FCI or Fingerhut to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing from such debtor, then delays in payments of collections of Receivables to the Transferor (and therefore to the Trust and to Securityholders) could occur and (should the court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in the amount of such payments could result.


    The Federal Deposit Insurance Act ("FDIA"), as amended by FIRREA, which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as conservator or receiver of FNB. Among other things, the FDIA grants such a conservator or receiver the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, FNB.


    To the extent that (i) FNB granted a security interest in the Receivables to FCI, (ii) the interest was validly perfected before FNB's insolvency, (iii) the interest was not taken or granted in contemplation of FNB's insolvency or with the intent to hinder, delay or defraud FNB or its creditors, (iv) the Pooling and Servicing Agreement is continuously a record of FNB, and (v) the Pooling and Servicing Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business, such valid perfected security interest of FCI should be enforceable (to the extent of FCI's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, FNB and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of FNB. If, however, the FDIC were to assert that the security interest was unperfected or unenforceable or were to require FCI to establish its rights to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to FNB as provided under FIRREA, delays in payments on the Securities and possible reductions in the amount of those payments could occur. The FDIA does not define the terms "actual direct compensatory damages." On April 10, 1990, the RTC, formerly a sister agency of the FDIC, adopted a statement of policy (the "RTC Policy Statement") with respect to the payment of interest on collateralized borrowings. The RTC Policy Statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. In a 1993 case involving zero-coupon bonds, however, a federal district court held that the RTC was instead obligated to pay bondholders the fair market value of repudiated bonds as of the date of repudiation. The FDIC itself has not adopted a policy statement on payment of interest on collateralized borrowings.



    In OCTAGON GAS SYSTEMS, INC. V. RIMMER, 995 F.2d 948 (10th Cir. 1993), CERT. DENIED, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If FCI, Fingerhut or the Transferor were to become subject to a bankruptcy proceeding or if FNB were to become subject to a receivership and a court were to follow the 10th Circuit's reasoning, Securityholders might experience delays in payment or possibly losses in their investment in the Securities. Counsel to the Transferor has advised the Transferor that the facts of the Octagon case are distinguishable from those in the sale transactions between FNB and

FCI, FCI and the Transferor, Fingerhut and the Transferor and the Transferor and the Trust and that the reasoning of the 10th Circuit appears to be inconsistent with established precedent and the UCC.



    The occurrence of certain events of insolvency, conservatorship or receivership with respect to the Servicer will result in a Servicer Default, which Servicer Default, in turn, could result in a Pay Out Event. If no other Servicer Default other than the commencement of such bankruptcy or similar event exists, a conservator or receiver of the Servicer may have the power to prevent the Trustee and the Securityholders from appointing a successor Servicer.


CONSUMER PROTECTION LAWS


    The Accounts and Receivables are subject to numerous federal and state consumer protection laws that impose requirements related to offering and extending credit. Any failure by an Originator or the Servicer to comply with such legal requirements also could adversely affect the Servicer's ability to collect the full amount of the Receivables. The United States Congress and the states may enact laws and amendments to existing laws to further regulate consumer credit or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of collections.


    The relationship of the Obligor and credit card issuer is extensively regulated by federal and state consumer protection and related laws. With respect to credit extended by FNB, the most significant laws include the federal Truth-in-Lending Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Electronic Funds Transfer Act and National Bank Act, as well as applicable state laws. Claims may be brought under these statutes by private consumers as well as federal and state regulators. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles and at year end and, in addition, prohibit certain discriminatory practices in extending credit and impose certain limitations on the type of account related charges that may be assessed. Federal law requires credit card issuers to disclose to consumers the interest rates, cardholder fees, grace periods and balance calculation methods associated with their credit card accounts. In addition, cardholders are entitled under current laws to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to require billing errors to be resolved promptly. Certain laws, including the laws described above, may limit FNB's ability to collect amounts owing with respect to the Receivables regardless of any act or omission on the part of FNB. These laws further provide that in certain cases cardholders cannot be held liable for, or the cardholder's liability is limited with respect to, charges to the credit card account that result from unauthorized use of the credit card.


    Receivables originated by Fingerhut were generated under the Minnesota "time price" doctrine. Under this doctrine, the difference between the time price and cash price for the goods sold is not treated as interest subject to regulation under Minnesota's usury laws. In certain states, these receivables are subject to regulations that limit maximum finance charges and require refunding of finance charges to customers under certain circumstances. Fingerhut believes that the time payment pricing and credit practices applicable to these receivables are in compliance with applicable state requirements. On August 14, 1997, Fingerhut was served with a summons and class action complaint commenced in Minnesota District Court, Fourth Judicial District, on behalf of named plaintiffs in ten states. The alleged class consists of "Fingerhut customers whose contracts are declared by Fingerhut to be governed by Minnesota law." The complaint alleges violations of the usury law, deceptive trade practices and consumer fraud based on Fingerhut's use of the "time price" doctrine in its credit sales. Fingerhut has filed a motion for summary judgment. The plaintiffs' claims are substantially identical to the claims asserted in an earlier case brought against Fingerhut in the same court. The court granted summary judgment in favor of Fingerhut in that case in March 1997. The plaintiffs in the earlier case did not appeal the summary judgment, and their counsel has refiled their claims on behalf of new members of the purported plaintiff class.

    Any change of law, including any changes to the "time price" doctrine with retroactive application, negatively affecting the receivables or FNB's credit practices could adversely affect the Servicer's ability to collect the full amount of the Receivables.


    Additional consumer protection laws may be enacted that would impose requirements on the making, enforcement and collection of consumer credit loans. Any new laws or rulings that may be adopted, and existing consumer protection laws, may adversely affect the ability to collect on the Receivables. In addition, failure of the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables.



    Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdictions' consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. If it were determined that out-of-state credit card issuers must comply with a jurisdiction's laws limiting the charges imposed by credit card issuers, such actions could have an adverse impact on Fingerhut National Bank's credit card operations. Application of federal and state bankruptcy and debtor relief laws (including the Soldiers' and Sailors' Civil Relief Act of 1940) would affect the interests of the holders of the Securities if the protection provided to debtors under such laws result in any Receivables of the Trust being written off as uncollectible.



    The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables transferred to it, either as assignee from the Transferor with respect to obligations arising before the transfer or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against such cardholder's obligation to pay the amount of Receivables owing. The Transferor will warrant to the Trust in the Pooling and Servicing Agreement that all Receivables transferred to the Trust have been and will be created in compliance with the requirements of such laws. For discussion of the Trust's rights arising from the breach of these warranties, see "Description of the Offered Securities--Representations and Warranties."


CLAIMS AND DEFENSES OF CARDHOLDERS AGAINST THE TRUST


    The UCC provides that (a) unless an Obligor has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the Trust, as assignee, are subject to all the terms of the Contract between the Originator and such Obligor and any defense or claim arising therefrom, to rights of set-off and to any other defense or claim of such Obligor against the Originator that accrues before such Obligor receives notification of the assignment and (b) any such Obligor is authorized to continue to pay the Originator until (i) the Obligor receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the Trustee or successor Servicer and (ii) if requested by the Obligors, the Trustee or successor Servicer has furnished reasonable proof of assignment. No such agreement not to assert defenses has been entered into and no notice of the assignment of the Receivables to the Trust will be sent to the cardholders obligated on the Accounts in connection with the transfer of the Receivables to the Trust.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL; SCOPE OF FEDERAL INCOME TAX OPINION


    Set forth below is a general discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Securities which are anticipated to be relevant to most categories of investors and has been prepared or reviewed by Skadden, Arps, Slate, Meagher & Flom LLP, special federal income tax counsel to the Transferor ("Special Tax Counsel"). Special Tax Counsel is of the opinion that this discussion is correct in all material respects. As more fully described below, Special Tax Counsel will render its opinion, subject to the analysis and assumptions contained therein, that the Offered Securities will be characterized as indebtedness secured by the Receivables for federal income tax purposes and that the Trust will not be subject to federal income tax at the entity level. Except as expressly provided below, Special Tax Counsel will render no other opinions to the Transferor with respect to the Offered Securities. This discussion is intended as an explanatory discussion of the possible effects of the classification of the Offered Securities as indebtedness on investors generally and or related tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's tax advisor. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations ("Treasury Regulations") thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving instruments issued by a trust with terms similar to those of the Offered Securities. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Securityholders.



    This summary does not address all aspects of federal income taxation that may be relevant to the Security Owners in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of holders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to prospective purchasers who purchase Offered Securities in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Offered Securities as "capital assets" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their respective tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OFFERED SECURITIES SPECIFIC TO SUCH PROSPECTIVE INVESTOR.



CHARACTERIZATION OF THE OFFERED SECURITIES AS INDEBTEDNESS



    The Transferor, the Servicer and each Security Owner will express in the Pooling and Servicing Agreement the intent that, for federal, state and local income and franchise tax purposes, the Offered Securities will be indebtedness secured by the Receivables. The Transferor, by initially entering into, and the Servicer, by accepting the assignment of, the Pooling and Servicing Agreement, and each Security

Owner, by acquiring an interest in an Offered Security, will agree to treat the Offered Securities as indebtedness for federal, state and local income and franchise tax purposes (except to the extent that different treatment is explicitly required under state or local tax statutes). However, because different criteria are used in determining the non-tax accounting treatment of the transaction, the Transferor will treat the Pooling and Servicing Agreement, for financial accounting purposes and certain other non-tax purposes, as effecting a transfer of an ownership interest in the Receivables and not as creating a debt obligation.



    In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Based upon its analysis of such factors, Special Tax Counsel is of the opinion that the Transferor will be treated as the owner of the Receivables for federal income tax purposes and, accordingly, the Class A Securities and the Class B Securities will be characterized for federal income tax purposes as indebtedness that is secured by the Receivables. Furthermore, Special Tax Counsel is of the opinion that the Trust will not be subject to federal income tax at the entity level.



    Although, in some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form, Special Tax Counsel is of the opinion that the rationale of those cases do not apply to the transaction evidenced by the Offered Securities, because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the Offered Securities as debt for federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.



TAXATION OF INTEREST INCOME TO SECURITYHOLDERS



    The following discussion is based in part upon Treasury Regulations interpreting the original issue discount ("OID") provisions of Sections 1271 through 1275 of the Code which were adopted as final on January 27, 1994 (the "OID Regulations"). The OID Regulations are, however, subject to varying interpretations and do not address all issues that could affect Security Owners.



    STATED INTEREST. It is not expected that any of the Offered Securities will be issued with OID. Based upon the foregoing opinions, and assuming that all of the Offered Securities are treated as debt, the stated interest on Offered Securities will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a Securityholder's method of tax accounting.



    OID. The Offered Securities may be issued at a discount from their stated principal amounts. If the amount of such discount is greater than the statutory DE MINIMIS amount (i.e., greater than 0.25% of the stated principal amount of the Offered Securities multiplied by the weighted average maturity of such Offered Security), the amount of such discount would be considered OID and would be includible in income of Security Owners, as OID, on a daily economic accrual basis. Any amount treated as OID would not, however, be includible in income again when the cash is actually received by a Security Owner in respect of such amount. If the yield on a Class of Offered Securities were not materially different from its coupon, this treatment would have no significant effect on Security Owners using the accrual method of accounting. However, cash method Security Owners may be required to report income with respect to the Offered Securities in advance of the receipt of cash attributable to such income.



    While it is not anticipated that the Offered Securities will be issued at a discount from their stated principal amount that is greater than the statutory DE MINIMIS amount, under Treasury Regulations the Offered Securities may nevertheless be deemed to have been issued with OID. This could be the case, for example, if interest payments are not deemed to be payments of "qualified stated interest" because (i) no reasonable legal remedies exist to compel timely payment of such interest payments and (ii) the Offered Securities do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. As a result, if such Treasury Regulations were to apply, all of the taxable income to be recognized with respect to the Offered Securities would be includible in income as OID but would not be includible again when the interest is actually received. The OID Regulations provide, however, that in determining whether interest is unconditionally payable, the possibility of nonpayment due to default, insolvency, or similar circumstances is ignored. Accordingly, the Transferor intends to take the position that interest payments constitute payments of "qualified stated interest" with respect to the Offered Securities if they are issued at a price that is less than a DE MINIMIS discount from their stated principal amount.



    If the Offered Securities are in fact issued at a greater than DE MINIMIS discount, the following rules will apply. The excess of the "stated redemption price at maturity" of an Offered Security (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) over the original issue price (in this case, the initial offering price at which a substantial amount of the Offered Securities are sold to the public) will constitute OID. A Security Owner must include OID in income as interest over the term of the Offered Security under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument (a "Prepayable Instrument"), the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to the Offered Securities (which is not clear), the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. Accordingly, each Securityholder should consult its own tax advisor regarding the impact to such Securityholder of the OID rules if the Offered Securities are issued with OID. An Offered Security issued with DE MINIMIS OID must include such OID in income proportionately as principal payments are made on such Offered Security.



    DISCOUNT AND PREMIUM. A subsequent holder who purchases an Offered Security at a discount may be subject to the "market discount" rules of Section 1276 of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Security, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Security. A Security Owner may, however, elect to include market discount in gross income as it accrues and, if such election is made, is not subject to the deferral of interest deductions provision. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. Further, the adjusted tax basis of an Offered Security subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.



    A subsequent holder who purchases an Offered Security at a premium may elect to amortize and deduct this premium over the remaining term of the Offered Security in accordance with rules set forth in Section 171 of the Code.



    OPTIONAL ELECTION. As an alternative to the above treatments, accrual method holders may elect to include in gross income all interest with respect to an Offered Security, including stated interest, acquisition discount, OID, DE MINIMIS OID, market discount, DE MINIMIS market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described above.



    TREATMENT OF LOSSES. OID, if any (in excess of DE MINIMIS OID), must be reported by all holders of Offered Securities, and other interest income must be reported by holders of Offered Securities that report income on the accrual method, as it accrues, whether or not such holders of an Offered Security have received cash equivalent to such income and without giving effect to delays or reductions in distributions attributable to defaults and delinquencies on the Receivables, except to the extent it can be established that such amounts are uncollectible. As a result, if there were in excess of DE MINIMIS OID, the amount of income reported by a holder of Offered Securities in any period could exceed the amount of cash distributed to such holder in that period. A holder of Offered Securities generally will realize a loss where either principal or previously accrued interest are determined to be uncollectible with respect to the Offered Security, although the timing and character of such losses (or reductions in income) are uncertain, and the deductibility of such losses may be subject to limitations.



DISPOSITION OF OFFERED SECURITIES



    Generally, capital gain or loss will be recognized on a sale or other taxable disposition of Offered Securities in an amount equal to the difference between the amount realized (other than amounts attributable to, and taxable as, accrued interest) and the seller's tax basis in the Offered Securities. A Security Owner's tax basis in an Offered Security will generally equal such Security Owner's cost increased by any OID, market discount and gain previously included by such Security Owner in income with respect to the Offered Security and decreased by any bond premium previously amortized and any payments of principal or OID previously received by such Security Owner with respect to the Offered Security. Subject to the market discount rules of the Code discussed above under "--Taxation of Interest Income to Securityholders--Discount and Premium," any such gain or loss will be capital gain or loss if the Offered Security was held as a capital asset (except, however, with regard to Prepayable Instruments, in which case in the event of a prepayment or redemption thereof such gain is ordinary income to the extent of any not yet accrued OID). Capital gain or loss will be long-term if the Offered Security was held by the holder for more than one year and otherwise will be short-term. The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.


INFORMATION REPORTING AND BACKUP WITHHOLDING


    The Trustee will be required to report annually to the IRS, and to each Securityholder, the amount of interest paid on the Offered Securities (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each Securityholder (other than holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Securityholder fail to provide the required certification, the Trustee will be required to withhold (or cause to be withheld) 31 percent of the interest otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.


RECENTLY EFFECTIVE LEGISLATION

    Legislation passed by Congress and signed into law by the President on August 20, 1996 added Sections 860H through 860L to the Code (the "FASIT Provisions") which provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Although the legislation providing for the new FASIT entity became effective on September 1, 1997, many technical issues are to be addressed in Treasury Regulations which have not yet been issued. In general, the FASIT legislation enables trusts such as the Trust to be treated as a pass-through entity not subject to federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for federal income tax purposes. Transition rules provided for by the FASIT legislation contemplate that entities in existence on August 31, 1997 may elect to be taxed under the FASIT Provisions. However, how such election is made and how outstanding interests of such entity are to be treated subsequent to the election is not explained in the FASIT legislation.

OTHER POSSIBLE CHARACTERIZATIONS OF THE POOLING AND SERVICING AGREEMENT


    Although, as described above, it is the opinion of Special Tax Counsel that the Class A Securities, the Class B Securities and the Collateralized Trust Obligations (not offered hereby) will properly be characterized as indebtedness for federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such characterization will prevail. If, however, the IRS were to contend successfully that the Class A Securities, the Class B Securities or the Collateralized Trust Obligations, or certain securities of other outstanding series, were not debt for federal income tax purposes, the arrangement among the Security Owners, the Transferor, and security owners of such other Series might be classified for federal income tax purposes as a publicly traded partnership taxable as a corporation.



    If the arrangement created by the Pooling and Servicing Agreement were treated as a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Receivables. Moreover, distributions by the Trust in respect of any Securities that were not treated as debt for federal income tax purposes would not be deductible in computing the Trust's taxable income and all or part of such distributions would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to Securityholders and the Securityholders could be liable for a share of such tax.


DEFEASANCE


    The Securities are subject to Defeasance in certain circumstances. It is not clear under the existing authorities whether Defeasance would, for federal income tax purposes, result in a deemed taxable sale or exchange of the Securities in exchange for the amounts deposited in the Defeasance Funding Account and the Defeasance Reserve Account as a result of the Defeasance. However, if such a sale or exchange were deemed to occur, because of the short time period, the amount required to be deposited and the nature of the assets in which such amount may be invested, such a result would not be expected to have a material adverse effect on a Securityholder for federal income tax purposes, notwithstanding that, if such a sale or exchange were deemed to occur, each Securityholder would thereafter be deemed to own its pro rata share of the assets in which such amount is invested, and would be required to report its taxable income on such basis.


TAX CONSEQUENCES TO FOREIGN INVESTORS


    Special Tax Counsel will render its opinion, subject to the analysis and assumptions contained therein, that the Class A Securities and Class B Securities will properly be characterized as indebtedness secured by the Receivables for U.S. federal income tax purposes. Based upon that opinion, the following information describes the U.S. federal income tax treatment of Foreign Persons in Offered Securities. The term "Foreign Person" means any Person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury Regulations), (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons under the Code, and applicable Treasury Regulations thereunder prior to such date, that elect to continue to be treated as U.S. Persons under the Code or applicable Treasury Regulations thereunder will also be considered a U.S. Person.

    (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, will generally be considered "portfolio interest" and generally will not be subject to U.S. federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the Transferor or a "controlled foreign corporation" with respect to which the Transferor is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Offered Security is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must so inform the Trustee within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to U.S. federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.



    (b) Any capital gain realized on the sale or other taxable disposition of an Offered Security by a Foreign Person will be exempt from U.S. federal income and withholding tax, PROVIDED that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.



    (c) If the interest, gain or income on an Offered Security held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.



    If the IRS were to contend successfully that any of the Offered Securities are interests in a partnership (not taxable as a corporation), a Security Owner that is a Foreign Person might be required to file a United States individual or corporate income tax return and pay tax on its share of partnership income at regular United States rates including, in the case of a corporate Security Owner, the branch profits tax (and would be subject to withholding tax on its share of partnership income). If any of the Offered Securities were recharacterized as interests in a "publicly traded partnership" taxable as a corporation, to the extent distributions on such Offered Securities were treated as dividends, a Foreign Person would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.


NEW WITHHOLDING REGULATIONS

    On October 6, 1997, the Department of the Treasury issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                         CERTAIN STATE TAX CONSEQUENCES


    Because of the differences in state tax laws and their applicability to different investors, it is not possible to summarize the potential state tax consequences of holding the Offered Securities. ACCORDINGLY, PURCHASERS OF OFFERED SECURITIES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE STATE TAX CONSEQUENCES OF PURCHASING ANY CLASS OF OFFERED SECURITIES.

                      EMPLOYEE BENEFIT PLAN CONSIDERATIONS


    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh Plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c) a "Plan") and (d) Persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST AND SAVINGS BANK, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to such Plans by virtue of such investment. ERISA also imposes certain duties on Persons who are fiduciaries of Plans, and ERISA, the Code and any substantially similar federal, state or local law prohibit certain transactions involving "plan assets" between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans. Violation of these rules may result in the imposition of an excise tax or penalty. Thus, a Plan fiduciary considering an investment in the Offered Securities should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under ERISA, the Code or any substantially similar federal, state or local law.



    Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Plan Assets Regulation"), a Plan's assets may be deemed to include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Accordingly, an investment in the Offered Securities by a Plan might result in the assets of the Trust being deemed to constitute plan assets, which in turn could have the consequence that certain aspects of such investment, including the operation of the Trust, might give rise to or result in prohibited transactions under ERISA and the Code.



CLASS A SECURITIES



    The Plan Assets Regulation contains an exception to the plan asset rules that provides that if a Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets, regardless of the fact that the security might otherwise represent an equity interest in the issuer. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is "widely-held," i.e., owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to a Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Under the Plan Assets Regulation, a class of securities will not fail to be widely-held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the control of the issuer.



    Although no assurance is given, the Class A Securities may be held by at least 100 independent investors at the conclusion of the offering and the Transferor anticipates that the other conditions of the Plan Assets Regulation will be met with respect to the Class A Securities. The Class A Securities may not be purchased by Plans subject to Title I of ERISA or Section 4975 of the Code if all of such conditions are not met. No monitoring or other measures will be taken to ensure that any such conditions will be met with respect to the Class A Securities. If the Trust's assets were deemed to be "plan assets" of a Plan investor, there is uncertainty whether existing exemptions from the "prohibited transaction" rules of ERISA, the Code and any substantially similar federal, state or local law would apply to all transactions involving the

Trust's assets. Accordingly, Plan fiduciaries should consult with counsel before making a purchase of Class A Securities.



CLASS B SECURITIES



    The Class B Underwriter does not expect that the Class B Securities will be held by 100 or more independent investors. Accordingly, the Class B Securities may not be purchased by Plans subject to Title I of ERISA, Section 4975 of the Code or any substantially similar federal, state or local law.



    Each Security Owner of a Class B Security will be deemed to have represented and warranted that it is not (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code,
(iv) an entity whose underlying assets include plan assets (as defined in the Plan Assets Regulation or otherwise under ERISA) by reason of a plan's investment in the entity or (v) a Person investing plan assets of any such plan (including without limitation for purposes of clause (iv) and this clause (v), as applicable, an insurance company general account, but excluding any entity registered under the Investment Company Act).



SPECIAL CONSIDERATIONS FOR INSURANCE COMPANY GENERAL ACCOUNTS



    It should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to
Section 401(c), the DOL is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Potential investors that are insurance company general accounts should consult their legal advisors concerning the effect of the General Account Regulations on such investment.



    As of the date hereof, the DOL has issued proposed regulations pursuant to
Section 401(c) of ERISA. If adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of an insurance company general account from treatment as "plan assets" after December 31, 1998.



GENERAL INVESTMENT CONSIDERATIONS



    Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the Offered Securities with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment prudence and diversification an investment in the Offered Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.



    Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the provisions of Title I of ERISA and Section 4975 of the Code. Accordingly, assets of such plans may, subject to the provisions of any other applicable federal and state law (including, without limitation, federal or state law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code), be invested in any class of Offered Securities without regard to the ERISA considerations described herein. It should be noted, however, that any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.


                                  UNDERWRITING


    Subject to the terms and conditions set forth in an Underwriting Agreement
dated       , 1998 (the "Underwriting Agreement"), among the Transferor and the underwriters named below (the "Underwriters"), the Transferor has agreed to sell to each of the Underwriters, and each of the Underwriters has severally agreed to purchase from the Transferor, the principal amount of the Offered Securities set forth opposite its name below.



                                                                                        AMOUNT         AMOUNT
                                                                                      OF CLASS A     OF CLASS B
UNDERWRITER                                                                           SECURITIES     SECURITIES
----------------------------------------------------------------------------------  --------------  -------------
Chase Securities Inc.
BancAmerica Robertson Stephens                                                                           --
NationsBanc Montgomery Securities LLC                                                                    --
UBS Securities LLC                                                                                       --
                                                                                    --------------  -------------
  Total                                                                             $  337,500,000  $  51,136,000
                                                                                    --------------  -------------
                                                                                    --------------  -------------



    In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Offered Securities offered hereby if any Offered Securities are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.



    The Transferor has been advised by the Underwriters that the Underwriters propose initially to offer the Class A Securities to the public at the public offering price set forth on the cover page of this Prospectus, and to certain
dealers at such price less a concession not in excess of    % of the principal
amount of the Class A Securities. The Underwriters may allow, and such dealers may reallow, a discount with respect to the Class A Securities not in excess of
   % of such principal amount to certain other dealers. The Transferor has been advised by the Underwriter of the Class B Securities that the Underwriter of the Class B Securities proposes initially to offer the Class B Securities to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess
of    % of the principal amount of the Class B Securities. The Underwriter of the Class B Securities may allow, and such dealers may reallow, a discount with
respect to the Class B Securities not in excess of    % of such principal amount
to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.



    The Underwriting Agreement provides that the Transferor and FCI will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

    Chase Securities Inc., on behalf of the Underwriters, may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Offered Securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size creating a syndicate short position. Stabilizing transactions permit bids to purchase the Offered Securities so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Offered Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit Chase Securities Inc. to reclaim a selling concession from a syndicate member when the Offered Securities originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the Offered Securities to be higher than they would otherwise be in the absence of such transactions. Neither the Trust nor the Underwriters represent that the Underwriters will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.



    Each Underwriter has represented and agreed that (a) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (c) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation
1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations
1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion Unregulated Schemes) Regulations 1991.


    In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with FCI and its affiliates.


    As discussed under "Use of Proceeds," a portion of the proceeds of the sale of the Receivables will be used to repay amounts owing to the holders of certain of the Variable Funding Trust Certificates, including certain of the Underwriters or their affiliates. Accordingly, because more than 10% of the net offering proceeds may be paid to any affiliate of a member of the National Association of Securities Dealers, Inc., (the "NASD") which is participating in the distribution of the Securities, the offering of the Securities is being made pursuant to the provisions of Article III, Section 2710(c)(8) of the Conduct Rules of the NASD.


                        LISTING AND GENERAL INFORMATION


    Application has been made to list the Offered Securities on the Luxembourg Stock Exchange. In connection with the listing application, the Certificate of Incorporation and By-laws of the Transferor, as well as legal notice relating to the issuance of the Securities will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained upon request. Once the Offered Securities have been so listed, trading of the Offered Securities may be effected on the Luxembourg Stock Exchange. The Class A Securities and the Class B Securities have been accepted for clearance through the facilities of DTC, Cedel and Euroclear. The International Securities Identification Numbers (ISIN) for the Class A Securities and the Class B Securities are US31786YAF79 and US31786YAG52, respectively; the Common Code numbers for the Class A Securities and the Class B Securities are 8498121 and 8498130, respectively.

    The transactions contemplated in this Prospectus were authorized by
resolutions adopted by the Transferor on January 26, 1998 and April   , 1998.



    Copies of the Pooling and Servicing Agreement, the Series 1998-2 Supplement, the Purchase Agreements, the annual report of independent certified public accountants described in "Description of the Offered Securities--Evidence as to Compliance" in the Prospectus, the documents listed under "Available Information" and the reports to Securityholders referred to under "Reports to Securityholders" and "Description of the Offered Securities--Reports to Securityholders" in the Prospectus will be available free of charge at the office of the listing agent of the Trust in Luxembourg, whose address is Banque Generale du Luxembourg S.A., 50, avenue J.F. Kennedy, L-2951, Luxembourg. Financial information regarding Transferor is included in the consolidated financial statements of Fingerhut Companies, Inc. in its Annual Report and Form 10-K for the fiscal year ended December 26, 1997, also available at the office of the listing agent in Luxembourg.



    In the event that Definitive Securities are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg Transfer Agent the Luxembourg Paying Agent will be appointed as a Transfer Agent.



                                 LEGAL MATTERS



    Certain legal matters relating to the Offered Securities will be passed upon for the Transferor, FNB, FCI and Fingerhut by Michael P. Sherman, General Counsel of FCI, and by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters relating to the Offered Securities will be passed upon for the Underwriters by Simpson Thacher & Bartlett, New York, New York.

                               GLOSSARY OF TERMS

    The following terms, which are used in this Prospectus, have the meanings indicated:


    "ABC Adjusted Invested Amount" means, as of any business day, the sum of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the CTO Adjusted Invested Amount, less the amount then on deposit in the Defeasance Funding Account.



    "ABC Invested Amount" means, as of any business day, the sum of the Class A Invested Amount, the Class B Invested Amount and the CTO Invested Amount.



    "Account" means (a) on the Amendment Closing Date, (i) each consumer revolving credit card account established pursuant to a Contract between an Originator and any Person, which on the Amendment Closing Date is an Eligible Account and (ii) each closed-end installment sale or closed-end installment loan made pursuant to a Contract between an Originator and any Person, which on the Amendment Closing Date is an Eligible Account and (b) after the Amendment Closing Date, the accounts specified in clause (a) and each Additional Account and each Supplemental Account from and after the date such Additional Account and Supplemental Account is included in the Trust pursuant to the Pooling and Servicing Agreement. The definition of Account shall include each Transferred Account but shall not include any Account that is not an Eligible Account and that has been reassigned to the Transferor or any Removed Account after the Removal Date with respect thereto.



    "Additional Account" means (a) each consumer revolving credit card account established pursuant to a Contract between an Originator and any Person, which, on the date on which a Receivable arising in such account is first transferred to the Trust, is an Eligible Account and (b) each closed-end installment sale or closed-end installment loan made pursuant to a Contract between an Originator and any Person which, on the date on which a Receivable arising in such account is first transferred to the Trust, is an Eligible Account coming into existence after the Amendment Closing Date; PROVIDED, HOWEVER, that in each case an "Additional Account" shall only include (i) accounts as described in clauses (a) and (b) originated by FNB generated in connection with sales by Fingerhut that the Transferor has not elected to exclude from the Trust and (ii) accounts described in clauses (a) and (b) originated by FNB (and not described in clause
(i)) of any other Originator that have been designated for inclusion by the Transferor and with respect to which the Rating Agency Condition has been satisfied.



    "Addition Date" is defined at page 67 in "Description of the Offered Securities--Addition of Trust Assets."



    "Adjusted Invested Amount" means, as of any business day, the Invested Amount minus the sum of the amount then on deposit in the Principal Account and the Series 1998-2 Percentage of the amount then on deposit in the Excess Funding Account.



    "Adjustment Payment" is defined at page 81 in "Description of the Offered Securities--Defaulted Receivables; Dilution."



    "Aggregate Investor Percentage" means, with respect to Principal Collections, Finance Charge Collections and Default Amounts, as the case may be, as of any date of determination, the sum of the applicable Investor Percentages of all Series of securities issued and outstanding on such date of determination; PROVIDED, HOWEVER, that the Aggregate Investor Percentage shall not exceed 100%.


    "Aggregate Principal Receivables" means, for any day, the aggregate amount of Principal Receivables at the end of such day.


    "Amendment Closing Date" means March 18, 1998.



    "Amortization Period" means the period commencing on the Amortization Period Commencement Date and continuing until the earlier of (x) the Invested Amount of the Securities being paid in full or (y) the Termination Date.

    "Amortization Period Commencement Date" means the earlier of the first day of the August 2002 Monthly Period or the Pay Out Commencement Date.



    "Applicable Tax State" means, as of any date of determination, each state as to which any of the following is then applicable: (a) a state in which the Trustee maintains its principal corporate trust office, (b) a state in which the Transferor maintains its principal executive offices, and (c) a state in which the Servicer regularly conducts servicing and collections operations which are not limited to ministerial activities and which relate to a material portion of the Receivables.



    "Assignment" is defined at page 67 in "Description of the Offered Securities--Addition of Trust Assets."



    "Automatic Addition Suspension Date" is defined at page 67 in "Description of Offered Securities-- Addition of Trust Assets."



    "Automatic Addition Termination Date" is defined at page 67 in "Description of the Offered Securities--Addition of Trust Assets."



    "Available Defeasance Reserve Account Amount" is defined at page 84 in "Description of the Offered Securities--Defeasance Reserve Account."



    "Available Series 1998-2 Finance Charge Collections" is defined at page 76 in "Description of the Offered Securities--Application of Collections--Payment of Fees, Interest and Other Items."



    "Available Series 1998-2 Principal Collections" is defined at page 57 in "Description of the Offered Securities--Principal Payments."



    "Back End Customer" means, with respect to any date of determination, a Person or Obligor who has made at least one payment on any installment credit card loan from, installment sales contract with, or consumer revolving credit consumer credit card account with an Originator; PROVIDED, HOWEVER, that any Person or Obligor who has made a negotiated initial down payment in connection with any installment credit card loan shall not be a Back End Customer prior to making at least one payment on any subsequent installment credit card loan or consumer revolving credit card account with an Originator.



    "Bank Purchase Agreement" means that certain Amended and Restated Bank Receivables Purchase Agreement dated as of March 18, 1998, between Fingerhut National Bank, as seller, and FCI, as purchaser, as supplemented or amended in accordance with its terms and any other receivables purchase agreement between FCI, as purchaser of Receivables, and an Originator, as seller of such Receivables.



    "Base Rate" is defined at page 51 in "Maturity Considerations."



    "Cash Equivalents" is defined at page 70 in "Description of the Offered Securities--Trust Accounts."



    "Cedel" is defined at page 55 in "Description of the Offered
Securities--Book-Entry Registration."



    "Cedel Participants" is defined at page 55 in "Description of the Offered Securities--Book-Entry Registration."



    "Class" means any of the Class A Securities, the Class B Securities, the Collateralized Trust Obligations or the Class D Securities.



    "Class A Adjusted Invested Amount" is defined at page 72 in "Description of the Offered Securities--Allocation Percentages."



    "Class A Charge-Off" is defined at page 82 in "Description of the Offered Securities--Series Charge-Offs."



    "Class A Controlled Amortization Amount" means an amount equal to $22,500,000.



    "Class A Controlled Distribution Amount" is defined at page 50 in "Maturity Considerations."

    "Class A Deficit Controlled Amortization Amount" is defined at page 50 in "Maturity Considerations."



    "Class A Expected Final Payment Date" means the November 2003 Distribution Date.



    "Class A Floating Percentage" means, with respect to any business day, the percentage equivalent of a fraction, the numerator of which is the Class A Adjusted Invested Amount as of the beginning of such business day after giving effect to any deposits to be made to the Principal Account on such business day and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables as of the beginning of such business day and the amounts on deposit in the Excess Funding Account as of the beginning of such business day after giving effect to any deposits or withdrawals to be made to the Excess Funding Account on such business day and (b) the sum of the numerators used to calculate the applicable floating or fixed/floating percentages with respect to all Participations and all classes of all Series then outstanding.



    "Class A Interest Rate" is defined at page 12 in "Prospectus
Summary--Interest."



    "Class A Invested Amount" is defined at page 72 in "Description of the Offered Securities-- Allocation Percentages."



    "Class A Monthly Interest" is defined at page 79 in "Description of the Offered Securities-- Application of Collections--Payment of Fees, Interest and Other Items."



    "Class A Percentage" means a fraction the numerator of which is the Class A Invested Amount and the denominator of which is the sum of the Class A Invested Amount, the Class B Invested Amount and the CTO Invested Amount.



    "Class A Principal" is defined at page 80 in "Description of the Offered Securities--Application of Collections--Payment of Principal."



    "Class A Required Amount" means the amount determined by the Servicer for each business day equal to the excess, if any, of (x) the sum of (i) the Class A Monthly Interest for the Interest Accrual Period beginning in the then current Monthly Period, (ii) any Class A Monthly Interest due but not paid on any previous Distribution Date plus any interest due on the next succeeding Distribution Date with respect to such Class A Monthly Interest due but not paid, (iii) the Class A Percentage of the Series Default Amount, if any, for such business day and for any previous business day in such Monthly Period, (iv) the Class A Percentage of the Monthly Servicing Fee for the then current Monthly Period and (v) the Class A Percentage of the Series 1998-2 Percentage of any Adjustment Payment the Transferor is required but fails to make on such business day and on each previous business day during such Monthly Period over (y) the Available Series 1998-2 Finance Charge Collections plus any Excess Finance Charge Collections from other Series and any Transferor Finance Charge Collections allocated with respect to the amounts described in clauses (x)(i) through (v) above with respect to such business day and on all previous business days in such Monthly Period.



    "Class A Securities" means the    % Asset Backed Securities, Series 1998-2,
Class A.



    "Class A Securityholders" means the record holders of the Class A
Securities.



    "Class A Securityholders' Interest" means the interest in the assets of the Trust allocated to the Class A Securityholders.



    "Class A Underwriters" means Chase Securities Inc., BancAmerica Robertson Stephens, NationsBanc Montgomery Securities LLC and UBS Securities LLC.



    "Class B Adjusted Invested Amount" is defined at page 72 in "Description of the Offered Securities-- Allocation Percentages."



    "Class B Charge-Off" is defined at page 82 in "Description of the Offered Securities--Series Charge-Offs."

    "Class B Controlled Amortization Amount" means an amount equal to $17,045,333.33.



    "Class B Controlled Distribution Amount" is defined at page 50 in "Maturity Considerations."



    "Class B Deficit Controlled Amortization Amount" is defined at page 50 in "Maturity Considerations."



    "Class B Expected Final Payment Date" means the February 2004 Distribution Date.



    "Class B Fixed/Floating Percentage" means for any business day on or after the Amortization Period Commencement Date, the percentage equivalent of a fraction, the numerator of which is the Class B Invested Amount at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables and the amount on deposit in the Excess Funding Account as of the beginning of such business day after giving effect to any deposits or withdrawals to be made to the Excess Funding Account on such business day and (b) the sum of the numerators used to calculate the applicable floating or fixed/floating percentages with respect to all Participations and all classes of all Series then outstanding.



    "Class B Floating Percentage" means, with respect to any business day, the percentage equivalent of a fraction, the numerator of which is the Class B Adjusted Invested Amount as of the beginning of such business day after giving effect to any deposits to be made to the Principal Account on such business day and the denominator of which is the greater of (a) sum of the aggregate amount of Principal Receivables as of the beginning of such business day and the amounts on deposit in the Excess Funding Account as of the beginning of such business day after giving effect to any deposits or withdrawals to be made to the Excess Funding Account on such business day business day and (b) the sum of the numerators used to calculate the applicable floating or fixed/floating percentages with respect to all Participations and all classes of all Series then outstanding.



    "Class B Interest Rate" is defined at page 12 in "Prospectus
Summary--Interest."



    "Class B Invested Amount" is defined at page 72 in "Description of the Offered Securities-- Allocation Percentages."



    "Class B Monthly Interest" is defined at page 79 in "Description of the Offered Securities-- Application of Collections--Payment of Fees, Interest and Other Items."



    "Class B Percentage" means a fraction the numerator of which is the Class B Invested Amount and the denominator of which is the sum of the Class A Invested Amount, the Class B Invested Amount and the CTO Invested Amount.



    "Class B Principal" is defined at page 80 in "Description of the Offered Securities--Application of Collections--Payment of Principal."



    "Class B Principal Payment Commencement Date" means the earlier of (a) the Distribution Date on which the Class A Invested Amount is paid in full or, if the Class A Invested Amount is paid in full on the Class A Expected Final Payment Date, and the Early Amortization Period has not commenced, the Distribution Date following the Class A Expected Final Payment Date and (b) the Distribution Date following a sale or repurchase of the Receivables pursuant to the Pooling and Servicing Agreement.



    "Class B Required Amount" means the amount determined by the Servicer for each business day equal to the excess, if any, of (x) the sum of (i) the Class B Monthly Interest for the Interest Accrual Period beginning in the then current Monthly Period, (ii) any Class B Monthly Interest due but not paid on any previous Distribution Date plus any interest due on the next succeeding Distribution Date with respect to such Class B Monthly Interest due but not paid, (iii) the Class B Percentage of the Series Default Amount, if any, for such business day and for any previous business day in such Monthly Period, (iv) the Class B Percentage of the Monthly Servicing Fee for the then current Monthly Period and (v) the Class B Percentage of the Series 1998-2 Percentage of the Adjustment Payment the Transferor is required but fails to make on such business day and on each previous business day during such Monthly Period over (y) the

Available Series 1998-2 Finance Charge Collections plus any Excess Finance Charge Collections from other Series and any Transferor Finance Charge Collections in each case allocated with respect to the amounts described in clauses (x)(i) through (v) above with respect to such business day and on all previous business days in such Monthly Period.



    "Class B Securities" means the    % Asset Backed Securities, Series 1998-2,
Class B.



    "Class B Securityholders" means the record holders of the Class B
Securities.



    "Class B Securityholders' Interest" means the interest in the assets of the Trust allocated to the Class B Securityholders.



    "Class B Underwriter" means Chase Securities Inc.



    "Class D Charge-Off" is defined at page 82 in "Description of the Offered Securities--Series Charge-Offs."



    "Class D Excess Amount" means, with respect to any business day, the excess of the Class D Invested Amount over the Stated Class D Amount on such business day after taking into account all adjustments of the ABC Adjusted Invested Amount on such day.



    "Class D Fixed/Floating Percentage" means for any business day on or after the Amortization Period Commencement Date, the percentage equivalent of a fraction, the numerator of which is the Class D Invested Amount at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables and the amount on deposit in the Excess Funding Account as of the beginning of such business day after giving effect to any deposits or withdrawals to be made to the Excess Funding Account on such business day and (b) the sum of the numerators used to calculate the applicable floating or fixed/floating percentages with respect to all Participations and all classes of all Series then outstanding.



    "Class D Floating Percentage" means, with respect to any business day, the percentage equivalent of a fraction, the numerator of which is the Class D Invested Amount as of the beginning of such business day after giving effect to any deposits to be made to the Principal Account on such business day and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables as of the beginning of such business day and the amounts on deposit in the Excess Funding Account as of the beginning of such business day after giving effect to any deposits or withdrawals to be made to the Excess Funding Account on such business day and (b) the sum of the numerators used to calculate the applicable floating or fixed/floating percentages with respect to all Participations and all classes of all Series then outstanding.



    "Class D Interest Rate" means a rate assigned by the Transferor to the Class D Securities, or a portion thereof, pursuant to the Series 1998-2 Supplement.



    "Class D Invested Amount" is defined at page 72 in "Description of the Offered Securities-- Allocation Percentages."



    "Class D Principal" is defined at page 81 in "Description of the Offered Securities--Application of Collections--Payment of Principal."



    "Class D Principal Payment Commencement Date" means the earlier of (a) the first Distribution Date on which the CTO Invested Amount is paid in full or, if there are no Principal Collections allocable to such Series remaining after payments have been made to the Collateralized Trust Obligations on such Distribution Date, the next succeeding Distribution Date and (b) the Distribution Date following a sale or repurchase of the Receivables pursuant to the Pooling and Servicing Agreement.



    "Class D Securities" means the Asset Backed Securities, Series 1998-2, Class D.



    "Class D Securityholders" means the record holders of the Class D
Securities.

    "Class D Securityholders' Interest" means the interest in the assets of the Trust allocated to the Class D Securityholders.



    "Closed End Receivable" means (a) any right to payment of amounts owed by an Obligor under an Eligible Account with respect to a closed-end installment sale or a closed-end installment loan, including, without limitation, all rights of the Originator and obligations of the Obligor under the applicable Contract, other than insurance premiums and (b) those rights to payment with respect to certain Receivables arising under any Eligible Account that is a consumer revolving credit card account that, pursuant to the terms of the applicable Contract, have a 0% interest rate.



    "Closing Date" means the date of the initial issuance of the Securities.


    "Code" means the Internal Revenue Code of 1986, as amended.


    "Collateralized Trust Obligations" means the Floating Rate Asset Backed Collateralized Trust Obligations, Series 1998-2.



    "Collection Account" means an account established and maintained by the Servicer for the purpose of depositing all collections of Receivables.



    "Collections" is defined at page 58 in "Description of the Offered Securities--Finance Charge Collections; Principal Collections."


    "Commission" means the Securities and Exchange Commission.


    "Contract" means an agreement between (a) an Originator and another Person for the extension of revolving credit, including pursuant to a credit card, in the form of a cardholder agreement, written contract or invoice, as such agreement may be amended, modified or otherwise changed from time to time or (b) an Originator and another Person for the extension of closed-end credit, including pursuant to a credit card, in the form of a written contract, invoice or closed-end agreement, in each case pursuant to or under which such other Person shall be obligated to either pay for, or to pay a loan made to finance the purchase of, merchandise, financial service products or services or return any such merchandise to the related merchant.



    "Controlled Amortization Period" means, with respect to the Series 1998-2 Securities, unless a Pay Out Event shall have occurred with respect to such Series prior thereto, the period commencing on the Amortization Period Commencement Date and ending upon the earlier to occur of (x) the payment in full to the holders of the Series 1998-2 Securities of the Invested Amount, and
(y) the Termination Date.



    "Cooperative" is defined at page 55 in "Description of the Offered Securities--Book-Entry Registration."


    "Corporate Trust Office" means the Trustee's office located at White Clay Center, Route 273, Newark, Delaware 19711.


    "Credit and Collection Policy" means those credit, collection, customer relations and customer service policies and practices and other written policies and procedures of the applicable Originator relating to the operation of its Accounts, Contracts and Receivables (including, without limitation, the written policies and procedures for determining creditworthiness and relating to the extension of credit, the maintenance of Accounts and the collection of receivables with respect thereto) in effect on the Amendment Closing Date and as such policies and procedures may be amended, modified or otherwise changed from time to time.



    "CTO Adjusted Invested Amount" is defined at page 72 in "Description of the Offered Securities-- Allocation Percentages."



    "CTO Charge-Off" is defined at page 82 in "Description of the Offered Securities--Series Charge-Offs."



    "CTO Expected Final Payment Date" means the April 2004 Distribution Date.

    "CTO Fixed/Floating Percentage" means for any business day on or after the Amortization Period Commencement Date, the percentage equivalent of a fraction, the numerator of which is the CTO Invested Amount at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables and the amount on deposit in the Excess Funding Account as of the beginning of such business day after giving effect to any deposits or withdrawals to be made to the Excess Funding Account on such business day and (b) the sum of the numerators used to calculate the applicable floating or fixed/floating percentages with respect to all Participations and all classes of all Series then outstanding.



    "CTO Floating Percentage" means, with respect to any business day, the percentage equivalent of a fraction, the numerator of which is the CTO Adjusted Invested Amount as of the beginning of such business day after giving effect to any deposits to be made to the Principal Account on such business day and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables as of the beginning of such business day and the amounts on deposit in the Excess Funding Account as of the beginning of such business day after giving effect to any deposits or withdrawals to be made to the Excess Funding Account on such business day and (b) the sum of the numerators used to calculate the applicable floating or fixed/floating percentages with respect to all Participations and all classes of all Series then outstanding.



    "CTO Interest Rate" means LIBOR plus    % per annum or such lesser rate as
specified in the Series 1998-2 Supplement.



    "CTO Invested Amount" is defined at page 72 in "Description of the Offered Securities--Allocation Percentages."



    "CTO Monthly Interest" is defined at page 79 in "Description of the Offered Securities--Application of Collections--Payment of Fees, Interest and Other Items."



    "CTO Percentage" means a fraction the numerator of which is the CTO Invested Amount and the denominator of which is the sum of the Class A Invested Amount, the Class B Invested Amount and the CTO Invested Amount.



    "CTO Principal" is defined at page 80 in "Description of the Offered Securities--Application of Collections--Payment of Principal."



    "CTO Principal Payment Commencement Date" means the earlier of (a) the Distribution Date on which the Class A Invested Amount and the Class B Invested Amount have each been paid in full or, if the Class B Invested Amount is paid in full on the Class B Expected Final Payment Date and the Early Amortization Period has not commenced, the Distribution Date following the Class B Expected Final Payment Date and (b) the Distribution Date following a sale or repurchase of the Receivables pursuant to the Pooling and Servicing Agreement.



    "CTO Required Amount" means the amount determined by the Servicer for each business day equal to the excess, if any, of (x) the sum of (i) the CTO Monthly Interest for the Interest Accrual Period beginning in the then current Monthly Period, (ii) any CTO Monthly Interest due but not paid on any previous Distribution Date plus any interest due on the next succeeding Distribution Date with respect to such CTO Monthly Interest due but not paid, (iii) the CTO Percentage of the Series Default Amount, if any, for such business day and for any previous business day in such Monthly Period, (iv) the CTO Percentage of the Monthly Servicing Fee for the related Monthly Period and (v) the CTO Percentage of the Series 1998-2 Percentage of the Adjustment Payment the Transferor is required but fails to make on such business day and on each previous business day during such Monthly Period over (y) the Available Series 1998-2 Finance Charge Collections plus any Excess Finance Charge Collections from other Series and any Transferor Finance Charge Collections in each case allocated with respect to the amounts described in clauses (x)(i) through (v) above with respect to such business day and all previous business days in such Monthly Period.



    "CTO Securityholders" means the record holders of the Collateralized Trust Obligations.



    "CTO Securityholders' Interest" means the interest in the assets of the Trust allocated to the CTO Securityholders.

    "Default Amount" means, on any business day, the aggregate amount of Principal Receivables in Accounts that became Defaulted Accounts on such business day.



    "Defaulted Account" means each Eligible Account with respect to which, in accordance with the applicable Credit and Collection Policy or the Servicer's customary and usual servicing procedures, the Servicer has charged off the Receivables in such Account as uncollectible; an Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on the Servicer's computer master file of Accounts. Notwithstanding any other provision hereof, any Receivables in a Defaulted Account that are Ineligible Receivables shall be treated as Ineligible Receivables rather than Receivables in Defaulted Accounts.



    "Defeasance" is defined at page 83 in "Description of the Offered Securities--Defeasance."



    "Defeasance Funding Account" is defined at page 83 in "Description of the Offered Securities-- Defeasance Funding Account."



    "Defeasance Funding Account Investment Proceeds" is defined at page 84 in "Description of the Offered Securities--Defeasance Funding Account."



    "Defeasance Reserve Account" is defined at page 84 in "Description of the Offered Securities-- Defeasance Reserve Account."



    "Defeasance Reserve Account Funding Date" is defined at page 84 in "Description of the Offered Securities --Defeasance Reserve Account."



    "Definitive Securities" is defined at page 56 in "Description of the Offered Securities--Definitive Securities."



    "Depositaries" is defined at page 53 in "Description of the Offered Securities--Book-Entry Registration."



    "Depository" is defined at page 53 in "Description of the Offered Securities--General."



    "Determination Date" is defined at page 82 in "Description of the Offered Securities--Series Charge-Offs."



    "Dilution" is defined at page 45 in "The Receivables--Dilution Experience."



    "Discount Factor" means (a) 25% for Closed End Receivables generated in connection with sales by Fingerhut, (b) 9% for Revolving Receivables generated in connection with sales by Fingerhut and (c) such other discount rate or rates (which may be a fixed percentage or a variable percentage based on a formula) approved from time to time by the Rating Agencies for Receivables generated in connection with sales by a Person other than Fingerhut; provided, however, that such percentages or formulas may be (i) increased from time to time by the Transferor, following written notice to the Rating Agencies, without the approval of the Rating Agencies in an amount not to exceed two percentage points from the amounts set forth in the Pooling and Servicing Agreement or the amounts otherwise approved by the Rating Agencies if such change will not cause a Pay Out Event to occur or (ii) adjusted from time to time by the Transferor (including changing any fixed percentage to a variable percentage) if such change will not cause a Pay Out Event to occur and the Rating Agencies will have confirmed that the change will not result in any of the Rating Agencies reducing or withdrawing its original rating on any then outstanding Series rated by it.



    "Discount Receivables" means the sum of (a) with respect to Closed End Receivables, the product of (i) the applicable Discount Factor and (ii) the aggregate amount shown on the Servicer's records as amounts payable by Obligors with respect to such Receivables (or, with respect to any Closed End Receivables defined in clause (b) of the definition thereof, the aggregate principal amount shown on the Servicer's records as principal amounts payable by Obligors with respect to such Receivables) and (b) with respect to Revolving Receivables, the product of (i) the applicable Discount Factor and (ii) the aggregate amount shown on the Servicer's records as amounts payable by Obligors with respect to such Receivables minus the amount of Periodic Finance Charges, overlimit fees, late charges, returned check fees, annual account fees or service charges, transaction charges and similar fees and charges which constitute Finance Charge Receivables with respect to such Revolving Receivables.



    "Discount Receivables Collections" means on any day, the sum of (a) with respect to Closed End Receivables, the product of (i) the applicable Discount Factor and (ii) Collections (or, with respect to any Closed End Receivables defined in clause (b) of the definition thereof, Collections not including amounts specified in clause (i) of the definition of "Finance Charge Receivables") with respect to such Closed End Receivables on such day, and (b) with respect to Revolving Receivables, the product of (i) the applicable Discount Factor and (ii) Collections with respect to such Revolving Receivables on such day minus the amount of Collections that represent payments of Periodic Finance Charges, overlimit fees, late charges, returned check fees, annual account fees or service charges, transaction charges and similar fees and charges which represent Finance Charge Receivables with respect to such Eligible Receivables.



    "Disqualified Persons" is defined at page 111 in "Employee Benefit Plan Considerations."



    "Distribution Account" is defined at page 69 in "Description of the Offered Securities--Trust Accounts."



    "Distribution Date" means June 15, 1998 and the fifteenth day of each month thereafter, or if such day is not a business day, the next succeeding business day.



    "DOL" means the U.S. Department of Labor.



    "Dollars" or "$" means United States dollars.


    "DTC" means The Depository Trust Company.


    "DTC Participants" is defined at page 53 in "Description of the Offered Securities--Book-Entry Registration."



    "Early Amortization Period" means the period beginning on the earlier of (a) the day on which a Pay Out Event occurs or is deemed to have occurred and (b) the CTO Expected Final Payment Date if the CTO Invested Amount has not been paid in full on or prior to such date, and ending on the earlier of (i) the date on which the Class A Invested Amount, the Class B Invested Amount, the CTO Invested Amount and the Class D Invested Amount have been paid in full and (ii) the Termination Date.



    "Eligible Account" is defined at page 66 in "Description of the Offered Securities--Eligible Accounts."



    "Eligible Receivable" is defined at page 66 in "Description of the Offered Securities--Eligible Receivables."



    "Enhancement" means, with respect to any Series, any letter of credit, cash collateral account, cash collateral guaranty, guaranty, collateral invested amount, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate cap, interest rate swap, currency swap, subordination of the rights of one class or one Series to another, or any other contract, agreement or arrangement for the benefit of the securityholders of such Series (or securityholders of any class within such Series) as designated in the applicable Supplement.



    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.



    "Euroclear" is defined at page 55 in "Description of the Offered Securities--Book-Entry Registration."

    "Euroclear Operator" is defined at page 55 in "Description of the Offered Securities--Book-Entry Registration."



    "Euroclear Participants" is defined at page 55 in "Description of the Offered Securities--Book-Entry Registration."



    "Excess Finance Charge Collections" means, with respect to any business day, as the context requires, either (x) the amount described in clause (xviii) under "Description of the Offered Securities--Application of Collections--Payment of Fees, Interest and Other Items" available to cover shortfalls in amounts paid from Finance Charge Collections for other Series, if any, or (y) the aggregate amount of Finance Charge Collections allocable to other Series in excess of the amounts necessary to make required payments with respect to such Series, if any, and available to cover shortfalls with respect to the Securities.



    "Excess Funding Account" is defined at page 71 in "Description of the Offered Securities--Excess Funding Account."



    "Exchange" means any tender by the Transferor to the Trustee of the Exchangeable Transferor Security, pursuant to any one or more Supplements or, if provided in the relevant Supplement, securities representing any Series and the Exchangeable Transferor Security, in exchange for one or more new Series and a reissued Exchangeable Transferor Security.



    "Exchangeable Transferor Security" means the security which evidences the Transferor Interest.


    "Exchange Act" means the Securities Exchange Act of 1934, as amended.


    "FASIT" is defined at page 108 in "Certain Federal Income Tax
Consequences--Recently Effective Legislation."



    "FASIT Provisions" is defined at page 108 in "Certain Federal Income Tax Consequences--Recently Effective Legislation."


    "FCI" means Fingerhut Companies, Inc., a Minnesota corporation.


    "FCI Purchase Agreement" means the Amended and Restated Purchase Agreement, dated as of March 18, 1998, between FCI, as seller, and the Transferor, as buyer, as supplemented or amended in accordance with its terms.


    "FDIA" means the Federal Deposit Insurance Act.

    "FDIC" means the Federal Deposit Insurance Corporation.


    "Finance Charge Collections" means, with respect to any business day, collections received with respect to Finance Charge Receivables (other than Discount Receivables) and Discount Receivable Collections.



    "Finance Charge Receivables" is defined at page 7 in "Prospectus Summary--Receivables."


    "Fingerhut" means Fingerhut Corporation, a Minnesota corporation.


    "Fingerhut Database" is defined at page 36 in "Fingerhut Corporation's and Fingerhut National Bank's Businesses."


    "Fingerhut Purchase Agreement" means that certain Purchase Agreement, dated as of June 29, 1994, between Fingerhut, as seller, and the Transferor, as buyer, as supplemented or amended in accordance with its terms.


    "FIRREA" is defined at page 27 in "Risk Factors--Transfer of the Receivables; Insolvency Risk Considerations."

    "Fixed/Floating Percentage" is defined at page 72 in "Description of the Offered Securities-- Allocation Percentages."



    "Floating Percentage" means the sum of the Class A Floating Percentage, the Class B Floating Percentage, the CTO Floating Percentage and the Class D Floating Percentage.


    "FNB" means Fingerhut National Bank, a national banking association.


    "Foreign Person" is defined at page 109 in "Certain Federal Income Tax Consequences--Tax Consequences to Foreign Investors."



    "FRI" means Fingerhut Receivables, Inc., a Delaware corporation.



    "General Account Regulations" is defined at page 112 in "Employee Benefit Plan Considerations."


    "Global Securities" is defined at page B-1-i in "Annex II."

    "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.


    "Indirect Participants" is defined at page 53 in "Description of the Offered Securities--Book-Entry Registration."


    "Ineligible Receivable" means any Receivable that does not satisfy the definition of Eligible Receivable.

    "Initial Closing Date" means June 29, 1994.


    "Initial Invested Amount" is defined at page 10 in "Prospectus Summary--Allocation of Trust Assets."



    "Insolvency Event" is defined at page 88 in "Description of the Offered Securities--Pay Out Events."


    "Interest Accrual Period" means, with respect to a Distribution Date, the period from and including the preceding Distribution Date to but excluding such Distribution Date; provided, however, that the initial Interest Accrual Period shall be the period from the Closing Date to but excluding the initial Distribution Date.


    "Interest Funding Account" is defined at page 69 in "Description of the Offered Securities--Trust Accounts."



    "Interest Rate(s)" is defined at page 12 in "Prospectus Summary--Interest."



    "Invested Amount" means the sum of the Class A Invested Amount, the Class B Invested Amount, the CTO Invested Amount, and the Class D Invested Amount.


    "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time.


    "Investor Percentage" means, (a) with respect to Finance Charge Collections prior to the commencement of the Early Amortization Period, Default Amounts at any time and Principal Collections during the Revolving Period, the Floating Percentage and (b) with respect to Finance Charge Collections during the Early Amortization Period and Principal Collections during the Amortization Period, the Fixed/Floating Percentage, and with respect to any other Series of securities, the percentage specified in the related Supplement.



    "Investor Security" means any one of the securities (including, without limitation, securities issued in bearer form or securities in fully registered form) executed by the Transferor and authenticated by the Trustee substantially in the form (or forms in the case of a Series with multiple classes) of the investor security or variable funding security attached to the related Supplement, but not including any securities which the Transferor retains (and continues to retain) or Participation.



    "Investor Securityholder" means the Holder of an Investor Security.


    "IRS" means the Internal Revenue Service.


    "LIBOR" means the London interbank offered quotations for one-month United States dollar deposits.



    "Minimum Aggregate Principal Receivables" means, as of any date of determination, (a) the sum of the numerators used in the calculation of the Investor Percentages for Principal Collections for all outstanding Series and of the Participation Percentages for all outstanding Participations on such date of determination, minus (b) the amount on deposit in the Excess Funding Account and each pre-funding account and principal funding account for any Series on such date of determination.


    "Minimum Retained Interest" means the product of the weighted average Minimum Retained Percentages for all Series and the sum of the outstanding principal amounts of all Classes of all Series.

    "Minimum Retained Percentage" means, for Series 1998-2, 2%.


    "Minimum Transferor Interest" means, as of any date of determination, the product of (i) the sum of (a) the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination plus (b) all amounts on deposit in the Excess Funding Account and each pre-funding account and principal funding account, if any, for each Series (but not including investment earnings on such amounts) and (ii) the Minimum Transferor Percentage.


    "Minimum Transferor Percentage" means, for Series 1998-2, 0%; provided, however, that in certain circumstances such percentage may be increased.


    "Monthly Period" means the period from and including the first day of each fiscal month of the Transferor to and including the last day of such fiscal month except that the first Monthly Period with respect to the Securities shall begin on and include the Closing Date and shall end on and include May 29, 1998.



    "Monthly Servicing Fee" is defined at page 89 in "Description of the Offered Securities--Servicing Compensation and Payment of Expenses."



    "Moody's" means Moody's Investors Service, Inc. or its successor.



    "Negative Carry Amount" is defined at page 19 in "Prospectus
Summary--Coverage of Interest Shortfalls from Transferor Finance Charge Collections."



    "New Regulations" is defined at page 110 in "Certain Federal Income Tax Consequences--New Withholding Regulations."



    "Notice Date" is defined at page 67 in "Description of the Offered Securities--Addition of Trust Assets."


    "Obligor" means a Person obligated to make payments with respect to a Receivable pursuant to a Contract.


    "Offered Securities" is defined at page 1.


    "OID" means original issue discount.


    "OID Regulations" is defined at page 106 in "Certain Federal Income Tax Consequences--Taxation of Interest Income to Securityholders."

    "Originator" means (i) each of Fingerhut and FNB and any of their respective successors or assigns and (ii) any of their affiliates.



    "Other Series" is defined at page 63 in "Description of the Offered Securities--Other Series."



    "Paired Series" is defined at page 82 in "Description of the Offered Securities--Paired Series."



    "Participants" is defined at page 53 in "Description of the Offered Securities--General."



    "Participation" is defined at page 63 in "Description of the Offered Securities--Participations."



    "Participation Amount" means with respect to any Participation on any date of determination the amount of the interest in the Principal Receivables represented by such Participation as specified in the applicable Participation Supplement.



    "Participation Percentage" is defined at page 63 in "Description of the Offered Securities-- Participations."



    "Participation Supplement" is defined at page 63 in "Description of the Offered Securities-- Participations."



    "Parties in Interest" is defined at page 111 in "Employee Benefit Plan Considerations."



    "Pay Out Commencement Date" means the date on which a Pay Out Event is deemed to occur pursuant to the Pooling and Servicing Agreement or the Series 1998-2 Supplement.



    "Pay Out Event" is defined at page 87 in "Description of the Offered Securities--Pay Out Events."



    "Paying Agent" is defined at page 70 in "Description of the Offered Securities--Trust Accounts."



    "Payment Reserve Account" is defined at page 86 in "Description of the Offered Securities--Payment Reserve Account."


    "Periodic Finance Charge" has, with respect to any Account, the meaning specified in the Contract applicable to such Account for finance charges (due to periodic rate) or any similar term.


    "Permitted Lien" means, with respect to the Receivables: (i) liens in favor of FCI created pursuant to the Bank Purchase Agreement and the Transferor pursuant to the Purchase Agreement and the Bank Purchase Agreement and assigned to the Trustee pursuant to the Pooling and Servicing Agreement; (ii) liens in favor of the Trustee pursuant to the Pooling and Servicing Agreement; (iii) liens in favor of the holder of any Participation pursuant to any Participation Supplement; and (iv) liens which secure the payment of taxes, assessments, and governmental charges or levies, if such taxes are either (a) not delinquent or
(b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves in accordance with generally accepted accounting principles shall have been established.



    "Person" means any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.



    "Plan" is defined at page 111 in "Employee Benefit Plan Considerations."



    "Plan Assets Regulation" is defined at page 111 in "Employee Benefit Plan Considerations."



    "Pooling and Servicing Agreement" means the Amended and Restated Pooling and Servicing Agreement, dated as of March 18, 1998, among the Transferor, the Servicer, and the Trustee, as supplemented or amended in accordance with its terms. Unless the context requires otherwise, the term "Pooling and Servicing Agreement" refers to the Pooling and Servicing Agreement as supplemented by the Series 1998-2 Supplement.

    "Portfolio Yield" is defined at page 51 in "Maturity Considerations."



    "Prepayable Instrument" is defined at page 107 in "Certain Federal Income Tax Consequences-- Taxation of Interest Income to Securityholders--OID."



    "Previously Issued Series" means the Series 1994-1 Asset Backed Securities, the Series 1994-2 Variable Funding Securities and the Series 1997-1 Variable Funding Trust Securities.



    "Principal Account" is defined at page 69 in "Description of the Offered Securities--Trust Accounts."



    "Principal Collections" means, with respect to any business day, collections received with respect to Principal Receivables on such business day.



    "Principal Receivables" means, for any business day, the aggregate amount shown on the Servicer's records as amounts payable by Obligors with respect to Eligible Receivables other than such amounts that are Finance Charge Receivables or Default Amounts.



    "Principal Shortfalls" is defined at page 58 in "Description of the Offered Securities--Principal Payments."



    "Principal Terms" is defined at page 61 in "Description of the Offered Securities--Exchanges."


    "Purchase Agreement" means the Fingerhut Purchase Agreement with respect to Fingerhut and the FCI Purchase Agreement with respect to FCI.


    "Purchase Termination Date" is defined at page 99 in "Description of the Purchase Agreements-- Purchase Termination Date."



    "Qualified Institution" is defined at page 69 in "Description of the Offered Securities--Trust Accounts."



    "Rating Agencies" means Standard & Poor's and Moody's.



    "Rating Agency Condition" means the notification in writing by each Rating Agency to the Transferor, the Servicer and the Trustee that any action will not result in any Rating Agency's reducing or withdrawing its then existing rating of the Investor Securities of any outstanding Series or class with respect to which it is a Rating Agency.



    "Ratings Event" means with respect to any Class of any outstanding series rated by a Rating Agency, a reduction or withdrawal of the rating of any such Class by a Rating Agency.



    "Reassignment" is defined at page 68 in "Description of the Offered Securities--Removal of Accounts."



    "Reassignment Date" is defined at page 64 in "Description of the Offered Securities--Representations and Warranties."



    "Receivable" means, with respect to any Obligor, any right to payment of amounts owed by that Obligor under an Account, including, without limitation, all rights of each Originator and obligations of the Obligor under the applicable Account.



    "Record Date" means, with respect to any Distribution Date, the business day preceding such Distribution Date, except that, with respect to any Definitive Securities, Record Date shall mean the fifth day of the then current Monthly Period.



    "Recoveries" means any amounts received by the Servicer or the Transferor with respect to Receivables in Defaulted Accounts, including Collections received from Obligors and disposition proceeds.



    "Redirected Class B Principal Collections" is defined at page 74 in "Description of the Offered Securities--Redirected Principal Collections."

    "Redirected Class D Principal Collections" is defined at page 74 in "Description of the Offered Securities--Redirected Principal Collections."



    "Redirected CTO Principal Collections" is defined at page 74 in "Description of the Offered Securities--Redirected Principal Collections."



    "Redirected Principal Collections" means the sum of Redirected Class B Principal Collections, Redirected CTO Principal Collections and Redirected Class D Principal Collections.



    "Related Person" means an entity that is an affiliate of FCI, any Investor Securityholder, any Enhancement provider, or any Person whose status would violate the conditions for a trustee contained in Section (4)(i) of Rule 3a-7 under the Investment Company Act of 1940, as amended.


    "Relevant UCC State" means each jurisdiction in which the filing of a UCC financing statement is necessary to perfect the ownership interest and security interest of the Transferor pursuant to the Purchase Agreement or the ownership or security interest of the Trustee.


    "Removal Date" is defined at page 68 in "Description of the Offered Securities--Removal of Accounts."



    "Removal Notice Date" means the day, no later than the fifth business day prior to a Removal Date, on which the Transferor gives notice to the Trustee of its intention to remove Accounts from the Trust pursuant to the Pooling and Servicing Agreement.



    "Removed Accounts" is defined at page 68 in "Description of the Offered Securities--Removal of Accounts."



    "Required Amount" is defined at page 79 in "Description of the Offered Securities--Application of Collections--Payment of Fees, Interest and Other Items."



    "Required Defeasance Reserve Account Amount" is defined at page 83 in "Description of the Offered Securities--Defeasance."



    "Requirements of Law" means, for any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject.



    "Reserve Account Investment Proceeds" means, with respect to any business day, the sum of the investment earnings on funds on deposit in (i) the reserve account established for the benefit of the CTO Securityholders available on such business day and (ii) the Payment Reserve Account available on such business day.



    "Restart Date" is defined at page 67 in "Description of the Offered Securities--Addition of Trust Assets."



    "Retained Interest" means, on any date of determination, the sum of the Transferor Interest and the Invested Amount represented by any class of securities retained by the Transferor.


    "Retained Percentage" means, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Retained Interest and the denominator of which is the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination plus all amounts on deposit in the Excess Funding Account (but not including investment earnings on such amounts).


    "Revolving Period" means the period from and including the Closing Date to, but not including, the Amortization Period Commencement Date.

    "Revolving Receivable" means any right to payment arising under an Eligible Account that is a consumer revolving credit card account which is not a Closed End Receivable pursuant to clause (b) of the definition thereof.



    "Revolving Receivables Reserve Account" is defined at page 85 in "Description of the Offered Securities--Revolving Receivables Reserve Account."


    "RTC" means the Resolution Trust Corporation.


    "RTC Policy Statement" is defined at page 102 in "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Receivership."



    "Securities" means, collectively, the Class A Securities, the Class B Securities, the Collateralized Trust Obligations and the Class D Securities.


    "Securities Act" means the Securities Act of 1933, as amended from time to time.


    "Security Owners" is defined at page 2 in "Reports to Securityholders."



    "Securityholders" means the record holders of the Securities.



    "Securityholders' Interest" means the interest in the assets of the Trust allocated to the Securityholders.



    "Seller" is defined at page 97 in "Description of the Purchase Agreements--Representations and Warranties."



    "Series" means any series of securities issued by the Trust pursuant to a Supplement, including the Securities.



    "Series Account" shall mean any account or accounts established pursuant to a Supplement for the benefit of the related Series.



    "Series 1998-1 Securities" is defined at page 4 in "Prospectus Summary--Other Securities."


    "Series 1998-2" is defined at page 2.


    "Series 1998-2 Percentage" means, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Invested Amount and the denominator of which is the sum of the invested amounts of all Series then outstanding.



    "Series 1998-2 Securities" means the Securities.



    "Series 1998-2 Supplement" means the Supplement, dated as of the Closing Date, among the Transferor, the Servicer, and the Trustee relating to the Securities.



    "Series Charge-Off" means the sum of the Class A Charge-Offs, Class B Charge-Offs, CTO Charge-Offs and Class D Charge-Offs.



    "Series Default Amount" is defined at page 81 in "Description of the Offered Securities--Defaulted Receivables; Dilution."



    "Service Transfer" is defined at page 90 in "Description of the Offered Securities--Servicer Default."



    "Servicer" means FNB in its capacity as Servicer of the Receivables pursuant to the Pooling and Servicing Agreement, and any replacement Servicer as provided in the Pooling and Servicing Agreement, or any Person appointed as successor to service the Receivables.



    "Servicer Default" is defined at page 90 in "Description of the Offered Securities--Servicer Default."



    "Shared Principal Collections" means, as the context requires, (a) the amount of Principal Collections for any business day applied to the Series 1998-2 Securities remaining after covering required deposits or payments to the Securityholders and any similar amount remaining for any other Series or (b) the amounts applied to the Investor Securities of other Series which the applicable Supplements for such Series specify are to be treated as "Shared Principal Collections" or (c) the amounts specified in any Participation Supplement to be treated as "Shared Principal Collections" and which may be applied to cover Principal Shortfalls with respect to the Series 1998-2 Securities.


    "Special Tax Counsel" means Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Transferor or such other counsel reasonably acceptable to the Trustee.


    "Specified Revolving Receivables Reserve Amount" means, on any date of determination, an amount equal to the product of (x) the Floating Percentage on such date and (y) 1% of the aggregate amount of Principal Receivables which are Revolving Receivables on such date; provided, however, that such percentage may be reduced at the option of the Transferor at any time if the Rating Agency Condition shall have been satisfied with respect thereto.



    "Spin Off" is defined at page 49 in "The Transferor and Related Parties--Fingerhut Companies, Inc."



    "Standard & Poor's" means Standard & Poor's, a Division of The McGraw-Hill Companies, Inc. or any successor.



    "Stated Class D Amount" is defined at page 73 in "Description of the Offered Securities--Allocation Percentages."



    "Supplement" means any Supplement to the Pooling and Servicing Agreement executed in connection with the issuance of securities of such Series.



    "Supplemental Accounts" is defined at page 67 in "Description of the Offered Securities--Addition of Trust Assets."



    "Supplemental Security" is defined at page 63 in "Description of the Offered Securities--Exchanges."


    "Tax Certificate" is defined at page B-1-iii in "Annex II."


    "Tax Opinion" means, with respect to any action, an opinion of counsel delivered to the Trust and the Trustee to the effect that, for United States federal income tax purposes, (i) such action will not adversely affect the tax characterization as debt of Securities or Participations of any outstanding Series or Class that were characterized as debt for such purposes at the time of their issuance, (ii) following such action the Trust will not be deemed to be an association or a "publicly traded partnership" (within the meaning of Section 7704(b) of the Code) taxable as a corporation and (iii) such action will not cause or constitute a taxable event in which gain or loss would be recognized by any security owner or the Trust.



    "Termination Date" means the February 2007 Distribution Date.



    "Terms and Conditions" is defined at page 55 in "Description of the Offered Securities--Book-Entry Registration."



    "Transfer Agent and Registrar" is defined at page 56 in "Description of the Offered Securities-- Definitive Securities."



    "Transfer Date" is defined at page 75 in "Description of the Offered Securities--Application of Collections--In General."


    "Transferor" means Fingerhut Receivables, Inc., a Delaware corporation.


    "Transferor Finance Charge Collections" is defined at page 19 in "Prospectus Summary--Coverage of Interest Shortfalls from Transferor Finance Charge Collections."



    "Transferor Interest" means, on any date of determination, the sum of (i) the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination plus (ii) all amounts on deposit in the Excess Funding Account, and each pre-funding account and principal funding account, if any, for each Series (but not including investment earnings on such amounts at the end of the immediately preceding day), minus the sum of (x) the aggregate invested amount of all Series at the end of the immediately preceding day and (y) the Participation Amount of each Participation then outstanding.



    "Transferor Percentage" means, on any date of determination, when used with respect to Principal Collections, Finance Charge Collections and Default Amounts, a percentage equal to 100% MINUS the sum of (i) the applicable Aggregate Investor Percentage with respect to the relevant category and (ii) the applicable Participation Percentages with respect to all Participations.



    "Transferred Account" means an Account with respect to which a new account number has been issued by the applicable Originator under circumstances resulting from a lost or stolen credit card and not requiring standard application and credit evaluation procedures under the applicable Credit and Collection Policy.



    "Treasury Regulations" is defined at page 105 in "Certain Federal Income Tax Consequences-- General; Scope of Federal Income Tax Opinion."



    "Trust" means the Fingerhut Master Trust.



    "Trustee" means The Bank of New York (Delaware), a banking corporation organized and existing under the laws of Delaware, and its successors and any Person resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed as provided in the Pooling and Servicing Agreement.



    "UCC" means the Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.



    "Underwriters" is defined at page 113 in "Underwriting."



    "Underwriting Agreement" means the underwriting agreement dated April   ,
1998 among the Transferor and the Underwriters.



    "U.S. Person" is defined at page B-1-iv in "Annex II."



    "Variable Funding Securities" means a series of investor securities, issued pursuant to the Pooling and Servicing Agreement, in one or more classes, at least one of which may vary in invested amount during the revolving period for such Series.

                                                                         ANNEX I


                                  OTHER SERIES


    The table below sets forth the principal characteristics of the Series 1994-2 Variable Funding Trust Certificates which is the only Previously Issued Series that will remain outstanding upon the issuance of the Securities. In addition, the table sets forth the principal characteristics of the Series 1998-1 Securities that are being offered by the Trust concurrently with the issuance of Series 1998-2. For more specific information with respect to any Series, any prospective investor should contact the Transferor at (612) 936-5035. The Transferor will provide, without charge, to any prospective purchaser of the Securities a copy of the disclosure documents for any previous publicly issued Series.



SERIES 1994-2

CLASS A CERTIFICATES
  Invested Amount as of April 8, 1998........  $191,400,000
  Expected Invested Amount as of Closing Date
    (after application of proceeds)..........  $61,400,000
  Maximum Permitted Invested Amount..........  $412,400,000 (subject to change)
  Certificate Rate...........................  Commercial Paper
  Certificate Rate as of March 27, 1998......  5.82%
  Commencement of Amortization Period........  May 28, 1999 or earlier as determined in the
                                               Pooling and Servicing Agreement (extendible)
  Annual Servicing Fee Percentage............  2.00%
  Enhancement................................  Subordination of Class B Certificates, Class
                                               C Certificates and Class D Certificates
  Scheduled Series Termination Date..........  May 30, 2003 (extendible)
  Series Issuance Date.......................  November 15, 1994

CLASS B CERTIFICATES
  Initial Invested Amount....................  $27,865,000
  Certificate Rate...........................  LIBOR + 0.625%
  Annual Servicing Fee Percentage............  Same as above for Class A Certificates
  Enhancement................................  Subordination of Class C Certificates and
                                               Class D Certificates
  Scheduled Series Termination Date..........  Same as above for Class A Certificates

CLASS C CERTIFICATES
  Initial Invested Amount....................  $50,157,000
  Certificate Rate...........................  LIBOR + 0.750%
  Annual Servicing Fee Percentage............  Same as above for Class A Certificates
  Enhancement................................  Subordination of Class D Certificates
  Scheduled Series Termination Date..........  Same as above for Class A Certificates

CLASS D CERTIFICATES
  Invested Amount as of April 8, 1998........  $36,739,000
  Expected Invested Amount as of Closing Date
    (after reduction of Class A Invested
    Amount)..................................  $19,012,091
  Maximum Permitted Invested Amount..........  $66,876,000
  Certificate Rate...........................  None
  Annual Servicing Fee Percentage............  Same as above for Class A Certificates
  Scheduled Series Termination Date..........  Same as above for Class A Certificates

SERIES 1998-1

CLASS A SECURITIES
  Initial Invested Amount....................  $337,500,000
  Interest Rate..............................  %
  Commencement of Amortization Period........  August 2000 or the Pay Out Commencement Date
  Annual Servicing Fee Percentage............  2.00%
  Enhancement................................  Subordination of Class B Securities,
                                               Collateralized Trust Obligations and Class D
                                               Securities
  Scheduled Series Termination Date..........  February 2005 Distribution Date
  Series Issuance Date.......................  April   , 1998

CLASS B SECURITIES
  Initial Invested Amount....................  $51,136,000
  Interest Rate..............................  %
  Annual Servicing Fee Percentage............  Same as above for Class A Securities
  Enhancement................................  Subordination of Collateralized Trust
                                               Obligations and Class D Securities
  Scheduled Series Termination Date..........  Same as above for Class A Securities

COLLATERALIZED TRUST OBLIGATIONS
  Initial Invested Amount....................  $61,364,000
  Interest Rate..............................  LIBOR +    % per annum or such lesser rate as
                                               specified in the Series 1998-1 Supplement
  Annual Servicing Fee Percentage............  Same as above for Class A Securities
  Enhancement................................  Subordination of Class D Securities
  Scheduled Series Termination Date..........  Same as above for Class A Securities

CLASS D SECURITIES
  Invested Amount as of       ...............  $61,364,000
  Interest Rate..............................  None
  Annual Servicing Fee Percentage............  Same as above for Class A Securities
  Scheduled Series Termination Date..........  Same as above for Class A Securities

                                                                        ANNEX II

                        GLOBAL CLEARANCE SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES


    Except in certain limited circumstances, the globally offered Asset Backed Securities, Series 1998-2 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.


    Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.


    Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.


    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.


    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional credit card security issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.


    Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.


    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to conventional credit card security issues in same-day funds.


    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                                     B-1-i

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the accounts of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

    Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails),

                                     B-1-ii
receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:


    Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of Section 864(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.


    Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).


    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Security Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Security Owner or such Security Owner's agent.


    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

                                    B-1-iii

    U.S. Federal Income Tax Reporting Procedure. The Security Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such Security Owner's agent, files by submitting the appropriate form to the Person through whom it holds (the clearing agency, in the case of Persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.



    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or, for trusts whose taxable years begin after December 31, 1996, a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


                                     B-1-iv

                              PRINCIPAL OFFICE OF
                          FINGERHUT RECEIVABLES, INC.
                                4400 Baker Road
                                   Suite F480
                          Minnetonka, Minnesota 55343

                                    TRUSTEE
                        The Bank of New York (Delaware)
                               White Clay Center
                                   Route 273
                             Newark, Delaware 19711

                                 PAYING AGENTS
                              The Bank of New York
                               White Clay Center
                                   Route 273
                             Newark, Delaware 19711


                       Banque Generale du Luxembourg S.A.
                            50, Avenue J.F. Kennedy
                               L-2951 Luxembourg



                                 LISTING AGENT
                       Banque Generale du Luxembourg S.A.
                            50, Avenue J.F. Kennedy
                               L-2951 Luxembourg


                        LEGAL ADVISOR TO THE TRANSFEROR
                            as to United States Law
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022

                       LEGAL ADVISOR TO THE UNDERWRITERS
                            as to United States Law
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017


                   INDEPENDENT ACCOUNTANTS TO THE TRANSFEROR
                             KPMG Peat Marwick LLP
                              4200 Norwest Center
                              90 South 7th Street
                       Minneapolis, Minnesota 55402-3900

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FINGERHUT CORPORATION, FINGERHUT COMPANIES, INC., FINGERHUT NATIONAL BANK, FINGERHUT RECEIVABLES, INC. OR THE RECEIVABLES SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


------------------------------------------------------

Table of Contents



                                                    PAGE
Reports to Securityholders                                2
Available Information                                     3
Other Information                                         3
Cautionary Notice Regarding Forward-Looking
  Statements                                              3
Prospectus Summary                                        4
Risk Factors                                             26
The Trust                                                35
Fingerhut Corporation's and Fingerhut National
  Bank's Businesses                                      35
The Receivables                                          40
The Transferor and Related Parties                       49
Maturity Considerations                                  49
Use of Proceeds                                          52
Description of the Offered Securities                    52
Description of the Purchase Agreements                   96
Certain Legal Aspects of the Receivables                100
Certain Federal Income Tax Consequences                 105
Certain State Tax Consequences                          110
Employee Benefit Plan Considerations                    111
Underwriting                                            113
Listing and General Information                         114
Legal Matters                                           115
Glossary of Terms                                       116


------------------------------------------------------


UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


Fingerhut
Master Trust


$337,500,000   %
ASSET BACKED SECURITIES,
SERIES 1998-2, CLASS A



$51,136,000    %
ASSET BACKED SECURITIES,
SERIES 1998-2, CLASS B


Fingerhut Receivables, Inc.
Transferor

Fingerhut National Bank
Servicer

---------------------


PROSPECTUS


---------------------


Underwriters of the Class A Securities
Chase Securities Inc.
BancAmerica Robertson Stephens
NationsBanc Montgomery
   Securities LLC
UBS Securities



Underwriter of the Class B Securities
Chase Securities Inc.


                                         , 1998

                                    PART II

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Registration Fee...............................................................  $114,647.29
Printing and Engraving.........................................................   85,000.00
Trustee's Fees.................................................................   15,000.00
Legal Fees and Expenses........................................................  200,000.00
Blue Sky Fees and Expenses.....................................................   10,000.00
Accountants' Fees and Expenses.................................................   50,000.00
Rating Agency Fees.............................................................  180,000.00
Miscellaneous Fees.............................................................   10,352.71
                                                                                 ----------
    Total......................................................................  $665,000.00
                                                                                 ----------
                                                                                 ----------



ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS


    The Registrant's certificate of incorporation and by-laws provide for the indemnification of the directors, officers, employees, and agents of the Registrant to the full extent that may be permitted by Delaware law from time to time. Certain provisions of the Registrant's certificate of incorporation protect the Registrant's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care; however, the Registrant's directors remain liable for breaches of their duty of loyalty to the Registrant, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, transactions from which a director derives improper personal benefit and liability under section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

    Under Section 145 of the Delaware General Corporation Law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than a "derivative action" by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

    The Registrant's parent corporation currently maintains a policy insuring, subject to certain exceptions, its directors and officers and the directors and officers of its subsidiaries against liabilities which may be incurred by such persons acting in such capacities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES


Dates of sale:                                 January 21, 1997, April 21, 1997 and June 20,
                                               1997

Title of securities:                           Variable Funding Trust Certificates, Series
                                               1997-2, Class A;
                                               Floating Rate Accounts Receivable Trust
                                               Certificates, Series 1997-1, Class B

Amount of securities sold:                     Class A: Variable funding amount up to a
                                               maximum of $848,900,000
                                               Class B: $51,100,000

Underwriters and other purchasers:             The Chase Manhattan Bank
                                               Receivables Capital Corporation
                                               Enterprise Funding Corporation
                                               Union Bank of Switzerland, New York Branch
                                               Twin Towers, Inc.

Consideration:                                 The consideration for the securities was a
                                               cash payment at the time of sale in the
                                               amount of 100% of the then outstanding
                                               invested amount of the securities and a
                                               commitment to pay 100% of increases in the
                                               investment amount up to the maximum invested
                                               amount, as provided for in the securities, at
                                               the time of each such increase.

Exemption from registration claimed:           Private placement under Section 4(2) of the
                                               Securities Act

Terms of conversion/exercise:                  Not applicable


ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

a. Exhibits


               1      --         Form of Underwriting Agreement.

             3(a)     --         Amended and Restated Certificate of Incorporation of Fingerhut Receivables,
                                 Inc.*

             3(b)     --         By-laws of Fingerhut Receivables, Inc. (incorporated herein by reference to
                                 Registration Statement No. 33-77780).

             4(a)     --         Amended and Restated Pooling and Servicing Agreement, dated as of March 18,
                                 1998.

             4(b)     --         Form of Series 1998-2 Supplement.

               5      --         Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to legality.

               8      --         Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.

             10(a)    --         Purchase Agreement, dated as of June 29, 1994 between Fingerhut
                                 Receivables, Inc. and Fingerhut Corporation.*

             10(b)    --         First Amendment to Purchase Agreement, dated as of November 15, 1994 by and between Fingerhut Receivables, Inc. and Fingerhut Corporation.*

             10(c)    --         Second Amendment to Purchase Agreement, dated as of January 12, 1997 by and between Fingerhut Receivables, Inc. and Fingerhut Corporation.*

             10(d)    --         Amended and Restated Purchase Agreement dated as of March 18, 1998 between
                                 Fingerhut Receivables, Inc. and Fingerhut Companies, Inc.

             10(e)    --         Amended and Restated Bank Receivables Purchase Agreement dated as of March
                                 18, 1998 between Fingerhut Companies, Inc. and Fingerhut National Bank.

              23      --         Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 5).

              24      --         Power of Attorney.*


------------------------

*   Previously filed.

b. Financial Statements

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes as follows:


    (A) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



    (B) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.



    (C) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minnetonka, State of Minnesota, on April 9, 1998.



                                FINGERHUT RECEIVABLES, INC.

                                By   /s/ JAMES M. WEHMANN
                                     -----------------------------------------
                                     Name: James M. Wehmann
                                     Title: President and Treasurer




    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on April 9, 1998.



          SIGNATURE                      TITLE
------------------------------  -----------------------
     /s/ JAMES M. WEHMANN       President and Director    (Principal Executive
------------------------------                            Officer and Principal
       James M. Wehmann                                    Financial Officer)

              *                 Vice President and
------------------------------    Controller              (Principal Accounting
        Thomas C. Vogt                                          Officer)

              *                 Director
------------------------------
     Peter G. Michielutti

              *                 Director
------------------------------
      Michael P. Sherman

              *                 Director
------------------------------
    William R. Latham III

              *                 Director
------------------------------
      Donald J. Puglisi




*By:  /S/ JAMES M. WEHMANN
      ------------------------------
      James M. Wehmann
      ATTORNEY-IN-FACT